                                   CREDIT AGREEMENT


                                        AMONG

                            MORAN ENTERPRISES CORPORATION,

                                     AS BORROWER,

                        THE BANKS, FINANCIAL INSTITUTIONS AND
                      OTHER INSTITUTIONAL LENDERS NAMED HEREIN,

                                 AS INITIAL LENDERS,

                                  FLEET BANK, N.A.,

                 AS INITIAL ISSUING BANK AND AS ADMINISTRATIVE AGENT,

                                  NATIONSBANK, N.A.,

                               AS DOCUMENTATION AGENT,

                        THE INDUSTRIAL BANK OF JAPAN, LIMITED,

                                 AS SYNDICATION AGENT

                                         AND

                                  BANKBOSTON, N.A.,

                                  AS MANAGING AGENT



                             DATED AS OF OCTOBER 30, 1998

                                  TABLE OF CONTENTS

                                                                                 PAGE
                                                                                 ----
ARTICLE 1.   DEFINITIONS AND ACCOUNTING TERMS. . . . . . . . . . . . . . . . . . . .2

Section 1.1  Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . .2
Section 1.2  Computation of Time Periods . . . . . . . . . . . . . . . . . . . . . 33
Section 1.3  Accounting Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . 33
Section 1.4  Other Definitional Provisions . . . . . . . . . . . . . . . . . . . . 34

ARTICLE 2.   AMOUNTS AND TERMS OF THE ADVANCES
             AND THE LETTERS OF CREDIT . . . . . . . . . . . . . . . . . . . . . . 34

Section 2.1  The Advances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
Section 2.2  Making the Advances . . . . . . . . . . . . . . . . . . . . . . . . . 36
Section 2.3  Issuance of and Drawings and Reimbursement
               Under Letters of Credit . . . . . . . . . . . . . . . . . . . . . . 37
Section 2.4  Repayment of Advances . . . . . . . . . . . . . . . . . . . . . . . . 39
Section 2.5  Termination or Reduction of the Commitments . . . . . . . . . . . . . 43
Section 2.6  Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
Section 2.7  Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
Section 2.8  Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
Section 2.9  Conversion of Advances. . . . . . . . . . . . . . . . . . . . . . . . 49
Section 2.10 Increased Costs, Etc. . . . . . . . . . . . . . . . . . . . . . . . . 50
Section 2.11 Payments and Computations . . . . . . . . . . . . . . . . . . . . . . 52
Section 2.12 Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
Section 2.13 Sharing of Payments, Etc. . . . . . . . . . . . . . . . . . . . . . . 56
Section 2.14 Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
Section 2.15 Defaulting Lenders. . . . . . . . . . . . . . . . . . . . . . . . . . 57
Section 2.16 Removal of Lender . . . . . . . . . . . . . . . . . . . . . . . . . . 59
Section 2.17 Borrowing Base Determination. . . . . . . . . . . . . . . . . . . . . 60

ARTICLE 3.   CONDITIONS OF LENDING . . . . . . . . . . . . . . . . . . . . . . . . 61

Section 3.1  Conditions Precedent to Initial Extension of Credit . . . . . . . . . 61
Section 3.2  Conditions Precedent to Each Borrowing Other than a Term A Borrowing and Letter of Credit Advances. . . . . . . . . . 70
Section 3.3  Determinations Under Section 3.1. . . . . . . . . . . . . . . . . . . 70
Section 3.4  Conditions Precedent to the Term A Borrowing. . . . . . . . . . . . . 71



ARTICLE 4.   REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . 72

Section 4.1  Organization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
Section 4.2  Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
Section 4.3  Corporate Power, Authorization. . . . . . . . . . . . . . . . . . . . 73
Section 4.4  Governmental Authorizations, Approvals. . . . . . . . . . . . . . . . 74
Section 4.5  Due Execution, Validity, Enforceability . . . . . . . . . . . . . . . 74
Section 4.6  Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . 74
Section 4.7  Pro Forma Financial Statements. . . . . . . . . . . . . . . . . . . . 75
Section 4.8  Accurate Information. . . . . . . . . . . . . . . . . . . . . . . . . 75
Section 4.9  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
Section 4.10 Regulation U. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
Section 4.11 ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
Section 4.12 Casualty. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
Section 4.13 Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . 76
Section 4.14 Intentionally Omitted.. . . . . . . . . . . . . . . . . . . . . . . . 77
Section 4.15 Priority of Liens . . . . . . . . . . . . . . . . . . . . . . . . . . 77
Section 4.16 Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
Section 4.17 Compliance with Securities Laws . . . . . . . . . . . . . . . . . . . 78
Section 4.18 Solvency. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 78
Section 4.19 Debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 78
Section 4.20 No Defaults, Compliance with Laws . . . . . . . . . . . . . . . . . . 79
Section 4.21 Owned Real Property . . . . . . . . . . . . . . . . . . . . . . . . . 79
Section 4.22 Leased Real Property. . . . . . . . . . . . . . . . . . . . . . . . . 79
Section 4.23 Material Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . 79
Section 4.24 Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 79
Section 4.25 Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . 80
Section 4.26 Moran Acquisition Documents . . . . . . . . . . . . . . . . . . . . . 80
Section 4.27 Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 80
Section 4.28 Government Consents for Conduct of Business . . . . . . . . . . . . . 81
Section 4.29 Vessels . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 81

ARTICLE 5.   AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . 82

Section 5.1  Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . . 82
Section 5.2  Payment of Taxes, Etc . . . . . . . . . . . . . . . . . . . . . . . . 82
Section 5.3  Compliance with Environmental Laws. . . . . . . . . . . . . . . . . . 82
Section 5.4  Intentionally Omitted . . . . . . . . . . . . . . . . . . . . . . . . 82
Section 5.5  Maintenance of Insurance. . . . . . . . . . . . . . . . . . . . . . . 83
Section 5.6  Preservation of Corporate Existence, Etc. . . . . . . . . . . . . . . 83
Section 5.7  Visitation Rights . . . . . . . . . . . . . . . . . . . . . . . . . . 83
Section 5.8  Keeping of Books. . . . . . . . . . . . . . . . . . . . . . . . . . . 84



Section 5.9  Maintenance of Properties, Etc. . . . . . . . . . . . . . . . . . . . 84
Section 5.10 Compliance with Terms of Leaseholds . . . . . . . . . . . . . . . . . 84
Section 5.11 Intentionally Omitted . . . . . . . . . . . . . . . . . . . . . . . . 84
Section 5.12 Transactions with Affiliates. . . . . . . . . . . . . . . . . . . . . 84
Section 5.13 Agreement to Grant Additional Security. . . . . . . . . . . . . . . . 84
Section 5.14 Interest Rate Protection. . . . . . . . . . . . . . . . . . . . . . . 86
Section 5.15 Performance of Moran Acquisition Documents. . . . . . . . . . . . . . 86
Section 5.16 Year 2000 Compatibility . . . . . . . . . . . . . . . . . . . . . . . 86
Section 5.17 Certain Affirmative Covenants Relating to the Vessels . . . . . . . . 87

ARTICLE 6.   NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . 87

Section 6.1  Liens, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 87
Section 6.2  Debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 89
Section 6.3  Intentionally Omitted . . . . . . . . . . . . . . . . . . . . . . . . 89
Section 6.4  Fundamental Changes . . . . . . . . . . . . . . . . . . . . . . . . . 89
Section 6.5  Sales, Etc. of Assets . . . . . . . . . . . . . . . . . . . . . . . . 90
Section 6.6  Investments in Other Persons. . . . . . . . . . . . . . . . . . . . . 90
Section 6.7  Dividends, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . 92
Section 6.8  Change in Nature of Business. . . . . . . . . . . . . . . . . . . . . 93
Section 6.9  Charter Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . 93
Section 6.10 Accounting Changes. . . . . . . . . . . . . . . . . . . . . . . . . . 93
Section 6.11 Prepayments, Etc. of Debt . . . . . . . . . . . . . . . . . . . . . . 94
Section 6.12 Amendment, Etc. of Moran Acquisition Documents. . . . . . . . . . . . 94
Section 6.13 Intentionally Omitted . . . . . . . . . . . . . . . . . . . . . . . . 94
Section 6.14 Negative Pledge . . . . . . . . . . . . . . . . . . . . . . . . . . . 94
Section 6.15 Partnerships, New Subsidiaries. . . . . . . . . . . . . . . . . . . . 95
Section 6.16 Speculative Transactions. . . . . . . . . . . . . . . . . . . . . . . 95
Section 6.17 Investment Capital Expenditures . . . . . . . . . . . . . . . . . . . 95
Section 6.18 Issuance of Stock . . . . . . . . . . . . . . . . . . . . . . . . . . 95
Section 6.19 Redemption and Retirement Payments. . . . . . . . . . . . . . . . . . 96

ARTICLE 7.   REPORTING REQUIREMENTS. . . . . . . . . . . . . . . . . . . . . . . . 96

Section 7.1  Default Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . 96
Section 7.2  Intentionally Omitted . . . . . . . . . . . . . . . . . . . . . . . . 96
Section 7.3  Quarterly Financials. . . . . . . . . . . . . . . . . . . . . . . . . 96
Section 7.4  Annual Financials . . . . . . . . . . . . . . . . . . . . . . . . . . 97
Section 7.5  Annual Forecasts. . . . . . . . . . . . . . . . . . . . . . . . . . . 98
Section 7.6  ERISA Events and ERISA Reports. . . . . . . . . . . . . . . . . . . . 98
Section 7.7  Plan Terminations . . . . . . . . . . . . . . . . . . . . . . . . . . 98
Section 7.8  Actuarial Reports . . . . . . . . . . . . . . . . . . . . . . . . . . 98
Section 7.9  Plan Annual Reports . . . . . . . . . . . . . . . . . . . . . . . . . 98


Section 7.10 Annual Plan Summaries . . . . . . . . . . . . . . . . . . . . . . . . 98
Section 7.11 Multiemployer Plan Notices. . . . . . . . . . . . . . . . . . . . . . 99
Section 7.12 Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 99
Section 7.13 Securities Reports. . . . . . . . . . . . . . . . . . . . . . . . . . 99
Section 7.14 Creditor Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . 99
Section 7.15 Intentionally Omitted . . . . . . . . . . . . . . . . . . . . . . . . 99
Section 7.16 Revenue Agent Reports . . . . . . . . . . . . . . . . . . . . . . . . 99
Section 7.17 Environmental Conditions. . . . . . . . . . . . . . . . . . . . . . . 99
Section 7.18 Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .100
Section 7.19 Borrowing Base Certificate. . . . . . . . . . . . . . . . . . . . . .100
Section 7.20 Management Letters. . . . . . . . . . . . . . . . . . . . . . . . . .100
Section 7.21 Visual Surveys and Desk Top Appraisals. . . . . . . . . . . . . . . .100
Section 7.22 Vessels . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .100
Section 7.23 Other Information . . . . . . . . . . . . . . . . . . . . . . . . . .100

ARTICLE 8.   FINANCIAL COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . .100

Section 8.1  Consolidated Funded Debt to EBITDA Ratio. . . . . . . . . . . . . . .101
Section 8.2  Interest Coverage Ratio . . . . . . . . . . . . . . . . . . . . . . .101
Section 8.3  Fixed Charge Coverage Ratio . . . . . . . . . . . . . . . . . . . . .102
Section 8.4  Minimum Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . .102

ARTICLE 9.   EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . .103

Section 9.1  Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .103
Section 9.2  Representations and Warranties. . . . . . . . . . . . . . . . . . . .103
Section 9.3  Certain Covenants . . . . . . . . . . . . . . . . . . . . . . . . . .103
Section 9.4  Other Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . .103
Section 9.5  Other Defaults. . . . . . . . . . . . . . . . . . . . . . . . . . . .104
Section 9.6  Bankruptcy, Etc.. . . . . . . . . . . . . . . . . . . . . . . . . . .104
Section 9.7  Judgments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .104
Section 9.8  Loan Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . .105
Section 9.9  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .105
Section 9.10 Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . .105
Section 9.11 ERISA Events. . . . . . . . . . . . . . . . . . . . . . . . . . . . .105
Section 9.12 Borrowing Base Deficiency . . . . . . . . . . . . . . . . . . . . . .105
Section 9.13 The Vessels . . . . . . . . . . . . . . . . . . . . . . . . . . . . .106

ARTICLE 10.   THE ADMINISTRATIVE AGENT . . . . . . . . . . . . . . . . . . . . . .107

Section 10.1  Authorization and Action . . . . . . . . . . . . . . . . . . . . . .107
Section 10.2  Agent's Reliance, Etc. . . . . . . . . . . . . . . . . . . . . . . .107
Section 10.3  Fleet and Affiliates . . . . . . . . . . . . . . . . . . . . . . . .108


Section 10.4  Lender Party Credit Decision . . . . . . . . . . . . . . . . . . . .108
Section 10.5  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . .109
Section 10.6  Successor Administrative Agents. . . . . . . . . . . . . . . . . . .110
Section 10.7  Events of Default. . . . . . . . . . . . . . . . . . . . . . . . . .111

ARTICLE 11.   MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . .111

Section 11.1  Amendments, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . .111
Section 11.2  Notices Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . .112
Section 11.3  No Waiver; Remedies; Counterclaims . . . . . . . . . . . . . . . . .113
Section 11.4  Costs and Expenses . . . . . . . . . . . . . . . . . . . . . . . . .114
Section 11.5  Right of Set-off . . . . . . . . . . . . . . . . . . . . . . . . . .116
Section 11.6  Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . .116
Section 11.7  Assignments and Participations . . . . . . . . . . . . . . . . . . .116
Section 11.8  Execution in Counterparts. . . . . . . . . . . . . . . . . . . . . .119
Section 11.9  No Liability of the Issuing Bank . . . . . . . . . . . . . . . . . .120
Section 11.10 Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . .120
Section 11.11 Survival of Agreements and Representations; Construction . . . . . .120
Section 11.12 Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . .120
Section 11.13 Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . .121
Section 11.14 JURISDICTION, ETC. . . . . . . . . . . . . . . . . . . . . . . . . .121
Section 11.15 GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . .122
Section 11.16 WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . .122
Section 11.17 FINAL AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . .122


EXHIBITS

Exhibit A -    Form of Assignment and Acceptance
Exhibit B -    Form of Borrowing Base Certificate
Exhibit C -    Form of Revolving Credit Note
Exhibit D -    Form of Term A Note
Exhibit E -    Form of Term B Note
Exhibit F -    Form of Notice of Borrowing
Exhibit G -    Form of Security Agreement
Exhibit H -    Form of Old Moran Security Agreement
Exhibit I -    Form of Intellectual Property Security Agreement
Exhibit J -    Form of Borrowers Stockholders Pledge Agreement
Exhibit K -    Form of Subsidiary Guaranty

SCHEDULES

Schedule I          Commitments and Applicable Lending Offices
Schedule 4.2        Organization and Subsidiaries
Schedule 4.3        Certain Contract Matters
Schedule 4.4        Required Authorizations and Approvals
Schedule 4.9        Disclosed Litigation
Schedule 4.11       Welfare Plans
Schedule 4.13       Environmental Assessment Reports
Schedule 4.16       Open Tax Years
Schedule 4.19(a)    Existing Debt
Schedule 4.19(b)    Surviving Debt
Schedule 4.20       No Defaults
Schedule 4.21       Owned Real Estate
Schedule 4.22       Leased Real Estate
Schedule 4.23       Material Contracts
Schedule 4.24       Investments
Schedule 4.25       Intellectual Property
Schedule 4.27       Fees
Schedule 4.29       Vessels
Schedule 6.1(c)     Liens
Schedule 6.6(f)     Existing Investments
Schedule 6.18       Existing Issuances, Etc. of Stock

                                   CREDIT AGREEMENT


     CREDIT AGREEMENT, dated as of October 30, 1998, by and among MORAN ENTERPRISES CORPORATION, a Delaware corporation (the "BORROWER"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "INITIAL LENDERS"), FLEET BANK, N.A., as Initial Issuing Bank (the "INITIAL ISSUING BANK") AND FLEET BANK, N.A., as administrative agent (together with any successor appointed pursuant to Article 10, the "ADMINISTRATIVE AGENT") for the Lender Parties (as hereinafter defined).


                               PRELIMINARY STATEMENTS:


     (1) Pursuant to the Stock Exchange Agreement dated as of August 31, 1998 (the "MORAN ACQUISITION AGREEMENT" by and among the Borrower, Moran Transportation Company, a Delaware corporation ("OLD MORAN"), the Moran Stockholders (as defined below), the Turecamo Entities (as defined below) and the Turecamo Stockholders (as defined below) pursuant to which (i) the Turecamo Stockholders will contribute to the Borrower the shares of Turecamo Stock (as defined in the Moran Acquisition Agreement) held by them in consideration of which the Borrower shall issue to each Turecamo Stockholder shares of Moran Enterprises Common Stock (as such term is defined in the Moran Acquisition Agreement) and pay to each Turecamo Stockholder a certain amount of cash, and
(ii) the Moran Stockholders (as defined below) will contribute to the Borrower shares of Moran Stock (as defined in the Moran Acquisition Agreement) held by them in consideration of which the Borrower shall issue to each Moran Stockholder (a) shares of Moran Enterprises Common stock and (b) shares of Moran Enterprises Preferred Stock (as defined in the Moran Acquisition Agreement) (such transaction being hereinafter referred to as the "MORAN ACQUISITION").

     (2) The Borrower has requested that the Lender Parties (as hereinafter defined) make loans to the Borrower and issue letters of credit having an aggregate principal and face amount at any one time outstanding of up to Two Hundred Million Dollars ($200,000,000), to be used by the Borrower (i) to finance, in part, the Moran Acquisition, (ii) to pay fees and expenses incurred in connection with the Moran Acquisition, (iii) to redeem in full the Senior Notes, (iv) to finance working capital and capital expenditures and general corporate purposes (including, without limitation, payment of any prepayment premium incurred in connection with the prepayment of the Senior Notes), and the Lender Parties have agreed to make such loans and issue such letters of credit all on and subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                      ARTICLE 1
                           DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "ADDITIONAL COLLATERAL DOCUMENTS" has the meaning specified in Section 5.13(e).

     "ADMINISTRATIVE AGENT" has the meaning specified in the recital of parties to this Agreement.

      "ADMINISTRATIVE AGENT'S ACCOUNT" means the account of the Administrative Agent maintained by the Administrative Agent with Fleet at its office at Fleet, 1185 Avenue of the Americas, New York, New York 10036, Account No. 1510352-03102, Attention: Loan Administration.

     "ADVANCE" means a Term A Advance, a Term B Advance, a Revolving Credit Advance or a Letter of Credit Advance.

     "AFFECTED LENDER" has the meaning specified in Section 2.16.

     "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 50% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

     "APPLICABLE LENDING OFFICE" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Prime Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

     "APPLICABLE MARGIN" means at any time and from time to time a percentage per annum determined pursuant to the last paragraph of this definition by reference to the ratio of Consolidated Debt to EBITDA at such time, as set forth below:

                    APPLICABLE MARGIN FOR EURODOLLAR RATE ADVANCES

                                                                   REVOLVING CREDIT ADVANCES
 CONSOLIDATED DEBT TO EBITDA RATIO                                    AND TERM A ADVANCES                     TERM B ADVANCES
---------------------------------------------------------------------------------------------------------------------------------
 Equal to or greater than 3.75 to 1.00                                       2.75%                                3.25%

 Less than 3.75 to 1.00 but                                                  2.50%                                3.00%
 equal to or greater than 3.50 to 1.00

 Less than 3.50 to 1.00 but equal to or greater than 3.25                    2.25%                                3.00%
 to 1.00

 Less than 3.25 to 1.00 but                                                  2.00%                                3.00%
 equal to or greater than 3.00 to 1.00

 Less than 3.00 to 1.00                                                      1.75%                                2.75%


                    APPLICABLE MARGIN FOR PRIME RATE ADVANCES

                                                                   REVOLVING CREDIT ADVANCES
 CONSOLIDATED DEBT TO EBITDA RATIO                                    AND TERM A ADVANCES                     TERM B ADVANCES
------------------------------------------------------------------------------------------------------------------------------
 Equal to or greater than 3.75 to 1.00                                       1.50%                               2.00%

 Less than 3.75 to 1.00 but                                                  1.25%                               1.75%
 equal to or greater than 3.50 to 1.00

 Less than 3.50 to 1.00 but equal to or greater than 3.25                    1.00%                               1.50%
 to 1.00

 Less than 3.25 to 1.00 but                                                  0.75%                               1.50%
 equal to or greater than 3.00 to 1.00

 Less than 3.00 to 1.00                                                      0.50%                               1.50%


     The Applicable Margin for each Prime Rate Advance and each Eurodollar Rate Advance shall be determined by reference to the ratio of Consolidated Debt to EBITDA which shall be determined three (3) Business Days after the date on which the Administrative Agent receives financial statements pursuant to Section 7.3 or 7.4 and a certificate of the Chief Financial Officer of the Borrower demonstrating the ratio of Consolidated Debt to EBITDA. If the Borrower has not submitted to the Administrative Agent the information described above as and when required under Section 7.3 or 7.4, as the case may be, the Applicable Margin shall be as determined (as among the various applicable margin levels set forth above) by the Administrative Agent in its good faith discretion for so long as such information has not been received by the Administrative Agent. The Applicable Margin shall be adjusted, if applicable, as of the first day of the month following the date of determination described in the two preceding sentences. In the event that the financial statements received pursuant to
Section 7.4 indicate that the Applicable Margin determined on the basis of financial statements theretofore received pursuant to Section 7.3 is different from the Applicable Margin that would have been determined on the basis of the
Section 7.4 financial statements, the Applicable Margin shall be adjusted retroactively for the relevant period.

     "ASSET DISPOSITION" shall mean the disposition of any or all of the fixed assets of the Borrower or any of its Subsidiaries whether by sale, lease, transfer or otherwise (but excluding damage, destruction, loss or condemnation); PROVIDED, HOWEVER, that for purposes of Section 2.6(b), the term "ASSET DISPOSITION" shall not include any sale, lease, transfer or other disposition of
(i) Inventory in the ordinary course of business; (ii) obsolete or worn out equipment; (iii) traded-in equipment, (iv) assets by the Borrower to a Guarantor or by a Guarantor to the Borrower or another Guarantor; or (v) prior to the Term A Draw Date, any Vessel owned by Old Moran or its Subsidiaries to the extent that the proceeds therefrom are used to purchase new Vessels or prepay the Senior Notes as provided in Section 5.10 of the Senior Note Indenture.

     "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent and, so long as no Event of Default shall have occurred and be continuing, by the Borrower, in accordance with Section 11.7 and in substantially the form of EXHIBIT A hereto.

     "ASSIGNMENT" and "ASSIGNMENTS" has the meaning specified in Section 3.1(a).

     "AVAILABLE AMOUNT" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

     "BANK HEDGE AGREEMENT" means any interest rate Hedge Agreement required or permitted under Section 5.14 that is entered into by and between the Borrower and any Hedge Bank.

     "BORROWER" has the meaning specified in the recital of parties to this Agreement.

     "BORROWER'S ACCOUNT" means the account of the Borrower maintained by the Borrower with Fleet at its office at 1185 Avenue of the Americas, New York, New York 10036, Account No. 9417535159.

     "BORROWER STOCKHOLDERS" means the Persons that are holders of the capital stock (and of warrants or options with respect to the capital stock) of the Borrower.

     "BORROWER STOCKHOLDERS PLEDGE AGREEMENT" has the meaning specified in
Section 3.1(a).

     "BORROWER/TURECAMO SECURITY AGREEMENT"  has the meaning specified in
Section 3.1(a).

     "BORROWING" means a Term A Borrowing, a Term B Borrowing or a Revolving Credit Borrowing.

     "BORROWING BASE" has the meaning specified in Section 2.17.

     "BORROWING BASE CERTIFICATE" means a certificate in substantially the form of EXHIBIT B hereto, duly certified, on behalf of the Borrower, by the chief financial officer of the Borrower.

     "BORROWING BASE DEFICIENCY" means the failure of the Borrowing Base to equal or exceed (i) at any time prior the Term A Draw Date, the sum of (a) the aggregate principal amount of the Revolving Credit Advances and the Letter of Credit Advances outstanding at such time PLUS (b) the aggregate Available Amount of all Letters of Credit outstanding at such time; and (ii) at any time on or after the Term A Draw Date, the sum (without duplication) of (a) the aggregate principal amount of the Revolving Credit Advances and the Letter of Credit Advances outstanding at such time, PLUS (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, PLUS (c) the aggregate principal amount of the Term A Advances outstanding at such time, PLUS (d) the aggregate principal amount of the Term B Advances outstanding at such time.

     "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in Boston, Massachusetts and New York, New York and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

     "CAPITAL EXPENDITURES" means, for any Person for any period, the sum of all expenditures (including, without limitations, dry dock expenditures) made, directly or indirectly, by such Person or any of its Subsidiaries during such period for the Vessels, Equipment, real property or improvements, other fixed assets or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to the Vessels, property, plant or Equipment on a Consolidated balance sheet of such Person.

     "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

     "CASH EQUIVALENTS" means any of the following, to the extent owned by the Borrower or any of its Subsidiaries, free and clear of all Liens other than Liens created under the Collateral Documents: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States having a maturity of not greater than 365 days from the date of issuance thereof, (b) certificates of deposit or bankers acceptances of, or time deposits having a maturity of, not greater than 365 days from the date of issuance thereof with any commercial bank that is a Lender Party or a member of the Federal Reserve System that issues (or the parent of which issues) commercial paper rated as described in clause (c) and is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion, (c) commercial paper having a maturity of not greater than 365 days from the date of issuance thereof in an aggregate amount of no more than $2,500,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Ratings Group or (d) shares of any money market or mutual fund, substantially all of the assets of which are invested in securities and instruments of the types set forth in clauses (a) through (c) above (except that the requirement of $2,500,000 per issuer shall not have to be complied with).

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended from time to time.

     "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

     "CHANGE OF CONTROL" means the Lakes Transfer Group ceases to beneficially, and of record, own and control at least 50.1% of the issued and outstanding shares of capital stock of the Borrower. For purposes of this definition "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, by family relationship or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

     "CLOSING DATE" means the date on which all of the conditions precedent set forth in Section 3.1 to the Initial Extension of Credit shall have been satisfied or waived.

     "COASTWISE CITIZEN" means a citizen of the United States within the meaning of Section 2 of the Shipping Act, 1916, as amended (46 U.S.C. App Sec. 801) for purposes of operation of a vessel in the coastwise trade.

     "COLLATERAL" means all "COLLATERAL" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

     "COLLATERAL DOCUMENTS" means each Security Agreement, the Borrower Stockholders Pledge Agreement, each Intellectual Property Security Agreement, the Vessel Collateral Documents and any other agreement that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties, including the Additional Collateral Documents delivered pursuant to Section 5.13, as, with respect to each of the foregoing, amended, restated, supplemented or otherwise modified from time to time.

     "COMMITMENT" means a Term A Commitment, a Term B Commitment, a Revolving Credit Commitment or a Letter of Credit Commitment.

     "COMPENSATION PAYMENTS" has the meaning specified in Section 6.19.

     "COMPLIANCE CERTIFICATE" with respect to the Borrower and its Subsidiaries, a certificate to the effect that: (a) as of the effective date of the certificate, and except as may be disclosed in such certificate, no Default or Event of Default under this Agreement exists or would exist immediately after giving effect to the action intended to be taken by any Loan Party, as described in such certificate, including, without limitation, that the covenants set forth in Article 8 hereof would not be breached after giving effect to such action, together with a calculation in reasonable detail, and in form satisfactory to the Administrative Agent, of such compliance, and (b) as of the effective date of the certificate, and except as may be disclosed in such certificate, the representations and warranties contained in Article 4 hereof are true in all material respects and with the same effect as though such representations and warranties were made on the date of such certificate, unless stated to relate to a specific earlier date in which case such specified representations and warranties shall be true and correct as of such earlier date, and, except for representations and warranties which are no longer true as a result of a transaction expressly permitted hereby, which certificate shall be executed and delivered on behalf of the Borrower by the chief financial officer of the Borrower.

     "CONFIDENTIAL INFORMATION" means financial statements, agreements, reports, certificates and other information that the Borrower or any of its Subsidiaries, or any of their agents, furnishes to the Administrative Agent or any Lender Party in a writing designated as confidential (but including, regardless of whether or not so designated, any information relating to (i) the economic and legal (including contractual) arrangements between (a) the Borrower and its Subsidiaries and (b) their customers, (ii) details with respect to cast information of the Borrower and its Subsidiaries, and (iii) acquisition and other investment opportunities available to the Borrower and its Subsidiaries), but does not include any such information that is or becomes generally available to the public other than as a result of a breach by the Administrative Agent or any Lender Party of its obligations hereunder or that is or becomes available to the Administrative Agent or such Lender Party from a source other than the Borrower that is not, to the best of the Administrative Agent's or such Lender Party's knowledge, acting in violation of a confidentiality agreement with the Borrower or any of its Subsidiaries.

     "CONSOLIDATED" refers to the consolidation of accounts, in accordance with GAAP, of any Person and all of its Subsidiaries, and if not specified, the Borrower and all of its Subsidiaries.

     "CONSOLIDATED DEBT TO EBITDA" means, for any fiscal quarter of the Borrower, a ratio of (a) Debt of the Borrower and its Subsidiaries as at the end of such fiscal quarter to (b) EBITDA for the most recently completed four fiscal quarters of the Borrower and its Subsidiaries.

     "CONVERSION", "CONVERT" and "CONVERTED" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.9 or 2.10.

     "DEBT" of any Person means, without duplication, the following:

          (a)   all indebtedness of such Person for borrowed money;

          (b) all Obligations of such Person for the deferred purchase price of property or services (but excluding (whether under this clause (b) or otherwise) the following: (i) trade accounts payable arising, and accrued expenses incurred, in the ordinary course of business and payable on ordinary business terms, and (ii) until the Term A Draw Date, obligations arising under construction contracts for the construction of qualified vessels substituted pursuant to the terms of the Senior Notes Indenture);

          (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments;

          (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);

          (e)  all Obligations of such Person as lessee under Capitalized
Leases;

          (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities;

          (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock (but excluding the Put Payments (and the related capital stock to be redeemed in connection therewith) and the Compensation Payments (and the related capital stock to be redeemed in connection therewith) and any preferred stock the redemption of which is prohibited by this Agreement);

          (h) all Obligations of such Person in respect of Hedge Agreements but excluding (i) the Bank Hedge Agreements; (ii) Hedge Agreements with respect to permitted purchase money Debt and permitted Capitalized Lease Obligations, and
(iii) Hedge Agreements with respect to fuel used in the Borrowers and its Subsidiaries business;

          (i) all Debt of others referred to in clauses (a) through (h) above or clause (j) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss; and

          (j) all Debt referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts, contract rights or inventory) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

          The definition of "Debt" shall not include (i) any indebtedness of the Garbage Subsidiary (or any Subsidiary of the Garbage Subsidiary), (ii) any deferred liability with respect to the possible termination of the contract between one or more of the Turecamo Entities and Mobil Oil Corporation with respect to the barge Iroquois, or (iii) the financing of insurance premiums.

     "DEBT ISSUANCE" means any issuance or sale or other incurrence by the Borrower or any of its Subsidiaries (excluding the Garbage Subsidiary or any Subsidiary of the Garbage Subsidiary) of any Debt; PROVIDED, HOWEVER, that for purposes of determination of Net Cash Proceeds under Section 2.6(b)(iii), the term "Debt Issuance" shall not include the incurrence of Debt permitted under
Section 6.2.

     "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

     "DEFAULTED ADVANCE" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to the Borrower pursuant to Section 2.1 or 2.2 at or prior to such time which has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to Section 2.2(d) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.1 on the same date as the Defaulted Advance so deemed made in part.

     "DEFAULTED AMOUNT" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to the Administrative Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (a) the Issuing Bank pursuant to Section 2.3(c) to purchase a portion of a Letter of Credit Advance made by the Issuing Bank, (b) the Administrative Agent pursuant to Section 2.2(d) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party,
(c) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (d) the Administrative Agent or the Issuing Bank pursuant to Section 10.5 to reimburse the

Administrative Agent or the Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to the Administrative Agent or the Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

     "DEFAULTING LENDER" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in
Section 9.6.

     "DESK TOP APPRAISAL" means a "desk top" appraisal, in form and substance reasonably acceptable to the Administrative Agent, of all of the Vessels owned by the Borrower and its Subsidiaries performed by a nationally recognized maritime appraiser reasonably acceptable to the Administrative Agent.

     "DISCLOSED LITIGATION" has the meaning specified in Section 4.9.

     "DISPOSAL" means the discharge, deposit, injection, dumping, spilling, leaking or placing of any solid waste or hazardous waste, as those terms are defined by any federal, state, local or foreign law, into or on any land or water so that such solid waste or hazardous waste or any constituents thereof may enter the environment or be emitted into the air or discharged into any waters, including ground waters.

     "DOMESTIC LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on SCHEDULE I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

     "DOMESTIC SUBSIDIARY" means any Subsidiary organized under the laws of the United States of America or any State thereof.

     "EARNINGS ASSIGNMENT" and "EARNINGS ASSIGNMENTS" has the meaning specified in Section 3.1(a).

     "EBITDA" means, for any period, the sum, determined on a Consolidated basis, without duplication, of (A) (i) net income (or net loss) PLUS (ii) but only to the extent such items shall have been deducted in determining net income, the sum of (1) Interest Expense, (2) income tax expense, (3) depreciation expense, (4) amortization expense, and (5) extraordinary or nonrecurring losses (including, in any event, the payment of the redemption premium relating to the redemption of the Senior Notes and any charges relating to deferred costs for the Senior Notes in connection with the redemption thereof), in each case determined in accordance with

GAAP for such period, plus (B) if requested by the Borrower to be included in the computation of EBITDA, the pro forma effect (i.e. assuming that the applicable acquisition was consummated at the beginning of such period) on EBITDA for such period of any stock (or other applicable equity interest) or asset acquisition permitted hereunder consummated by the Borrower or any of its Subsidiaries during the most recent twelve month period preceding the date of determination, but solely for the number of months immediately preceding the consummation of the applicable acquisition, which number equals twelve (12) less the number of months following the consummation of the applicable acquisition to such date of determination (as reflected in the audited financial statements covering the applicable target company (or applicable business thereof), prepared by an independent certified public accountant of recognized national standing acceptable to the Administrative Agent, or if such audited financial statements are not available, then at the request of the Administrative Agent, as reflected in financial statements covering such company (or business), examined by an independent certified public accountant of recognized national standing acceptable to the Administrative Agent), plus (C) if requested by the Borrower to be included in the computation of EBITDA, the projected EBITDA for such period with respect to any proposed acquisition or construction of a new Vessel by the Borrower or any of its Subsidiaries for which an executed written contract has been delivered to the Administrative Agent, which contract is reasonably satisfactory to the Administrative Agent (but in any event not to exceed (in the case of this clause (C)) $3,000,000 in the aggregate during any period of twelve (12) consecutive months).

     "ELIGIBLE ASSIGNEE" means with respect to any Facility (other than the Letter of Credit Facility), (a) a Lender; (b) an Affiliate of a Lender; and (c) subject to the prior approval of the Administrative Agent and, so long as no Event of Default shall have occurred and be continuing, the Borrower, such approval by the Administrative Agent or the Borrower not to be unreasonably withheld or delayed, (i) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (iii) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $500,000,000, so long as such bank is acting through a branch or agency located in the United States; (iv) the central bank of any country that is a member of the OECD; and (v) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans (of a size similar to the Advances) in the ordinary course of its business and having total assets in excess of $500,000,000; and, with respect to the Letter of Credit Facility, a Person that is an Eligible Assignee under subclause (i) or
(iii) of clause (C) of this definition and is approved by the Administrative Agent and the Borrower, such approval by the Administrative Agent or the Borrower not to be unreasonably withheld or delayed; PROVIDED, HOWEVER, that no Loan Party or Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition; provided, further, however, that no Person shall be an Eligible Assignee who is not a Coastwise Citizen if the assignment to such Person under Section
11.7 hereof shall result in the Borrower or any of its Subsidiaries not being permitted to operate any of its Vessels in the coastwise trade.

     "ELIGIBLE INVENTORY" means with respect to the Borrowers and its Domestic Subsidiaries, the aggregate net book value of finished goods and component parts inventory owned by any of them; PROVIDED that Eligible Inventory shall not include any inventory: (a) held on consignment, or not otherwise owned by the Borrower or a Domestic Subsidiary; (b) which has been returned by a customer or is damaged or subject to any legal encumbrance; (c) except for the Non-Possession/Lease Excepted Inventory, which is not in the possession of the Borrower or a Domestic Subsidiary unless the Administrative Agent has received a waiver from the party in possession of such inventory in form and substance satisfactory to the Administrative Agent, PROVIDED that the aggregate net book value of Eligible Inventory (including any Non-Possession/Lease Excepted Inventory) at machine repair shops does not exceed $1,500,000; (d) except for the Non-Possession/Lease Excepted Inventory, which is held by the Borrower or a Domestic Subsidiary on property leased by the Borrower or a Domestic Subsidiary, unless the Administrative Agent has received a waiver from the lessor of such leased property and, if any, sublessor thereof in form and substance satisfactory to the Administrative Agent; (e) as to which appropriate Uniform Commercial Code financing statements showing the Borrower or such Domestic Subsidiary as debtor and the Administrative Agent as secured party have not been filed in the proper filing office or offices in order to perfect the Administrative Agent's security interest therein; (f) which has been shipped to a customer of the Borrower or a Domestic Subsidiary regardless of whether such shipment is on a consignment basis; (g) which is not so-called "shoreside inventory" located within the United States of America; or (h) which the Administrative Agent reasonably deems to be obsolete.

     "ELIGIBLE RECEIVABLES" means the aggregate of the unpaid portions of
Receivables: (a) that the Borrower reasonably and in good faith determines to be collectible; (b) that are with account debtors that (i) are not Affiliates of the Borrower or its Subsidiaries other than Mormac Marine Transport, Inc., PROVIDED that the aggregate amount of Eligible Receivables with Mormac Marine Transport, Inc. shall not exceed $90,000 at any time, (ii) purchased or leased the goods or services giving rise to the relevant Receivables in an arm's length transaction, (iii) are not insolvent or involved in any case or proceeding, whether voluntary or involuntary, under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, dissolution, liquidation or similar law of any jurisdiction, and (iv) are, in the Administrative Agent's reasonable judgment, creditworthy; (c) that are in payment of obligations that have been fully performed and are not subject to dispute or any other similar claims that would reduce the cash amount payable therefor; (d) that are not subject to any pledge, restriction, security interest or other lien or encumbrance other than those created by the Loan Documents; (e) in which the Administrative Agent has a valid and perfected first priority security interest; (f) that are not outstanding for more than one hundred twenty(120) days past the earlier to occur of (i) the date of the respective invoices therefor, and (ii) the date of shipment thereof in the case of goods or the end of the calendar month following the provision thereof in the case of services; (g) that are not due from any single account debtor (other than the United States government or any agency thereof) if more than forty (40%) of the aggregate amount of all Receivables owing from such account debtor would otherwise not be Eligible Receivables; (h) that are payable in Dollars; and (i) that are not secured by a letter of credit unless the Administrative Agent has a prior perfected security interest in such letter of credit.

     "ENVIRONMENTAL ACTION" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to public health and safety or the environment, including, without limitation, (a) by any governmental or regulatory authority or third party for enforcement, cleanup, Removal, Response, Remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

     "ENVIRONMENTAL LAW" means any international or transnational law, federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, threatened release, release or discharge of Hazardous Materials.

     "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

     "EQUIPMENT" has the meaning specified in Section 1(a) of the Security Agreement.

     "EQUITY ISSUANCE" means any issuance or sale by the Borrower or any of its Subsidiaries, on or after the date hereof, of its capital stock or other equity securities or any obligations convertible into or exchangeable for, or giving any Person a right, option or warrant to acquire such stock, securities or such convertible or exchangeable obligations; PROVIDED, HOWEVER, that for purposes of
Section 2.6(b)(iii), the term "Equity Issuance" shall not include any issuance or sale of (a) capital stock of the Borrower issued on or before the Closing Date in connection with the Moran Acquisition; (b) preferred and common stock of the Borrower issued to any director of the Borrower required by applicable law in connection with such Person acting in such capacity; (c) preferred and common stock of the Borrower issued to management, directors and employees of the Borrower or its Subsidiaries, respectively, pursuant to any stock option plan not prohibited hereunder or the exercise of options issued pursuant thereto; (d) any capital stock of any Subsidiary of the Borrower issued to the Borrower or any other Subsidiary of the Borrower; and (e) any preferred stock of the Borrower issued pursuant to Section 7(c)(ii)(B) of the Moran Acquisition Agreement.

     "EQUITY INTERESTS", means, in any Person, any and all shares, interests, participations, rights or other equivalents (however designated) of any capital stock or other ownership of any profit interest, and any and all warrants, rights, options, obligations or other securities of or in such Person, and rights to acquire any of the foregoing, including, without limitation, partnership interests and joint venture (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership or joint venture, but excluding debt for borrowed money and excluding any debt security that is convertible into, or exchangeable for any of the foregoing equity interests.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

     "ERISA EVENT" means:

           (a) (i)  the occurrence of a reportable event, within the meaning of
Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or

               (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days;

          (b) the application for a minimum funding waiver with respect to a Plan;

          (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan under ERISA Section 4041(c), pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA);

          (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA;

          (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;

          (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan;

          (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or

          (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

     "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "EURODOLLAR LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on SCHEDULE I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

     "EURODOLLAR RATE" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such Interest Period which appears on the Telerate Page 3750 as of 11:00 a.m. (London) two (2) Business Days before the first day of such Interest Period; PROVIDED, HOWEVER, that if the rate described above does not appear on the Telerate System on any applicable interest determination date, the Eurodollar Rate shall be the rate (rounded upward as described above, if necessary) for deposits in U.S. dollars for a period substantially equal to the interest period on the Reuters Page "LIBO" (or such other page as may replace the LIBO page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period.

     If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. (London) two (2) Business Days before the first day of such Interest Period as selected by the Administrative Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York time) two (2) Business Days before the first day of such Interest Period. In the event that the Administrative Agent is unable to obtain any such quotation as provided above, it will be deemed that the Eurodollar Rate for such Interest Rate cannot be determined.

     In the event that the Board of Governors of the Federal Reserve System shall impose, with respect to any Interest Period, a Eurodollar Rate Reserve Percentage with respect to Eurocurrency Liabilities, the Eurodollar Rate for such Interest Period shall be equal to the amount determined above for such Interest Period divided by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

     "EURODOLLAR RATE ADVANCE" means an Advance that bears interest as provided in Section 2.7(a)(ii).

     "EURODOLLAR RATE RESERVE PERCENTAGE" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

     "EVENTS OF DEFAULT" has the meaning specified in Article 9.

     "EXCESS CASH FLOW" means, for any period the sum of (a) EBITDA of the Borrower and its Subsidiaries for such period, LESS (b) the sum of (1) Interest Expense, PLUS (2) the aggregate amount of mandatory and optional prepayments or repayments of principal (other than the Senior Notes Redemption Payments) made by the Borrower and its Subsidiaries on any Debt of the Borrower and its Subsidiaries during such period; PROVIDED, HOWEVER, that, with respect to any optional prepayment of the Revolving Credit Advances, the amount of such prepayment shall be expressly excluded from the determination of the amount in this clause (2) if the Revolving Credit Facility is not, upon such repayment, permanently reduced by the amount of such prepayment, PLUS (3) Maintenance Capital Expenditures and Investment Capital Expenditures of the Borrower and its Subsidiaries during such period, PLUS (4) the aggregate amount of all federal, state, local and foreign taxes paid by the Borrower and its Subsidiaries during such period PLUS (5) dividends paid by the Borrower to the holders of its common stock during such period to the extent that the Borrower is expressly permitted to pay such dividends under this Agreement, PLUS (6) Compensation Payments to the extent that the Borrower is expressly permitted to make such Compensation Payments under this Agreement, PLUS (7) Put Payments to the extent that the Borrower is expressly permitted to make such Put Payments under this Agreement, PLUS (8) that portion of such EBITDA consisting of amounts under clause (5) of the definition of EBITDA.

     "EXISTING DEBT" has the meaning specified in Section 4.19(a).

     "EXTRAORDINARY RECEIPT" means any cash received by or paid to or for the account of any Person consisting of proceeds of casualty type insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), and condemnation awards (and payments in lieu thereof) and indemnity payments relating to third party claims; PROVIDED, HOWEVER, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance, condemnation awards (and payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (a) in respect of loss or damage to Vessels, Equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the Vessels, Equipment, fixed assets or real property in respect of which such proceeds, awards or payments were received in accordance with the terms of the Loan Documents, so long as such application, or commitment to make such application, is made within twelve (12) months after the occurrence of such damage or loss; (b) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto; or (c) prior to the Term A Draw Date, in respect of loss or damage to Vessels that are subject to a mortgage pursuant to the Senior Note Indenture are applied (or in respect of which expenditures were previously incurred) in accordance with the Senior Note Indenture.

     "FACILITY" means the Term A Facility, the Term B Facility, the Revolving Credit Facility or the Letter of Credit Facility.

     "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "FISCAL YEAR" means a fiscal year of the Borrower and its Consolidated Subsidiaries ending on December 31 in any calendar year.

     "FIXED CHARGE COVERAGE RATIO" means, with respect to any period, a ratio of
(a) EBITDA of the Borrower and the Guarantors for such period LESS the sum of
(1) Maintenance Capital Expenditures made in cash by the Borrower and its Subsidiaries during such period, and (2) the aggregate amount of federal, state, local and foreign income taxes paid in cash by the Borrower and its Subsidiaries during such period, to (b) the sum of (1) Consolidated cash Interest

Expense payable by the Borrower and its Subsidiaries during such period, and
(2) scheduled principal amounts of all Debt payable by the Borrower and its Subsidiaries during such period (other than the Senior Notes Redemption Payments).

     "FLEET" means Fleet Bank, N.A. in its capacity as a Lender or Issuing Bank.

     "FOREIGN SUBSIDIARY" means any Subsidiary organized under the laws of any jurisdiction other than the United States of America or any State thereof.

     "FUNDED DEBT" means, with respect to the Borrower, the Advances, and with respect to the Borrower and the other Loan Parties and any other Person, all other Debt of such Person.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

     "GARBAGE INVESTMENT" has the meaning specified in Section 6.6(i).

     "GARBAGE SUBSIDIARY" has the meaning specified in Section 6.6(i).

     "GUARANTEED OBLIGATIONS" has the meaning specified in the Guaranties.

     "GUARANTORS" means (a) each Domestic Subsidiary of the Borrower, but expressly excluding the Garbage Subsidiary and Moran Insurance, and (b) each Person which shall have executed and delivered or become a party to a Subsidiary Guaranty hereunder.

     "GUARANTY" means each of the Subsidiary Guaranty.

     "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

     "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

     "HEDGE BANK" means any Lender Party in its capacity as a party to a Bank Hedge Agreement.

     "INDEMNIFIED PARTY" has the meaning specified in Section 11.4(b).

     "INDENTURE LIENS" means the security interests, liens and mortgages in, on and to all right, title and interest of the Old Moran Entities in the Vessels and certain other assets (other than the Old Moran Collateral) of the Old Moran Entities, which security interests, liens and mortgages were created and granted under and pursuant to the Senior Notes Documents.

     "INFORMATION MEMORANDUM" means the information memorandum, dated October, 1998, delivered by the Administrative Agent to the Lenders.

     "INITIAL EXTENSION OF CREDIT" means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit.

     "INITIAL ISSUING BANK" has the meaning specified in the recital of parties to this Agreement.

     "INITIAL LENDERS" has the meaning specified in the recital of parties to this Agreement.

     "INITIAL TURECAMO STOCKHOLDERS" means each of the holders of the Turecamo Stock as at the Closing Date (or otherwise immediately prior to the consummation of the Moran Acquisition) who, pursuant to the terms of the Moran Acquisition Agreement, received as compensation, among other things certain number of shares of the common stock of the Borrower.

     "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

     "INSURANCE ASSIGNMENT" and "INSURANCE ASSIGNMENTS" has the meaning specified in Section 3.1(a).

     "INTELLECTUAL PROPERTY SECURITY AGREEMENT" has the meaning specified in
Section 3.1(a).

     "INTEREST EXPENSE" means, with respect to any Person for any period, interest expense on all Debt of such Person for such period, determined on a Consolidated basis for such Person and its Subsidiaries and in accordance with GAAP, and including, without limitation, but without duplication, (a) in the case of the Borrower, interest expense in respect of Debt resulting from Advances, (b) the interest component of all obligations under Capitalized Leases, (c) commissions, discounts and other fees and charges payable in connection with letters of credit (including, without limitation, Letters of Credit), and (d) all fees paid by the Borrower pursuant to Section 2.8(a).

     "INTEREST PERIOD" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Prime Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding

Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York time) on the third Business Day prior to the first day of such Interest Period, select; PROVIDED, HOWEVER, that:

          (a) The Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Prime Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

          (b) Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, PROVIDED, HOWEVER, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

          (c) Whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month, such Interest Period shall end on the last Business Day of such succeeding calendar month; and

          (d) Until the earlier of (i) one hundred twenty (120) days after the Closing Date, or (ii) the date on which the Administrative Agent notifies the Borrower that the syndication of the Facilities has been completed, only Interest Periods with a duration of seven (7) days, if available to all the Lenders, shall be available to the Borrower for Eurodollar Rate Advances, or if such Interest Periods are not available to all the Lenders, Interest Periods of such duration as may be reasonably selected by the Administrative Agent and are reasonably acceptable to the other Lenders and the Borrower.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     "INVENTORY" of any person means all of such Person's now owned and hereafter acquired inventory, goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, other materials and supplies of any kind, nature or description which are or might be consumed in such Person's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them.

     "INVESTMENT" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of in respect of such Person.

     "INVESTMENT CAPITAL EXPENDITURES" means Capital Expenditures but only to the extent such Capital Expenditures constitute expenditures for the purchase or construction (including, without limitation, reasonable construction costs) of new Vessels but excluding dry dock expenditures; PROVIDED, that Capital Expenditures shall not include (i) capital expenditures to the extent that such expenditures constitute a reinvestment of Net Cash Proceeds from any Asset Disposition not prohibited by this Agreement in, or the investment of casualty insurance or condemnation proceeds in, Vessels, (ii) the Garbage Investment and/or any capital expenditures made by the Garbage Subsidiary or any Subsidiary owned by the Garbage Subsidiary, (iii) any capital expenditures made to purchase the barge named "Portsmouth" (Official No. 1047057), or (iv) any Investment incurred under Section 6.6(k).

     "ISSUING BANK" means the Initial Issuing Bank and each Eligible Assignee to which Letter of Credit Commitment hereunder has been assigned pursuant to
Section 11.7.

     "LAKES TRANSFER GROUP" means (a) any member(s) of the Lakes Group, (b) any Subsidiary of such member, (c) any Person who is in the immediate family of any such member, and (d) any trust(s) for the benefit of any Person(s) referred to in clauses (a) or (c) of this definition.

     "LAKES GROUP" means Lakes Shipping Company, Inc., James R. Barker and members of his immediate family and Paul R. Tregurtha and members of his immediate family.

     "L/C CASH COLLATERAL ACCOUNT" has the meaning specified in the Security Agreement.

     "L/C RELATED DOCUMENTS" has the meaning specified in Section 2.4(e)(ii)(A).

     "LENDER PARTY" means any Lender or the Issuing Bank.

     "LENDERS" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 11.7.

     "LETTER OF CREDIT" means any Letter of Credit issued hereunder (as specified in Section 2.3(a)).

     "LETTER OF CREDIT ADVANCE" means an advance made by the Issuing Bank or any Revolving Credit Lender pursuant to Section 2.3(c).

     "LETTER OF CREDIT AGREEMENT" has the meaning specified in Section 2.3(a).

     "LETTER OF CREDIT COMMITMENT" means, with respect to the Issuing Bank, the amount set forth opposite the Issuing Bank's name on SCHEDULE I hereto under the caption "Letter of Credit Commitment" or, if the Issuing Bank has entered into one or more Assignments and Acceptances, set forth for the Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 11.7(d) as the Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.5.

     "LETTER OF CREDIT FACILITY" means, at any time, an amount equal to the amount of the Issuing Bank's Letter of Credit Commitment at such time, as such amount may be reduced pursuant to Section 2.5.

     "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any encumbrance on title to real property.

     "LOAN DOCUMENTS" means (a) this Agreement, (b) the Notes, (c) each Guaranty, (d) the Collateral Documents, (e) each Letter of Credit Agreement, (f) each Bank Hedge Agreement, (g) each Additional Collateral Document, and all other agreements, instruments and documents executed in connection therewith, in each case as the same may at any time be amended, supplemented, restated or otherwise modified and in effect.

     "LOAN PARTIES" means the Borrower, each Guarantor, and each other Person who shall, at any time, have executed and delivered a Loan Document to the Administrative Agent, but expressly excluding the Lender Parties, the Hedge Banks and the Borrower Stockholders.

     "MAINTENANCE CAPITAL EXPENDITURES" means Capital Expenditures excluding Investment Capital Expenditures but including dry dock expenditures.

     "MARGIN STOCK" has the meaning specified in Regulation U.

     "MARKET VALUE" has the meaning specified in Section 2.17.

     "MATERIAL ADVERSE EFFECT" has the meaning specified in Section 3.1(e).

     "MATERIAL CONTRACT" means, with respect to any Person, each contract to which such Person is a party which is material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person, and each contract which is a replacement or a substitute for any such contract.

     "MORAN ACQUISITION" has the meaning specified in the Preliminary
Statements.

     "MORAN ACQUISITION AGREEMENT" has the meaning specified in the Preliminary Statements.

     "MORAN ACQUISITION DATE" means the date on which the Moran Acquisition shall have been consummated in accordance with the Moran Acquisition Documents.

     "MORAN ACQUISITION DOCUMENTS" means the Moran Acquisition Agreement and all schedules and exhibits related thereto.

     "MORAN ACQUISITION PURCHASE PRICE" means the aggregate purchase price payable by the Borrower under the Moran Acquisition Agreement.

     "MORAN INDIVIDUALS" means Malcolm W. McLeod, Edmond J. Moran, Jr., Alan L. Marchisotto, and any officers and employees of the Borrower or its Subsidiaries.

     "MORAN INSURANCE" means Moran Insurance Company Limited, a Bermuda corporation.

     "MORAN STOCKHOLDERS" has the meaning given that term in the Moran Acquisition Agreement.

     "MORTGAGED VESSEL" means each Vessel registered with the United States Coast Guard subject to a Preferred Ship Mortgage granted to the Administrative Agent for the benefit of the Secured Parties.

     "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

     "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

     "NET CASH PROCEEDS" means, with respect to any sale, lease, transfer or other disposition of any asset or any Debt Issuance or Equity Issuance by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, investment banking fees, underwriting fees and discounts, legal fees, accounting fees, finder's fees and other similar out-of-pocket costs, (b) the amount of taxes paid or payable in connection with or as a result of such transaction and (c) with respect to any asset, the amount of any Debt secured by a Lien on such asset that, by the terms of such transaction, is repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof.

     "NON-POSSESSION/LEASE EXCEPTED INVENTORY" means inventory, having an aggregate net book value not in excess, at any one time, of $1,000,000, which is not in the possession of the Borrower or its Domestic Subsidiaries and/or is held on property leased by the Borrower or a Domestic Subsidiary.

     "NON-REDEEMABLE PREFERRED STOCK" has the meaning specified in Section 8.4.

     "NOTE" means a Term A Note, a Term B Note or a Revolving Credit Note.

     "NOTICE OF BORROWING" has the meaning specified in Section 2.2(a).

     "NOTICE OF ISSUANCE" has the meaning specified in Section 2.3(a).

     "NOTICE OF TERMINATION" has the meaning specified in Section 2.1(d).

     "NPL" means the National Priorities List under CERCLA.

     "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 9.4. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document, (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party may, after the occurrence and during the continuance of an Event of Default, elect to pay or advance on behalf of such Loan Party, and (c) any other obligations arising out of or under, based upon or relating to the Loan Documents.

     "OECD" means the Organization for Economic Cooperation and Development.

     "OLD MORAN" has the meaning specified in the Preliminary Statements to this Agreement.

     "OLD MORAN COLLATERAL" means all Receivables and Inventory (and the proceeds thereof) of the Old Moran Entities.

     "OLD MORAN ENTITIES" means, collectively, the following:

          (a)  Old Moran;
          (b)  Moran Towing Corporation, a New York corporation;
          (c)  Moran Towing of Texas, Inc., a Texas corporation;
          (d)  Seaboard Barge Corporation, a Delaware corporation;
          (e)  Petroleum Transport Corporation, a Delaware corporation;
          (f)  Moran Towing of Delaware, Inc., a Delaware corporation;
          (g)  Moran Services Corporation, a Delaware corporation;
          (h)  Moran Shipyard Corporation, a New York corporation;
          (i)  Hampton Roads Land Co., Inc., a Delaware corporation;
          (j)  Portsmouth Navigation Corporation, a New Hampshire corporation;
          (k)  Jakobson Shipyard, Inc., a New York corporation;
          (l)  Moran Barge Corp., a Delaware corporation;
          (m)  Moran Insurance;
          (n) Curtis Bay Towing Company of Pennsylvania, a Pennsylvania corporation;
          (o)  Curtis Bay Towing Company of Virginia, a Virginia Corporation;
          (p)  Florida Towing Company, a Florida corporation; and
          (q)  MCF Subsidiary, Inc., a Delaware corporation.

     "OLD MORAN SECURITY AGREEMENT" has the meaning specified in Section 3.1(a).

     "OPEN YEAR" has the meaning specified in Section 4.16.

     "OTHER TAXES" has the meaning specified in Section 2.12(b).

     "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

     "PERMITTED LIENS" means any of the following: (a) Liens for taxes, assessments and governmental charges or levies (i) not yet due and payable or
(ii) that are due and payable and that are being contested in good faith and by appropriate proceedings diligently conducted, PROVIDED that in the case of Liens under this clause (ii), reserves or other appropriate provisions shall have been established therefor in accordance with GAAP (or, in the case of a Foreign Subsidiary, the equivalent of GAAP); (b) Liens imposed by law, such as materialmen's, vendor's, mechanics', carriers', landlord's, vendors, workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than sixty (60) days or which are being contested in good faith and by appropriate proceedings diligently conducted, PROVIDED that reserves or other appropriate provisions shall have been established therefor in accordance with GAAP (or, in the case of a Foreign Subsidiary, the equivalent of GAAP); (c) pledges or deposits to secure (i) obligations under workers' compensation laws, unemployment insurance, pension, social security or similar legislation or to secure public or statutory obligations (ii) liability to insurance carriers or clubs under insurance or self-insurance arrangements,
(iii) the performance of bids, tenders, trade contracts, leases, surety and appeal bonds, performance bonds, and other obligations of a like nature, and
(iv) fuel hedging obligations; (d) Permitted Real Property Encumbrances; (e) the Indenture Liens; (f) Liens permitted under the Preferred Ship Mortgages and, with respect to the Vessels covered by the Indenture Liens, the Ship Mortgages (as defined in the Senior Notes Indenture); and (g) rights of the United States Government to requisition any of the Vessels. Notwithstanding the foregoing in clause (e) above, at such time when the Senior Notes are redeemed in full and the Indenture Liens has been released and terminated, and thereafter, such clause (e) shall be deemed to be excluded from this definition.

     "PERMITTED REAL PROPERTY ENCUMBRANCES" means, with respect to any particular real property, easements, zoning and building restrictions or other restrictions, rights-of-way, minor liens or encroachments, covenants or encumbrances on real property imposed by law or arising in the ordinary course of business that do not arise out of the incurrence of any Debt and that do not and could not reasonably be expected to materially interfere with the ordinary conduct of business of the Borrower or any of its Subsidiaries or materially impair the use thereof to the Borrower or any Subsidiary.

     "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "PLAN" means a Single Employer Plan or a Multiple Employer Plan.

     "PRE-COMMITMENT INFORMATION" has the meaning specified in Section 3.1(g).

     "PREFERRED SHIP MORTGAGE" means a first preferred ship mortgage covering a Vessel (or first-preferred fleet mortgages covering more than one Vessel) to be executed and delivered by the Loan Party that is the owner of such Vessel, in form and substance acceptable to the Administrative Agent, in order to assure that the Administrative Agent for the benefit of the Secured Parties has a perfected security interest in or lien on such Vessel, as amended, supplemented or otherwise modified from time to time.

     "PRIME RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

          (a) the rate of interest announced publicly by Fleet in Boston, Massachusetts, from time to time, as Fleet's prime rate, which is not necessarily the lowest rate made available by Fleet; or

          (b) one-half (1/2) of one percent per annum above the Federal Funds Rate.

     "PRIME RATE ADVANCE" means an Advance that bears interest as provided in
Section 2.7(a)(i).

     "PRO RATA SHARE" of any amount means, with respect to any Revolving Credit Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time and the denominator of which is the Revolving Credit Facility at such time.

     "PUT PAYMENTS" has the meaning specified in Section 6.7(e).

     "RECEIVABLES" means all Receivables referred to in the Security Agreement.

     "REDUCTION AMOUNT" has the meaning specified in Section 2.6(b)(v).

     "REGISTER" has the meaning specified in Section 11.7(d).

     "REGULATION T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "REGULATORY AUTHORITY" means any federal, state, local or other U.S. or foreign governmental authority, bureau or agency.

     "RELEASE" means any release, spill, emission, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Materials) or into or from any property, including, without limitation, the movement of any Hazardous Materials through the air, soil, surface waters or ground water.

     "REMEDIAL" shall have the meaning as set forth in CERCLA at 42 U.S.C.
Section 9601(24) and/or any other applicable Environmental Laws.

     "REMOVAL" shall have the meaning as set forth in CERCLA at 42 U.S.C.
Section 9601(23) and/or any other applicable Environmental Laws.

     "REQUIRED LENDERS" means at any time the Lenders owed or holding greater than 66-2/3% of the sum of (a) the aggregate principal amount of the Advances outstanding at such time and (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, or, if no such principal amount and no Letters of Credit are outstanding at such time, the Administrative Agent and the Lenders holding greater than 51% of the aggregate of the Term A Commitments, Term B Commitments and Revolving Credit Commitments; PROVIDED, HOWEVER, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (i) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, and (ii) the aggregate Term A Commitment, Term B Commitment and Revolving Credit Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments.

     "RESPONSE" shall have the meaning as set forth in CERCLA at 42 U.S.C.
Section 9601(25) and/or any other applicable Environmental Laws.

     "RESPONSIBLE OFFICER" means, with respect to any Loan Party, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Controller or the Treasurer of such Loan Party.

     "REVOLVING CREDIT ADVANCE" has the meaning specified in Section 2.1(c).

     "REVOLVING CREDIT AVAILABILITY" means, at any time, the lesser of (a) the Revolving Credit Facility and (b) the Borrowing Base.

     "REVOLVING CREDIT BORROWING" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Revolving Credit Lenders.

     "REVOLVING CREDIT COMMITMENT" means, with respect to any Revolving Credit Lender at any time, the amount set forth opposite such Lender's name on SCHEDULE I hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 11.7(d) as such Lender's "Revolving Credit Commitment," as such amount may be reduced at or prior to such time pursuant to Section 2.5. The initial aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments is $40,000,000.

     "REVOLVING CREDIT FACILITY" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

     "REVOLVING CREDIT LENDER" means any Lender that has a Revolving Credit Commitment.

     "REVOLVING CREDIT NOTE" means a promissory note of the Borrower payable to the order of any Revolving Credit Lender, in substantially the form of EXHIBIT C hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender.

     "REVOLVING CREDIT TERMINATION DATE" means the earlier of (a) the sixth anniversary of the Closing Date, and (b) the Termination Date.

     "SECURED OBLIGATIONS" has the meaning specified in the Security Agreement.

     "SECURED PARTIES" means the Administrative Agent, the Lender Parties, and the Hedge Banks and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

     "SECURITY AGREEMENT" has the meaning specified in Section 3.1(a) and, for purposes of this definition, Security Agreement shall also include each of the Old Moran Security Agreement and the Borrower/Turecamo Security Agreement.

     "SENIOR NOTES REDEMPTION PAYMENTS" means the principal amount payable in respect of the Senior Notes to redeem such Senior Notes.

     "SENIOR NOTES" means Old Moran's 11-3/4% First Preferred Ship Mortgage Notes due 2004 issued under and pursuant to the Senior Notes Indenture.

     "SENIOR NOTES DOCUMENTS" means, collectively, the Senior Notes, the Senior Notes Indenture, the preferred ship mortgages granted on vessels in connection therewith, and any other documents, agreements and instruments executed and delivered by the parties thereto in connection therewith, in each case, as amended, supplemented or otherwise modified from time to time.

     "SENIOR NOTES INDENTURE" means the Indenture dated as of July 11, 1994, by and between Old Moran, the guarantors a party thereto, and State Street Bank & Trust Company (as successor to Shawmut Bank Connecticut, National Association) as trustee, executed and delivered by the parties thereto in connection with the issuance of the Senior Notes, as amended, supplemented or otherwise modified.

     "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

     "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the assets of such Person (on a going-concern basis) is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person (on a going-concern basis) is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. Contribution rights shall be considered assets under this definition.

     "STANDBY LETTER OF CREDIT" means any Letter of Credit other than a Trade Letter of Credit.

     "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits or distributions or general or limited partnership interests of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries. Unless otherwise specified herein, the term Subsidiary shall mean a Subsidiary of the Borrower.

     "SUBSIDIARY GUARANTY" has the meaning specified in Section 3.1.

     "SURVIVING DEBT" shall have the meaning specified in Section 4.19(b).

     "TAXES" has the meaning specified in Section 2.12(a).

     "TERM A ADVANCE" has the meaning specified in Section 2.1(a).

     "TERM A BORROWING" means a borrowing consisting of simultaneous Term A Advances of the same Type made by the Term A Lenders.

     "TERM A COMMITMENT" means, with respect to any Term A Lender at any time, the amount set forth opposite such Lender's name on SCHEDULE I hereto under the caption "Term A Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 11.7(d) as such Lender's "Term A Commitment," as such amount may be reduced at or prior to such time pursuant to Section 2.5. The initial aggregate amount of the Term
A Lenders' Term A Commitments is $80,000,000.

     "TERM A DRAW DATE" means the date on which the Term A Advances are made to the Borrower pursuant to and in accordance with the terms of this Agreement.

     "TERM A FACILITY" means, at any time, the aggregate amount of the Term A Lenders' Term A Commitments at such time.

     "TERM A FACILITY TERMINATION DATE" means the first anniversary of the Closing Date.

     "TERM A LENDER" means any Lender that has a Term A Commitment.

     "TERM A NOTE" means a promissory note of the Borrower payable to the order of any Term A Lender, in substantially the form of EXHIBIT D hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term A Advance made by such Lender.

     "TERM B ADVANCE" has the meaning specified in Section 2.1(b).

     "TERM B BORROWING" means a borrowing consisting of simultaneous Term B Advances of the same Type made by the Term B Lenders.

     "TERM B COMMITMENT" means, with respect to any Term B Lender at any time, the amount set forth opposite such Lender's name on SCHEDULE I hereto under the caption "Term B Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 11.7 as such Lender's "Term B Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.5. The initial aggregate amount of the Term B Lenders' Commitments is $80,000,000.

     "TERM B FACILITY" means, at any time, the aggregate amount of the Term B Lenders' Term B Commitments at such time.

     "TERM B LENDER" means any Lender that has a Term B Commitment.

     "TERM B NOTE" means a promissory note of the Borrower payable to the order of any Term B Lender, in substantially the form of EXHIBIT E hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term B Advance made by such Lender.

     "TERM FACILITIES" means the Term A Facility and the Term B Facility.

     "TERMINATION DATE" means the date of termination in whole of the Commitments pursuant to Section 2.5 or Article 9.

     "TES" means Turecamo Environmental Services, Inc., a Delaware corporation.

     "TOS" means Turecamo of Savannah, Inc., a Georgia corporation.

     "TRADE LETTER OF CREDIT" means any Letter of Credit that is issued for the benefit of a supplier of Inventory to the Borrower or any of its Subsidiaries to effect payment for such Inventory, the conditions to drawing under which include the presentation to the Issuing Bank of negotiable bills of lading, invoices and related documents sufficient, in the judgment of the Issuing Bank, to create a valid and perfected lien on or security interest in such Inventory, bills of lading, invoices and related documents in favor of the Issuing Bank.

     "TRANSACTION" means the transactions contemplated by the Moran Acquisition Documents and the Loan Documents.

     "TURECAMO ENTITIES" means, collectively, Turecamo Maritime, White Stack, TOS and TES.

     "TURECAMO MARITIME" means Turecamo Maritime, Inc., a Delaware corporation.

     "TURECAMO STOCK" has the meaning given that term in the Moran Acquisition Agreement.

     "TURECAMO STOCKHOLDERS" has the meaning given that term in the Moran Acquisition Agreement.

     "TYPE" refers to the distinction between Advances bearing interest at the Prime Rate and Advances bearing interest at the Eurodollar Rate.

     "UNUSED AVAILABILITY" means, as of any date, the amount (if any) by which the aggregate amount of the Revolving Credit Availability exceeds all Revolving Credit Advances, PLUS all Letter of Credit Advances, PLUS the aggregate Available Amount of all Letters of Credit, in each case outstanding at such date.

     "UNUSED REVOLVING CREDIT COMMITMENT" means, with respect to any Revolving Credit Lender, at any time, (a) such Lender's Revolving Credit Commitment at such time MINUS (b) the sum (without duplication) of (i) the aggregate principal amount of all Revolving Credit Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time, and (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time and (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to
Section 2.3(c) and outstanding at such time.

     "VESSEL" means each of the following: (a) each vessel identified on
Schedule 4.29, and

(b) each additional tugboat or barge acquired or constructed and owned by the Borrower or any of its Subsidiaries after the Closing Date.

     "VESSEL COLLATERAL DOCUMENTS" means, collectively, the Earnings Assignments, the Insurance Assignments and the Preferred Ship Mortgages.

     "VISUAL SURVEY" means a "visual survey and appraisal", in form and substance acceptable to the Administrative Agent, of all of the Vessels owned by the Borrower and its Subsidiaries performed by a nationally recognized maritime "appraiser and surveyor" reasonably acceptable to the Administrative Agent.

     "VOTING STOCK" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

     "WELFARE PLAN" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

     "WHITE STACK" means White Stack Maritime Corp., a Delaware corporation.

     "WHOLLY-OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person all of the outstanding Equity Interests of which shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of that Person or a combination thereof.

     "WITHDRAWAL LIABILITIES" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.2 COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

     SECTION 1.3  ACCOUNTING TERMS.

          (a) For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Lender pursuant to Article 7 shall be prepared in accordance with GAAP (as in effect at the time of such preparation) on a consistent basis. In the event any "Accounting Changes" (as defined below) shall occur and such changes affect financial covenants, standards or terms in this Agreement, then the Borrower and the Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of the Borrower shall be the same after such Accounting Changes as if such Accounting Changes had not been made, and until such time as such an amendment shall have been executed and delivered by the Borrower and the Lenders, (a) all financial covenants, standards and terms in this Agreement shall be calculated and/or construed as if such Accounting Changes had not been made, and (b) the Borrower shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "ACCOUNTING CHANGES" means: (a) changes in accounting principles required by GAAP and implemented by Borrower; (b) changes in accounting principles recommended by Borrower's certified public accountants; and (c) changes in carrying value of the Borrower's or any of its Subsidiaries' assets, liabilities or equity accounts resulting from adjustments that, in each case, were applicable to, but not included in, the Pro Forma Financials; provided, however, that "Accounting Changes" shall not include changes required to be made to accounting principles used by Turecamo to conform with those of Old Moran. All such adjustments resulting from expenditures made subsequent to the Closing Date (including, but not limited to, capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period.

          (b) For purposes of determining the computation of all financial covenants and the Applicable Margin, the term "Subsidiary" shall be deemed to include the Turecamo Entities and the Old Moran Entities for all periods prior to the Closing Date.

     SECTION 1.4 OTHER DEFINITIONAL PROVISIONS. References to "Sections", "subsections", "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, words importing any gender include the other genders; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.


                                      ARTICLE 2
                                 AMOUNTS AND TERMS OF
                        THE ADVANCES AND THE LETTERS OF CREDIT

     SECTION 2.1  THE ADVANCES.

          (a) THE TERM A ADVANCES. Each Term A Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "TERM A ADVANCE") to the Borrower at any time on or after June 30, 1999 (but in no event later than the Term A Facility Termination Date) in an amount equal to such Lender's Term A Commitment at such time. The Term A Borrowing shall consist of Term A Advances made simultaneously by the Term A Lenders ratably according to their Term A Commitments. Amounts borrowed under this Section 2.1(a) and repaid or prepaid may not be reborrowed.

          (b) THE TERM B ADVANCES. Each Term B Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "TERM B ADVANCE") to the Borrower on the Closing Date in an amount equal to such Lender's Term B Commitment at such time. The Term B Borrowing shall consist of Term B Advances made simultaneously by the Term B Lenders ratably according to their Term B Commitments. Amounts borrowed under this Section 2.1(b) and repaid or prepaid may not be reborrowed.

          (c) THE REVOLVING CREDIT ADVANCES. Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "REVOLVING CREDIT ADVANCE") to the Borrower from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an amount for each such Advance not to exceed such Lender's Unused Revolving Credit Commitment at such time; PROVIDED, HOWEVER, that no Revolving Credit Lender shall have any obligation to make a Revolving Credit Advance under this Section 2.1(c) to the extent such Revolving Credit Advance would (after giving effect to any immediate application of the proceeds thereof) exceed the Unused Availability. Each Revolving Credit Borrowing shall be in an aggregate amount of $500,000 or an integral multiple of $100,000 (other than, in each case, a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Letter of Credit Advances) and shall consist of Revolving Credit Advances made simultaneously by the Revolving Credit Lenders ratably according to their Revolving Credit Commitments. Within the limits of each Revolving Credit Lender's Unused Revolving Credit Commitment in effect from time to time, the Borrower may borrow, repay and reborrow Revolving Credit Advances.

          (d) LETTERS OF CREDIT. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit for the account of the Borrower (or any Subsidiary of the Borrower provided, that, for purposes of the Borrower's reimbursement and other obligations hereunder with respect to any Letter of Credit issued for the account of a Subsidiary, the Borrower shall be considered the account party) from time to time on any Business Day during the period from the Closing Date until sixty (60) days before the Revolving Credit Termination Date (i) in an aggregate Available Amount for all Letters of Credit not to exceed at any time the Issuing Bank's Letter of Credit Commitment at such time and (ii) in an Available

Amount for each such Letter of Credit not to exceed (after giving effect to any immediate application of the proceeds thereof) the Unused Availability. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than (A) the earlier of sixty (60) days before the Revolving Credit Termination Date, (B) in the case of a Standby Letter of Credit, 365 days after the date of issuance thereof and (C) in the case of a Trade Letter of Credit, 180 days after the date of issuance thereof. The foregoing notwithstanding, any Standby Letter of Credit may, by its terms, be renewable annually upon fulfillment of the applicable conditions set forth in Article 3 unless such Issuing Bank shall have notified the Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit (but in any event at least sixty (60) Business Days prior to the date of automatic renewal) of its election not to renew such Standby Letter of Credit (a "NOTICE OF TERMINATION"); PROVIDED that the terms of each Standby Letter of Credit that is automatically renewable annually shall not permit the expiration date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date later than sixty (60) days before the Revolving Credit Termination Date. If a Notice of Termination is given by the Issuing Bank pursuant to the immediately preceding sentence, such Standby Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.1(d), repay any Letter of Credit Advances resulting from drawings under Letters of Credit pursuant to Section 2.3(c) and request the issuance of additional Letters of Credit under this Section 2.1(d).

     SECTION 2.2  MAKING THE ADVANCES.

          (a) Except as otherwise provided in Section 2.3, each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York time) on the third Business Day prior to the date of the proposed Borrowing in the case of Eurodollar Rate Advances and on the Business Day of the proposed Borrowing in the case of Prime Rate Advances by the Borrower to the Administrative Agent, which shall give to each appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "NOTICE OF BORROWING") may be by telephone, confirmed immediately in writing, or telex or telecopier in substantially the form of EXHIBIT F hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made,
(iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each appropriate Lender shall, before 1:00 P.M. (New York time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account; PROVIDED, HOWEVER, that in the case of any Revolving Credit Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Letter of Credit Advances made by the Issuing Bank and by any other Revolving Credit Lender and outstanding on the date of such Revolving Credit Borrowing, PLUS interest accrued and unpaid thereon to and as of such date, available to the Issuing Bank and such other Revolving Credit Lenders for repayment of such Letter of Credit Advances.

          (b)  Anything in subsection (a) above to the contrary notwithstanding,
(i) the Borrower may not select Eurodollar Rate Advances if the obligation of the appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.9 or Section 2.10, and (ii) the Eurodollar Rate Advances made on any date may not be outstanding as part of more than ten (10) separate Borrowings.

          (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article 3, including, without limitation, any loss (including loss of anticipated profits as reasonably determined by such Lender), cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

          (d) Unless the Administrative Agent shall have received notice from an appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) or (b) of this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section
2.7 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

          (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

     SECTION 2.3 ISSUANCE OF AND DRAWINGS AND REIMBURSEMENT UNDER LETTERS OF CREDIT.

          (a) REQUEST FOR ISSUANCE. Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank, which shall give to the Administrative Agent and each Revolving Credit Lender prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "NOTICE OF ISSUANCE") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (i) date of such issuance (which shall be a Business Day), (ii) Available Amount of such Letter of Credit, (iii) expiration date of such Letter of Credit, (iv) name and address of the beneficiary of such Letter of Credit and (v) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "LETTER OF CREDIT AGREEMENT"). If the requested form of such Letter of Credit is acceptable to the Issuing Bank, in its sole discretion, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article 3, make such Letter of Credit available to the Borrower at its office referred to in Section 11.2 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any such Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

          (b) LETTER OF CREDIT REPORTS. The Issuing Bank shall furnish (i) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit, (ii) to the Administrative Agent, the Borrower and each Revolving Credit Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding month and drawings during such month under all Letters of Credit and (iii) to the Administrative Agent, the Borrower and each Revolving Credit Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

          (c) DRAWING AND REIMBURSEMENT. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance which shall be a Prime Rate Advance in the amount of such draft. Each of the Borrower, the Administrative Agent and each Revolving Credit Lender hereby acknowledges and agrees that Letter of Credit Advances may be made, or deemed made, by the Issuing Bank in respect of any Letter of Credit and to participate in all Letter of Credit Advances made hereunder as provided herein. Upon written demand by the Issuing Bank, with a copy of such demand to the Administrative Agent, each Revolving Credit Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such Revolving Credit Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available (for the account of its Applicable Lending Office) to the Administrative Agent (for the account of the Issuing Bank), by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to the Issuing Bank. The Borrower hereby agrees to each such sale and assignment. Each Revolving
Credit Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank; PROVIDED that notice of such demand is given not later than 11:00 A.M. (New York time) on such Business Day or (ii) the first Business
Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Issuing Bank to any other Revolving Credit Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such other Lender that (i) the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, and (ii) the conditions set forth in 3.2 have been satisfied, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan
Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

          (d) FAILURE TO MAKE LETTER OF CREDIT ADVANCES. The failure of any Lender to make any Letter of Credit Advance to be made by it on the date specified in Section 2.3(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

     SECTION 2.4  REPAYMENT OF ADVANCES.

          (a) TERM A ADVANCES. If any amounts are borrowed under Section 2.1(a), then the Borrower shall repay to the Administrative Agent for the ratable account of the Term A Lenders the aggregate outstanding principal amount of the Term A Advances on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.6):


 DATE                                                                 AMOUNTS
 ----                                                                ---------

 September 30, 1999                                                 $2,500,000
 December 31, 1999                                                  $2,500,000*
 March 31, 2000                                                     $2,500,000
 June 30, 2000                                                      $2,500,000
 September 30, 2000                                                 $3,125,000
 December 31, 2000                                                  $3,125,000
 March 31, 2001                                                     $3,125,000
 June 30, 2001                                                      $3,125,000
 September 30, 2001                                                 $3,625,000
 December 31, 2001                                                  $3,625,000
 March 31, 2002                                                     $3,625,000
 June 30, 2002                                                      $3,625,000
 September 30, 2002                                                 $4,500,000
 December 31, 2002                                                  $4,500,000
 March 31, 2003                                                     $4,500,000
 June 30, 2003                                                      $4,500,000
 September 30, 2003                                                 $6,250,000
 December 31, 2003                                                  $6,250,000
 March 31, 2004                                                     $6,250,000
 June 30, 2004                                                      $6,250,000


PROVIDED, HOWEVER, that the final principal installment shall be in an amount equal to the aggregate principal amount of the Term A Advances outstanding on such date.

          (b) TERM B ADVANCES. The Borrower shall repay to the Administrative Agent for the ratable account of the Term B Lenders the aggregate outstanding principal amount of the Term B Advances on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.6):

 DATE                                                                 AMOUNTS
 ----                                                                ---------
 March 31, 1999                                                     $   200,000
 June 30, 1999                                                      $   200,000

-----------
(*) In the event that the Term A Draw Date occurs on or after September 30, 1999 (but prior to the Term A Facility Termination Date), the $2,500,000 payment which would have been payable on September 30, 1999 shall be added to the payment due on December 31, 1999, and thus, the principal amount of the Term A Advance due on December 31, 1999 shall be $5,000,000.


 September 30, 1999                                                 $   200,000
 December 31, 1999                                                  $   200,000
 March 31, 2000                                                     $   200,000
 June 30, 2000                                                      $   200,000
 September 30, 2000                                                 $   200,000
 December 31, 2000                                                  $   200,000
 March 31, 2001                                                     $   200,000
 June 30, 2001                                                      $   200,000
 September 30, 2001                                                 $   200,000
 December 31, 2001                                                  $   200,000
 March 31, 2002                                                     $   200,000
 June 30, 2002                                                      $   200,000
 September 30, 2002                                                 $   200,000
 December 31, 2002                                                  $   200,000
 March 31, 2003                                                     $   200,000
 June 30, 2003                                                      $   200,000
 September 30, 2003                                                 $   200,000
 December 31, 2003                                                  $   200,000
 March 31, 2004                                                     $   200,000
 June 30, 2004                                                      $   200,000
 September 30, 2004                                                 $   200,000
 December 31, 2004                                                  $   200,000
 March 31, 2005                                                     $ 6,250,000
 June 30, 2005                                                      $ 6,250,000
 September 30, 2005                                                 $ 6,250,000
 December 31, 2005                                                  $56,450,000

PROVIDED, HOWEVER, that the final principal installment shall be equal to the aggregate principal amount of the Term B Advances outstanding on such date.

          (c) REVOLVING CREDIT ADVANCES. The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Revolving Credit Termination Date the aggregate principal amount of the Revolving Credit Advances then outstanding.

          (d) LETTER OF CREDIT ADVANCES. (i) The Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each other Revolving Credit Lender that has made a Letter of Credit Advance on the earlier of demand and the Revolving Credit Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

               (ii) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

                    (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating to any of the foregoing (all of the foregoing being, collectively, the "L/C RELATED DOCUMENTS");

                    (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                    (C) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                    (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or

                    (E) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from any Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents;

provided that, nothing contained herein shall be interpreted to waive any right which the Borrower may have, in the event of the Issuing Bank's gross negligence or willful misconduct, under Section 11.09.

     SECTION 2.5  TERMINATION OR REDUCTION OF THE COMMITMENTS.

          (a) OPTIONAL. The Borrower may, upon at least three (3) Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Unused Revolving Credit Commitments HOWEVER, that each partial reduction of a Facility (i) shall be in an aggregate amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof, and (ii) shall be made ratably among the appropriate Lenders in accordance with their Commitments with respect to such Facility.

          (b)  MANDATORY.

               (i) The Term A Commitments shall automatically terminate in whole on the Term A Facility Termination Date and all Advances made thereunder shall be repaid in full, no later than the fifth anniversary of the Term A Draw Date.

               (ii) On the date of the Term B Borrowing, after giving effect to such Term B Borrowing, and from time to time thereafter upon each repayment or prepayment of the Term B Advances, the aggregate Term B Commitments of the Term B Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term B Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term B Advances then outstanding; PROVIDED, HOWEVER, that the Term B Commitments shall terminate, and all Advances made thereunder shall be repaid in full, no later than December 31, 2005.

               (iii) On and after the date that all Term A Advances and Term B Advances shall have been repaid in full the Revolving Credit Facility shall be automatically and permanently reduced on each date on which prepayment thereof is required to be made pursuant to Section 2.6(b)(i), (ii), (iii) or
(iv) in an amount equal to the applicable Reduction Amount, PROVIDED that each such reduction of the Revolving Credit Facility shall be made ratably among the Revolving Credit Lenders in accordance with their Revolving Credit Commitments.

               (iv) The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

               (v) In the event the Closing Date shall not have occurred by October 30, 1998, then all of the Commitments shall be automatically terminated and this Agreement shall be of no further force or effect.

               (vi) Notwithstanding the foregoing in clauses (i), (ii),
(iii), (iv) and (v) of this Section 2.5(b), in the event the Term A Borrowing is not consummated on or prior to the Term A Facility Termination Date other than by reason of the breach, if any, by any Lender(s) of its obligation hereunder to make its Term A Advance), then all of the Commitments shall automatically and immediately terminate and all the outstanding Advances shall be payable in accordance with clause (ix) of Section 2.6(b).

     SECTION 2.6  PREPAYMENTS.

          (a) OPTIONAL. The Borrower may, without premium or penalty, upon at least one (1) Business Day's notice in the case of Prime Rate Advances and three (3) Business Days' notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, the Borrower shall, prepay the outstanding aggregate principal amount of the Advances, in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; PROVIDED, HOWEVER, that (i) (x) in the case of a prepayment of the Term A Advances or Term B Advances, each partial prepayment shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the case of a prepayment of the Revolving Credit Advances, each partial prepayment shall be in an aggregate principal amount of $250,000 or an integral multiple of $50,000 in excess thereof and (ii) no such prepayment of a Eurodollar Rate Advance shall be made other than on the last day of an Interest Period therefor without payment by the Borrower of the amounts provided for in Section 11.4(c). Each prepayment made pursuant to this Section 2.6(a) shall, at the Borrower's option, be applied to either (i) repay the Facilities in the following manner: FIRST, to prepay Letter of Credit Advances then outstanding until such Letter of Credit Advances are paid in full; and SECOND, to prepay Revolving Credit Advances then outstanding until such Revolving Credit Advances are paid in full; or (ii) be applied to repay the Facilities in the following manner: FIRST, ratably to the Term A Facility and the Term B Facility, and ratably to each unpaid installment of principal of each of the Term Facilities until such installments are paid in full; SECOND, to prepay Letter of Credit Advances then outstanding until such Letter of Credit Advances are paid in full; THIRD, to prepay Revolving Credit Advances then outstanding (whereupon the Revolving Credit Facility shall be permanently reduced as set forth in Section 2.5(b)(iii)) until such Revolving Credit Advances are paid in full; and FOURTH, deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or the Revolving Credit Lenders, as applicable.

          (b)  MANDATORY.

               (i) Within ninety-five (95) days following the end of each Fiscal Year, commencing with the Fiscal Year ending December 31, 1999, in which the ratio of Consolidated Debt to EBITDA at the end of such Fiscal Year is greater than or equal to 3.00 to 1.00, the Borrower shall execute and deliver to the Administrative Agent a certificate of the Borrower's chief executive officer or chief financial officer demonstrating its calculation of Excess Cash Flow for such Fiscal Year along with a prepayment of the then outstanding Advances equal to seventy-five percent (75%) of the annual Excess Cash Flow; PROVIDED, HOWEVER, that if the ratio of Consolidated Debt to EBITDA, measured at the end of such Fiscal Year of the Borrower, for such Fiscal Year of the Borrower, is less than 3.00 to 1.00, then the required prepayment of the then outstanding Advances shall be in the amount of fifty percent (50%) of the annual Excess Cash Flow for such Fiscal Year rather than seventy-five percent (75%) of such annual Excess Cash Flow.

              (ii) Within fifteen (15) days after receipt by any Loan Party or any of its Subsidiaries of Net Cash Proceeds from any Asset Disposition (other than Extraordinary

Receipts the disposition of which shall be governed by the terms of Section 2.6(b)(iv) below), the Borrower shall prepay the then outstanding Advances in an amount equal to one-hundred percent (100%) of such Net Cash Proceeds; PROVIDED, HOWEVER, that no prepayment of the then outstanding Advances will be required under this Section 2.6(b)(ii) with respect to Net Cash Proceeds from Asset Dispositions, not exceeding $15,000,000 in any Fiscal Year, to the extent that such Net Cash Proceeds with respect to Vessels are reinvested (or are committed, pursuant to a binding written commitment, to be reinvested) in new or used vessels and, with respect to non-vessel assets, are reinvested (or are committed, pursuant to a binding written commitment, to be reinvested) in assets of a similar type and nature of those subject to such disposition, in each case, within twelve (12) months after receipt thereof; PROVIDED FURTHER, HOWEVER, that the Borrower shall prepay the then outstanding Advances in an amount equal to (x) all Net Cash Proceeds from Asset Dispositions received in any Fiscal Year in excess of $15,000,000, plus, without duplication, (y) all Net Cash Proceeds not so reinvested (or committed to be reinvested) within twelve (12) months after receipt thereof (which amounts shall be repaid not later than the date that is twelve (12) months after the date of receipt thereof).

             (iii) Within fifteen (15) days after receipt by any Loan Party or any of its Subsidiaries of Net Cash Proceeds from any Debt Issuance or Equity Issuance, the Borrower shall prepay the then outstanding Advances in an amount equal to, (x) with respect to any Debt Issuance, one hundred percent (100%) of such Net Cash Proceeds and (y) with respect to any Equity Issuance, one hundred percent (100%) of such Net Cash Proceeds.

              (iv) Within fifteen (15) days after receipt of Net Cash Proceeds by any Loan Party or any of its Subsidiaries from any Extraordinary Receipt received by or paid to or for the account of any Loan Party or any of its Subsidiaries and not otherwise included in clause (i), (ii) or (iii) above, the Borrower shall prepay the then outstanding Advances in an amount equal to one hundred percent (100%) of such Net Cash Proceeds in excess of $250,000 in the aggregate in any fiscal year.

               (v) Each prepayment made pursuant to clause (i), (ii), (iii) or
(iv) shall be subject to the provisions of Section 11.4(c) and shall be applied to prepay the Facilities in the following manner: FIRST, ratably to the Term A Facility and the Term B Facility, and ratably to each unpaid installment of principal of each of the Term Facilities until such installments are paid in full; SECOND, to prepay Letter of Credit Advances then outstanding until such Letter of Credit Advances are paid in full; THIRD, to prepay Revolving Credit Advances then outstanding (whereupon the Revolving Credit Facility shall be permanently reduced as set forth in Section 2.5(b)(iv)) until such Revolving Credit Advances are paid in full; and FOURTH, deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or the Revolving Credit Lenders, as applicable. The amount remaining (if any) after the required prepayment of the Advances then outstanding and the 100% cash collateralization of the aggregate Available Amount of Letters of Credit then outstanding (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being referred to herein as the "REDUCTION AMOUNT") may be retained by the Borrower. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or the Revolving Credit Lenders, as applicable.
Upon the termination of all of the Commitments and the indefeasible payment in full of all Obligations, including, without limitation, termination or expiration of all Letters of Credit and the indefeasible payment in full of all Obligations in respect of all Letters of Credit, then all amounts remaining on deposit in the L/C Cash Collateral Account shall be returned to the Borrower.

              (vi) Intentionally omitted.

             (vii) At any time that the aggregate amount of Revolving
Credit Advances outstanding exceeds the Revolving Credit Availability, the Borrower shall immediately repay Revolving Credit Advances to the extent necessary to reduce the principal balance of Revolving Credit Borrowings to an amount equal to or less than the Revolving Credit Availability.

            (viii) The foregoing notwithstanding, the provisions of this
Section 2.6(b) shall not be construed to permit any Equity Issuance, Debt Issuance or Asset Disposition otherwise prohibited under the terms of this Agreement.

              (ix) Upon the termination of all of the Commitments pursuant to clause (vi) of Section 2.5(b), the Borrower shall immediately repay all the outstanding Advances, together with any accrued and unpaid interest, and all other Obligations owing.

          (c) APPLICATION OF PREPAYMENTS TO THE TERM A FACILITY AND THE TERM B FACILITY. Upon receipt of any amounts to be applied to the prepayment in respect of the Term A Facility and the Term B Facility pursuant to this
Section 2.6, the Administrative Agent shall apply such amounts to the prepayment of the Term A Advances and Term B Advances ratably; PROVIDED, HOWEVER, that if within five (5) Business Days of receiving notice from the Administrative Agent of a prepayment any Term B Lender notifies the Administrative Agent that it elects to refuse to accept the prepayment of its Term B Advances, and the Borrower upon five (5) Business Days' notice consents to such refusal, the Administrative Agent shall apply the portion of such prepayment that would have been allocated to the repayment of such Lender's Term B Advances, to the prepayment of the Advances of the Lenders under the Term A Facility and of the Advances of the Term B Lenders which have not so refused ratably to each unpaid installment of principal of each such Facility (and, if all Lenders under the Term B Facility elect to refuse their ratable share of such prepayment, only to the Advances of the Lenders under the Term A Facility). If any Term B Lender shall not give notice to the Administrative Agent within such five (5) Business Day period, the Administrative Agent shall assume that such Lender shall have accepted such prepayment.

     SECTION 2.7  INTEREST.

          (a)  SCHEDULED INTEREST.  The Borrower shall pay to the
Administrative Agent, for the benefit of the Lenders, interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

               (i) PRIME RATE ADVANCES. During such periods as such Advance is a Prime Rate Advance, a rate per annum equal at all times to the sum of
(x) the Prime Rate in effect from time to time PLUS (y) the Applicable Margin for such Advance in effect from time to time, payable in arrears monthly on the last day of each month during such periods and on the date such Prime Rate Advance shall be Converted or paid in full.

               (ii) EURODOLLAR RATE ADVANCES. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Advance PLUS (y) the Applicable Margin for such Advance in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

          (b) DEFAULT INTEREST. Upon the occurrence and during the continuance of a Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to two percent (2%) per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due (whether at the stated maturity, by acceleration or otherwise), from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to two percent (2%) per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above, and, in all other cases, on Prime Rate Advances pursuant to clause (a)(i) above.

          (c) NOTICE OF INTEREST RATE. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.2(a), the Administrative Agent shall give notice to the Borrower and each appropriate Lender of the applicable interest rate determined by the Administrative Agent.

          (d) LIMITATIONS ON INTEREST. All agreements between and among the Borrower, any Guarantors, any other Loan Party and the Lenders and/or the Administrative Agent are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to any Lender for the use or the forbearance of the Indebtedness incurred hereunder exceed the maximum permissible under applicable law. As used herein the term "APPLICABLE LAW" shall mean the law in effect as of the date hereof; PROVIDED, HOWEVER, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement and the Notes issued hereunder shall be governed by such new law as of its effective date. In this regard it is expressly agreed that it is the intent of the Borrower, the Lenders and the Administrative Agent in execution, delivery and acceptance of this Agreement to contract in strict compliance with the laws of the State of New York from time to time in effect. If under any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time performance of such provision shall be due shall involve transcending the limits of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from any circumstance whatsoever the Administrative Agent or any Lender should ever receive as interest any amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by the Notes issued hereunder and not to the payment of interest. This provision shall control every other provision of all agreements between and among the Borrower, any Guarantors, any other Loan Party, the Administrative Agent and the Lenders.

     SECTION 2.8  FEES.

          (a)  COMMITMENT FEES.

               (i) With respect to the Revolving Credit Facility, the Borrower shall pay to the Administrative Agent, for the account of the Lenders, commitment fees, from the Closing Date in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Revolving Credit Termination Date payable in arrears quarterly on the last Business Day of each December, March, June and September, commencing December 31, 1998, and on the Revolving Credit Termination Date at a rate per annum equal to .50% per annum on the average daily Unused Revolving Credit Commitment of such Lender; PROVIDED, HOWEVER, that the commitment fee referred to in this clause (i) of Section 2.8(a) shall be (A) decreased to
 .375% per annum for any periods when the ratio of Consolidated Debt to EBITDA is equal to or greater than 3.25 to 1.00 but less than 3.75 to 1.00 or (B) decreased to .25% per annum for any periods when the ratio of Consolidated Debt to EBITDA is less than 3.25 to 1.00, in each case determined in the same manner and with the same method for adjustments as is the Applicable Margin for the Revolving Credit Facility.

               (ii) With respect to the Term A Facility, the Borrower shall pay to the Administrative Agent for the account of the Lenders, commitment fees, from the Closing Date in the case of the Initial Lenders and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the earlier of (x) the Term A Facility Termination Date or (y) the Term A Draw Date payable in arrears quarterly on the last Business Day of each December, March, June, and September, commencing on December 31, 1998 and ending on the earlier of (x) the Term A Facility Termination Date or (y) the Term A Draw Date at a rate per annum equal to 1.00% per annum on the average daily Term A Commitment of such Lender.

          (b)  LETTER OF CREDIT FEES.

               (i) The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commission, payable in arrears quarterly on the last Business Day of each December, March, June and September commencing December 31, 1998 and on the earliest to occur of the full drawing, expiration, termination or cancellation of any such Letter of Credit and on the Revolving Credit Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter of all Letters of Credit outstanding from time to time at the rate per annum equal to the Applicable Margin then in effect for Eurodollar Advances under the Revolving Credit Facility.

               (ii) In addition to the foregoing fees described in (i) above, the Borrower shall pay to the Issuing Bank, for its own account, (x) on the Available Amount of each Letter of Credit, a fronting fee, for the period from the date of issuance of such Letter of Credit to and including the termination thereof, computed at the rate of one quarter of one percent (1/4%) per annum, payable in arrears quarterly on the last Business Day of each December, March, June and September of each year and on the date of termination thereof and (y) transfer fees and other customary fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and the Issuing Bank shall agree.

          (d) ADMINISTRATIVE AGENT'S FEES. The Borrower shall pay to the Administrative Agent for its own account such fees as may from time to time be agreed between the Borrower and the Administrative Agent.

     SECTION 2.9  CONVERSION OF ADVANCES.

          (a) OPTIONAL. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.7 and 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; PROVIDED, HOWEVER, that any Conversion of Eurodollar Rate Advances into Prime Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances unless the Borrower pays the amounts, if any, provided for in Section 11.4(c), any Conversion of Prime Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.1(c), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.2(b) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

          (b)  MANDATORY.

               (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $500,000, such Advances shall automatically Convert into Prime Rate Advances.

               (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.1, the Administrative Agent will forthwith so notify the Borrower and the appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Prime Rate Advance.

               (iii) Upon the occurrence and during the continuance of any Event of Default and the acceleration of the Notes, interest thereon and other amounts payable by the Borrower under this Agreement and the other Loan Documents pursuant to Article 9, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Prime Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

     SECTION 2.10 INCREASED COSTS, ETC.

          (a) If due to (i) the introduction or effectiveness, after the date hereof, of any change in, or any changes in the interpretation of, reserve requirements included in the Eurodollar Rate Reserve Percentage or any law or regulation, or (ii) the compliance with any guideline or request, adopted or issued after the date hereof, from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate or Prime Rate Advances or of agreeing to issue or of issuing or maintaining Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding for purposes of this Section 2.10 any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; PROVIDED, HOWEVER, that a Lender Party claiming additional amounts under this
Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

          (b) If due to (i) the introduction or effectiveness, after the date hereof, of, any change in, any change or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request adopted or issued after the date hereof, from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the amount of capital required or reasonably expected to be maintained by any Lender Party or any corporation controlling such Lender Party as a result of or based upon the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of the Letters of Credit and any Lender Party shall determine that same has or would have the effect of reducing the rate of return of such Lender Party with respect such capital, then, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital (and resulting reduction in return) to be allocable to the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder or to the issuance or maintenance of any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

          (c) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed greater than fifty percent (50%) of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the appropriate Lenders, whereupon
(i) each such Eurodollar Rate Advance under any Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Prime Rate Advance and (ii) the obligation of the appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

          (d) Notwithstanding any other provision of this Agreement, if the introduction or effectiveness of, any change in, or any change in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Prime Rate Advance and (ii) the obligation of the appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; PROVIDED, HOWEVER, that before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to find or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

          (e) Failure or delay on the part of any Lender Party to demand compensation pursuant to Sections 2.10(a) or (b) shall not constitute a waiver of such Lender Party's right to demand such compensation; PROVIDED, HOWEVER, that the Borrower shall not be required to compensate a Lender Party pursuant to such Sections for any increased costs or reductions incurred more than 120 days prior to the date such Lender Party notifies the Borrower of the applicable change or other event giving rise to such increased compensation therefor; PROVIDED, FURTHER, HOWEVER, that, if such change or other event giving rise to increased costs or reductions is retroactive, then the 120 day period referred to above shall be extended to include the period of retroactive effect thereof.

     SECTION 2.11 PAYMENTS AND COMPUTATIONS.

          (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 11:00 A.M. (New York time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 11.7(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (b) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Administrative Agent shall direct.

          (c) The Borrower hereby authorizes each Lender Party, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender Party any amount so due.

          (d) All computations of interest, fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (e) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; PROVIDED, HOWEVER, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

          (f) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

     SECTION 2.12 TAXES.

          (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and the Administrative Agent, net income taxes that are imposed by the United States and income taxes (or franchise taxes imposed in lieu thereof) that are imposed on such Lender Party or the Administrative Agent by the state or foreign jurisdiction under the laws of which such Lender Party or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender Party, income taxes (or franchise taxes imposed in lieu thereof) that are imposed as a result of a present, former or future connection between the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein and such Lender Party (other than a connection resulting solely from the entering into, and/or making of the Advances or any other payments or transactions under, the Loan Documents) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "OTHER TAXES").

          (c) The Borrower shall indemnify each Lender Party and the Administrative Agent for the full amount of Taxes and Other Taxes, and for the full amount of taxes imposed by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender Party or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, except with respect to any Lender Party or the Administrative Agent, as the case may be, for such a liability arising from such Lender Party's or the Administrative Agent's, as the case may be, willful misconduct or gross negligence. This indemnification shall be made within thirty (30) days from the date on which such Lender Party or the Administrative Agent, as the case may be, makes written demand specifying in reasonable detail the basis therefor.

          (d) Within thirty (30) days after the date of any payment by the Borrower of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 11.2, the original receipt of payment thereof or a certified copy of such receipt. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

          (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender or Initial Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it became a Lender Party in the case of each other Lender Party, and from time to time thereafter as requested in writing by the Borrower or the Administrative Agent (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two (2) original Internal Revenue Service forms 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; PROVIDED, HOWEVER, that, if at the date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender Party reasonably considers to be confidential, the Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

          (f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form described in subsection (e) (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e)), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) with respect to Taxes imposed by the United States by reason of such failure; PROVIDED, HOWEVER, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

          (g) Any Lender Party claiming any additional amounts payable pursuant to this Section 2.12 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

     SECTION 2.13 SHARING OF PAYMENTS, ETC. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (i) on account of Obligations due and payable to such Lender Party hereunder or under the Notes at such time in excess of its ratable share (according to the proportion of (x) the amount of such Obligations due and payable to such Lender Party at such time to (y) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder or under the Notes at such time obtained by all the Lender Parties at such time or (ii) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (x) the amount of such Obligations owing to such Lender Party at such time to (y) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and each such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (x) the purchase price paid to such Lender Party to (y) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (x) the amount of such other Lender Party's required repayment to (y) the total amount of such required repayments to the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered.

The Borrower agrees that any Lender Party so purchasing a participation from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such participation.

     SECTION 2.14 USE OF PROCEEDS.

          The proceeds of the Advances and issuances of Letters of Credit shall be available, and the Borrower shall use such proceeds and Letters of Credit solely (i) to finance in part the Moran Acquisition, (ii) to pay fees and expenses incurred in connection with the Moran Acquisition, (iii) to finance working capital and capital expenditures of the Borrower and its Subsidiaries (provided that, prior to the Term A Draw Date, the aggregate amount of outstanding Revolving Credit Advances (or applicable portion thereof) and Letter of Credit Advances (or applicable portion thereof) the proceeds or credit of which (in the case of Revolving Credit Advances), or credit represented by which (in the case of Letters of Credit) has been advanced or made available by the Borrower to the Old Moran Entities, shall not, at any one time, exceed $15,000,000), and (iv) to finance general corporate purposes of the Borrower and its Subsidiaries (including, without limitation, payment of any prepayment premium incurred in connection with the prepayment of the Senior Notes); PROVIDED, HOWEVER, that the Term A Facility (and no other Facility) shall be available solely for the purpose of funding the redemption of the Senior Notes.

     SECTION 2.15 DEFAULTING LENDERS.

          (a) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.1. Such Advance shall be a Prime Rate Advance and shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.1, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (i) the name of the

Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (ii) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

          (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Administrative Agent or any of the other Lender Parties and
(iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents, payment, to such extent, of such Defaulted Amount on such date (provided that, the Borrower shall, for purposes of its obligation to the Defaulting Lender, still be deemed to have made payment to the Defaulting Lender). Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent and such other Lender Parties and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent and the other Lender Parties, in the following order of priority:

               (i) FIRST, to the Administrative Agent for any Defaulted Amount then owing to the Administrative Agent; and

               (ii) SECOND, to the Lender Parties for any Defaulted Amounts then owing to such Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such Lender Parties.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

          (c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, the Administrative Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with Fleet, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be Fleet's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

               (i) FIRST, to the Administrative Agent for any amount then due and payable by such Defaulting Lender to the Administrative Agent hereunder;

               (ii) SECOND, to the Lender Parties for any amount then due and payable by such Defaulting Lender to such Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such Lender Parties; and

               (iii) THIRD, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents in such manner as the Administrative Agent shall reasonably direct.

          (d)  The rights and remedies against a Defaulting Lender under this
Section 2.15 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that the Administrative Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

     SECTION 2.16 REMOVAL OF LENDER. In the event that any Lender Party (an "AFFECTED LENDER") (a) demands payment of costs or additional amounts pursuant to Section 2.10 or Section 2.12, (b) asserts, pursuant to Section 2.10(d) that it is unlawful for such Affected Lender to make Eurodollar Rate Advances, or (c) which was a Coastwise Citizen at the time it became a Lender hereunder but thereafter lost its status as such, then (subject, with respect to clauses (a) and (b) hereof, to such Affected Lender's right to rescind such demand or assertion within 10 days after the notice from the Borrower referred to below and so long as no Event of Default exists) the Borrower may, upon 20 days' prior written notice to such Affected Lender and the Administrative Agent, with the reasonable assistance of the Administrative Agent, elect to cause such Affected Lender to assign all of its rights and obligations under the Agreement (including, without limitation, all of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it) to an Eligible Assignee selected by the Borrower which is reasonably satisfactory to the Administrative Agent, so long as such Affected Lender receives payment in full in cash of the outstanding principal amount of all Advances made by it and all accrued and unpaid interest thereon and all other amounts due and payable to such Affected Lender as of the effective date of such assignment (including, without limitation, amounts owing to such Affected Lender pursuant to Section 2.3, 2.4, 2.7, 2.8, 2.10 or 2.12) and in such case such Affected Lender agrees to make such assignment, and such assignee shall agree to accept such assignment and assume all the obligations of such Affected Lender hereunder, in accordance with Section 11.7. Until the consummation of an assignment in accordance with the foregoing provisions of this Section 2.16, the Borrower shall continue to pay to the Affected Lender any Obligations as they become due and payable.

     SECTION 2.17 BORROWING BASE DETERMINATION. The Borrowing Base shall be determined, as of the date of the most recent Borrowing Base Certificate received by the Administrative Agent, as follows:

          (a )  "BORROWING BASE" means:

               (1) for the period commencing on the Closing Date and ending on the day immediately preceding the Term A Draw Date, the lesser of (i) $20,000,000 and (ii) eighty percent (80%) of Eligible Receivables; and

               (2) for the period from and after the Term A Draw Date, an amount equal to the sum of (i) eighty percent (80%) of Eligible Receivables, PLUS (ii) fifty percent (50%) of Eligible Inventory, PLUS (iii) eighty percent (80%) of the Market Value of Mortgaged Vessels, PLUS (iv) the lesser of (A) fifty percent (50%) of all the reasonable construction costs in respect of the construction of new Vessels and (B) $7,500,000, PROVIDED, HOWEVER, that, if the construction of such a new Vessel is not fully completed in all material respects and deemed seaworthy by an appraiser reasonably acceptable to the Administrative Agent within twenty-four (24) months after the date on which a Revolving Credit Advance was made for such construction, then such Vessel shall be excluded from the calculation of clause (iv) of clause (2) of this definition.

          (b) "MARKET VALUE" means the fair market value as determined by Midland Marine or any other appraiser reasonably satisfactory to the Administrative Agent.

          (c) With respect to each Vessel that is acquired used or newly constructed, the Administrative Agent, based on a Visual Survey of such Vessel, shall determine, using its reasonable judgment, whether such Vessel shall be included in the calculation of the Borrowing Base. A Visual Survey of such Vessel must be performed and delivered to the Administrative Agent and the Lender Parties so as to enable the Administrative Agent to make such determination.

                                      ARTICLE 3
                                CONDITIONS OF LENDING

     SECTION 3.1 CONDITIONS PRECEDENT TO INITIAL EXTENSION OF CREDIT. The obligation of each Lender to make an Advance, or of the Issuing Bank to issue a Letter of Credit, in each case, on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of each of the following conditions precedent before or concurrently with the Initial Extension of
Credit:

          (a) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent and the Lenders, and in sufficient copies (except for the Notes), for each Lender Party:

               (i) (A) the Term A Notes payable to the order of the Term A Lenders, (B) the Term B Notes payable to the order of the Term B Lenders and
(C) the Revolving Credit Notes payable to the order of the Revolving Credit Lenders, in each case duly executed by the Borrower.

               (ii) A security agreement in substantially the form of EXHIBIT G granting to the Administrative Agent, for the ratable benefit of the Secured Parties, a first and only priority security interest in all of the personal property and assets (excluding real property, the capital stock of the Garbage Subsidiary or any Subsidiary of the Garbage Subsidiary, Vessels, and customer contracts (including, without limitation, charters and contracts of affreightment) of the Borrower and each Turecamo Entity (together with the Old Moran Security Agreement and each other security agreement delivered pursuant to Section 5.13, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, whether one or more, each a "SECURITY AGREEMENT"), duly executed by the Borrower and each Turecamo Entity, together with:

                    (A) proper, duly executed financing statements under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first and only priority Liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement;

                    (B) completed requests for information, dated on or before the date of the Initial Extension of Credit, listing all effective financing statements filed that name the Borrower or any other Loan Party as debtor, together with copies of such financing statements;

                    (C) evidence of the completion of all other recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby;

                    (D) evidence of the insurance required by the terms of the Security Agreement;

                    (E) copies of the Assigned Agreements, if any, referred to in the Security Agreement, together with a consent to such assignments, if any, in substantially the form of Exhibit C to the Security Agreement, duly executed by each party to such Assigned Agreements other than the Borrower;

                    (F) certificates representing the Pledged Shares referred to in the Security Agreement, accompanied by undated stock powers executed in blank and irrevocable proxies;

                    (G) in the case of the Borrower's Foreign Subsidiaries (other than Moran Insurance), all action necessary to allow the Administrative Agent to obtain a valid and enforceable, first priority, perfected security interest in 65% of the stock of each Foreign Subsidiary and a memorandum to the Administrative Agent from appropriate foreign counsel confirming that the Administrative Agent, on behalf of the Secured Parties, has obtained a valid and enforceable first priority perfected security interest in the relevant Pledged Stock or outlining the steps necessary to obtain a perfected security interest in the relevant Pledged Stock; and

                    (H)  evidence that all other action that the
Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the first and only priority liens and security interests created under the Security Agreement has been taken.

The security agreement executed and delivered pursuant to this clause (ii) by the Borrower and the Turecamo Entities, as amended, supplemented or otherwise modified from time to time in accordance with its terms, is referred to as the "BORROWER/TURECAMO SECURITY AGREEMENT".

               (iii) A security agreement in substantially the form of EXHIBIT H granting to the Administrative Agent, for the ratable benefit of the Secured Parties, a first and only priority security interest in all of the Old Moran Collateral (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "OLD MORAN SECURITY AGREEMENT"), duly executed by the Old Moran Entities, together with:

                    (A) proper, duly executed financing statements under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first and only priority Liens and security interests created under the Old Moran Security Agreement, covering the Collateral described in the Old Moran Security Agreement;

                    (B) completed requests for information, dated on or before the date of the Initial Extension of Credit, listing all effective financing statements filed that name each of the Old Moran Entities as debtor, together with copies of such financing statements;

                    (C) evidence of the completion of all other recordings and filings of or with respect to the Old Moran Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby;

                    (D) evidence of the insurance required by the terms of the Old Moran Security Agreement;

                    (E) copies of the Assigned Agreements, if any, referred to in the Old Moran Security Agreement, together with a consent to such assignments, if any, in substantially the form of Exhibit C to the Old Moran Security Agreement, duly executed by each party to such Assigned Agreements other than the Old Moran Entities;

                    (F)  evidence that all other action that the
Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the first and only priority liens and security interests created under the Old Moran Security Agreement has been taken.

               (iv) An intellectual property security agreement in substantially the form of EXHIBIT I hereto granting to the Administrative Agent for the ratable benefit of the Lenders a first and only priority security interest in all of the Borrower's and each Turecamo Entity's intellectual property (together with each other intellectual property security agreement delivered pursuant to Section 3.4 or Section 5.13, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, each an "INTELLECTUAL PROPERTY SECURITY AGREEMENT"), duly executed by the Borrower and each Guarantor, together with evidence that all action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first and only priority Liens and security interests created under the Intellectual Property Security Agreement has been taken.

               (v) A pledge agreement substantially in the form of EXHIBIT J hereto

(as hereafter amended, supplemented or otherwise modified from time to time in accordance with its terms, the "BORROWER STOCKHOLDERS PLEDGE AGREEMENT") duly executed by the Borrower Stockholders pursuant to which all of the issued and outstanding capital stock of the Borrower shall be pledged to the Administrative Agent for the benefit of the Secured Parties as security for the Obligations, together with (i) the certificates representing all shares pledged thereunder, undated stock powers executed in blank and proxies with respect thereto and (ii) proper, duly executed financing statements under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary in order to perfect and protect the first and only priority Liens and security interests created under the Borrower Stockholders Pledge Agreement covering the shares pledged pursuant thereto.

               (vi) A guaranty in substantially the form of EXHIBIT K (together with each other guaranty executed and delivered pursuant to Section
3.4 or Section 5.13, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, whether one or more, the "SUBSIDIARY GUARANTY"), duly executed by the Guarantors, to the extent provided therein.

               (vii) With respect to each Vessel described in Part I (Vessels owned by the Loan Parties other than the Old Moran Entities) of
Schedule 4.29, the following:

                    (A) a Preferred Ship Mortgage covering such Vessel duly executed by the Loan Party that is the owner of such Vessel and, in connection therewith, such Vessel shall have been duly documented in the name of the Loan Party holding title thereto under the laws of the United States, such Preferred Ship Mortgage shall have been duly recorded by the United States Coast Guard, and such Preferred Ship Mortgage shall constitute a preferred mortgage on the Vessel subject thereto, subject only to existing first preferred mortgages in favor of the Administrative Agent for the benefit of the Secured Party;

                    (B) an assignment covering the earnings and requisition compensation, if any, of such Vessel, in form and substance satisfactory to the Administrative Agent (hereinafter sometimes referred to individually as an "EARNINGS ASSIGNMENT", and together as the "EARNINGS ASSIGNMENTS"), duly executed by the Loan Party that is the owner of such Vessel and, in connection therewith, such Loan Party shall have executed and delivered to the Administrative Agent notices of assignment and authorizations to collect insurance claims and to collect general average contributions, in such form and in such number of counterparts as may be reasonably requested by the Administrative Agent;

                    (C) an assignment covering the insurances of such Vessel, in form and substance satisfactory to the Administrative Agent (hereinafter sometimes referred to individually as an "INSURANCE ASSIGNMENT," and together as the "INSURANCE ASSIGNMENTS"; the Earnings Assignments and the Insurance Assignments are hereinafter sometimes referred to individually as an "ASSIGNMENT" and, together, as the "ASSIGNMENTS"), duly executed by the Loan Party that is the owner of such Vessel;

                    (D) copies of cover notes and certificates of entry evidencing the insurance covered by such Vessel;

                    (E) authorizations to inspect class records of such Vessel owned by the Loan Party that is the owner thereof, in such form and such number of counterparts as may be reasonably requested by the Administrative Agent, duly executed by such Loan Party;

                    (F) a true and complete copy of a certificate of ownership and encumbrance issued by the United States Coast Guard showing such Loan Party to be the sole owner of such Vessel free and clear of all Liens of record except
(i) the Preferred Ship Mortgage covering such Vessel in favor of the Administrative Agent for the benefit of the Secured Parties, and (ii) the Permitted Liens;

                    (G) for each Vessel to the extent it is required to be maintained in class in order to operate in the service in which it is operating, the certificate of American Bureau of Shipping for such Vessel, dated not more than fourteen (14) days prior to the Closing Date, confirming that such Vessel is in such class without material recommendation (except for such recommendations which, when taken together with other recommendations for all Vessels, could not reasonably be expected to have a Material Adverse Effect);

                    (H) a copy of the current certificate of inspection issued by the United States Coast Guard for such Vessel, if available, and reflecting no outstanding recommendations (except for such recommendations which, when taken together with other recommendations for all Vessels, could not reasonably be expected to have a Material Adverse Effect); and

                    (I) (1) written advice from J&H Marsh & McLennan, Inc., insurance brokers, of the placement of the insurances covering such Vessel; (2) written confirmation from such brokers, that they have received no notice of the assignment (except to the Administrative Agent) of the insurances or any claim covering such Vessel; (3) an opinion of such brokers to the effect that such insurance complies with the applicable provisions of this Agreement and of the Preferred Ship Mortgage covering such Vessel, where applicable; and (4) an agreement by such brokers, in form and substance satisfactory to the Administrative Agent, whereunder the insurances of such Vessel, and claims thereunder, will not be affected by nonpayment of premiums on any other insurances.

               (viii) Certified copies of resolutions of the Board of Directors of each Loan Party approving the Moran Acquisition, this Agreement, the Notes, and each other Loan Document and Moran Acquisition Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Moran Acquisition, this Agreement, the Notes, and each other Loan Document and Moran Acquisition Document.

               (ix) A copy of the charter of each Loan Party and each amendment thereto, certified (as of a date reasonably near the date of the Initial Extension of Credit) by the Secretary of State of the jurisdiction of its incorporation as being a true and correct copy thereof.

               (x) A copy of a certificate of the Secretary of State of the jurisdiction of its incorporation, dated reasonably near the date of the Initial Extension of Credit, listing the charter of each Loan Party and each amendment thereto on file in its office and certifying that (A) such amendments are the only amendments to such Loan Party's charter on file in its office, (B) such Loan Party has paid all franchise taxes to the date of such certificate and (C) such Loan Party is duly incorporated and in good standing under the laws of the State of the jurisdiction of its incorporation.

               (xi) A copy of a certificate of the Secretary of State of each State listed on SCHEDULE 4.2, dated reasonably near the date of the Initial Extension of Credit, stating that each Loan Party is duly qualified and in good standing as a foreign corporation in such State and has filed all annual reports required to be filed to the date of such certificate.

               (xii) A certificate of each Loan Party signed on behalf of such Loan Party by a Responsible Officer and/or the Secretary or an Assistant Secretary of such Loan Party, as the case may be, dated the date of the Initial Extension of Credit (the statements made in such certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the charter of such Loan Party since the date of the Secretary of State's certificate referred to in Section 3.1(a)(xi), (B) a true and correct copy of the by-laws of such Loan Party as in effect on the date of the Initial Extension of Credit, (C) the due incorporation and good standing of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and
(E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default or an Event of Default.

               (xiii) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign this Agreement, the Notes, each other Loan Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder.

               (xiv) Such financial, business and other information regarding each Loan Party and each such Person's Subsidiaries as any of the Lenders shall have reasonably requested, including, without limitation, information as to possible contingent liabilities, tax matters, Environmental Actions, Environmental Permits, obligations under Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employees, audited annual financial statements dated December 31, 1997, interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available (or, in the event the Initial Lenders due diligence review reveals material changes since such financial statements, as of a later date within thirty (30) days of the day of the Initial Extension of Credit), pro forma financial statements as to each of the Borrower and its Subsidiaries and forecasts prepared by management of the Borrower, all in form and substance reasonably satisfactory to the Lenders.

               (xv) A Notice of Borrowing with respect to each Facility pursuant to which the Borrower shall request an Initial Extension of Credit.

          (b) The Administrative Agent and the Initial Lenders shall be satisfied with the corporate and legal structure and capitalization of each Loan Party and each of its Subsidiaries after giving effect to the consummation of the Moran Acquisition, including, without limitation, the terms and conditions of the charter, by-laws and each class of capital stock of each Loan Party and each such Subsidiary and of each agreement or instrument relating to such structure or capitalization.

          (c) The Initial Lenders shall be satisfied that all Existing Debt other than the Surviving Debt has been (or, upon consummation of the Moran Acquisition will be) prepaid, redeemed or defeased in full or otherwise satisfied and extinguished and that all Surviving Debt shall be on terms and conditions satisfactory to the Initial Lenders.

          (d) There shall have occurred no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of either (i) the Borrower and the Old Moran Entities, taken as a whole, since March 31, 1998 or (ii) the Turecamo Entities, taken as a whole, since December 31, 1997.

          (e) Other than the Disclosed Litigation, there shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental or regulatory agency or authority that (i) could reasonably be expected to (A) have a material adverse effect on the business, condition (financial or otherwise), results of operations or properties of the Borrower and its Subsidiaries, taken as a whole, (B) adversely affect the ability of the Borrower or any Guarantor to perform its obligations under the Loan Documents or (C) materially and adversely affect the rights and remedies of the Administrative Agent and the Lender Parties under the Loan Documents or (ii) purports to materially and adversely affect any aspect of the Transaction or the Facilities (collectively, a "MATERIAL ADVERSE EFFECT"); and there shall have been no Material Adverse Change in the status, or financial effect on the Borrower or any of its Subsidiaries, of the Disclosed Litigation from that described on
SCHEDULE 4.9.

          (f) All governmental and third party consents and approvals necessary in connection with each aspect of the Moran Acquisition and the Facilities shall have been obtained (without the imposition of any conditions that are not acceptable to the Initial Lenders) and shall remain in effect; all applicable waiting periods shall have expired without any adverse action being taken by any competent authority; and no law or regulation shall be applicable in the reasonable judgment of the Initial Lenders that restrains, prevents or imposes materially adverse conditions upon any aspect of the Moran Acquisition or the Facilities.

          (g) The Initial Lenders shall have completed a due diligence investigation of the Borrower, the other Loan Parties and their respective Subsidiaries in scope, and with results, satisfactory to the Initial Lenders; the Borrower and its Subsidiaries shall have given the Administrative Agent such access to their respective books and records as the Administrative Agent may have requested upon reasonable notice in order to carry out its investigations, appraisals and analyses, including, but not limited to, calculation of the value of Eligible Receivables and Eligible Inventory, and the Administrative Agent shall have received all additional financial, business and other information regarding the Borrower and its Subsidiaries and properties as they shall have reasonably requested. All of the information, taken as a whole, provided by the Borrower or any of its Subsidiaries to the Administrative Agent and the Initial Lenders prior to their commitment in respect of the Facilities (the "PRE-COMMITMENT INFORMATION") shall be true and correct in all material respects, and no development or change shall have occurred, and no additional information shall have come to the attention of the Administrative Agent or the Initial Lenders, that (i) has resulted in or could reasonably be expected to result in a material change in, or material deviation from, the Pre-Commitment Information, taken as a whole, or (ii) has had or could reasonably be expected to have a Material Adverse Effect. The Administrative Agent shall be reasonably satisfied with the results, taken as a whole, of interviews conducted and other investigations made with respect to the Borrower's relationships with its customers.

          (h) The Borrower and each Guarantor shall have delivered a certificate, in form and substance satisfactory to the Administrative Agent, attesting to the Solvency of the Borrower or Guarantor, as applicable, in each case individually and together with its Subsidiaries, immediately before and immediately after giving effect to the Transaction, from its respective chief financial officer.

          (i)  Intentionally omitted.

          (j) The Lenders shall be reasonably satisfied that (i) the Borrower and its Subsidiaries will be able to meet in all material respects their respective obligations under all employee and retiree welfare plans,
(ii) the employee benefit plans of the Borrower and its Subsidiaries are, in all material respects, funded in accordance with the minimum statutory requirements, (iii) no material "reportable event" (as defined in ERISA, but excluding events for which reporting has been waived) has occurred as to any such employee benefit plan and (iv) no termination of, or withdrawal from, any such employee benefit plan has occurred or is contemplated that could reasonably be expected to result in a material liability. The Borrower shall have delivered to the Administrative Agent certified copies of each employment agreement and other compensation arrangement with each executive officer of each Loan Party.

          (k) The Administrative Agent shall be reasonably satisfied with the amount, types and terms and conditions of all insurance maintained by the Borrower and its Subsidiaries, and the Administrative Agent shall have received endorsements naming the Administrative Agent, on behalf of the Lenders, as loss payee or an additional insured, as applicable, under all insurance policies to be maintained with respect to the properties of the Borrower and its Subsidiaries forming any part of the Lenders' Collateral under the Security Agreement and the other Loan Documents and Collateral Documents.

          (l) The Administrative Agent shall have received satisfactory opinions of counsel for the Borrower, the other Loan Parties and the Borrower Stockholders and local and special counsel (including, without limitation, maritime counsel) to the extent requested by the Administrative Agent, as to the Transaction and the Moran Acquisition.

          (m) There shall exist no Default or Event of Default under any of the Loan Documents, and all legal matters incident to the Initial Extension of Credit shall be reasonably satisfactory to counsel for the Administrative Agent.

          (n) All accrued reasonable fees and expenses of the Administrative Agent (including the reasonable fees and expenses of counsel for the Administrative Agent and local counsel for the Administrative Agent) shall have been paid.

          (o) The Moran Acquisition shall have been consummated (prior to or contemporaneously with the Initial Extension of Credit) pursuant to the terms and conditions of the Moran Acquisition Agreement (and none of the material terms or conditions of the Moran Acquisition Agreement shall have been waived or modified except with the prior written consent of the Administrative Agent and the Required Lenders) and in compliance with all applicable laws and with all necessary consents and approvals. The final terms and conditions of the Moran Acquisition Documents and the resulting corporate structure of the Borrower and its Subsidiaries following the Moran Acquisition shall be reasonably satisfactory in all material respects to the Administrative Agent and the Initial Lenders.

          (p) The Administrative Agent shall have received certified copies of each of the material Moran Acquisition Documents, each of which shall be satisfactory to the Initial Lenders and in full force and effect.

          (q) The Administrative Agent shall be satisfied that there are no state takeover laws and no supermajority charter provisions applicable to the Moran Acquisition, or that any conditions to avoiding such restrictions have been satisfied.

          (r) The Administrative Agent shall have received a Visual Survey, which Visual Survey shall reflect in the aggregate a fair market value of all of the Vessels identified on Schedule 4.29 of not less than $200,000,000 as at the Closing Date.

          (s) The Administrative Agent shall have received copies of all of the Senior Notes Documents all of which shall be satisfactory in form and substance to the Administrative Agent, and certified as true and complete by a Responsible Officer.

          (t) All Advances made under this Agreement shall be in full compliance with all applicable requirements of law, including, without limitation, Federal Reserve Regulations T, U, and X.

          (u) The Administrative Agent shall have received such bank consent agreements, third party consents, intercreditor agreements or other agreements, as deemed necessary or desirable in the Administrative Agent's sole discretion, to preserve or otherwise in respect of the Administrative Agent's rights in the Collateral.

          (v) The Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request, and all legal matters incident to such Borrowing shall be reasonably satisfactory to counsel for the Administrative Agent.

     SECTION 3.2 CONDITIONS PRECEDENT TO EACH BORROWING OTHER THAN A TERM A BORROWING AND LETTER OF CREDIT ADVANCES. The obligation of each appropriate Lender to make an Advance (other than (i) a Term A Borrowing, or (ii) a Letter of Credit Advance made by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.3(c)), and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance thereof) or renew a Letter of Credit and the right of the Borrower to request the issuance or renewal of a Letter of Credit, shall each be subject to the further conditions precedent that on the date of each such Borrowing or issuance or renewal:

          (a) The following statements shall be true and the Administrative Agent shall have received a certificate signed by a duly authorized Responsible Officer of the Borrower, on behalf of the Borrower, dated the date of such Borrowing or issuance or renewal, stating that (and each of the giving of the applicable Notice of Borrowing or Notice of Issuance and the acceptance by the Borrower of the proceeds of a Borrowing or of a Letter of Credit or the renewal of a Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing or issuance or renewal such statements are true):

               (i) the representations and warranties contained in each Loan Document are true and correct in all material respects on and as of such date, before and after giving effect to such Borrowing or issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date, except for (A) representations or warranties which expressly relate to an earlier date in which case such representations and warranties shall be true and correct, in all material respects, as of such earlier date; or (B) representations or warranties which are no longer true as a result of a transaction expressly permitted hereunder;

               (ii) no event has occurred and is continuing, or would result from such Borrowing or issuance or renewal or from the application of the proceeds therefrom, that constitutes a Default or an Event of Default; and

               (iii) for each Revolving Credit Advance or issuance or renewal of any Letter of Credit, after giving effect to such Advances or issuance or renewal, respectively, there shall not be a Borrowing Base Deficiency.

          (b) The Administrative Agent shall have received such other approvals, opinions or documents (consistent with the other terms and provisions hereof) as any appropriate Lender through the Administrative Agent may reasonably request, and all legal matters incident to such Borrowing or issuance of such Letter of Credit shall be reasonably satisfactory to counsel for the Administrative Agent.

     SECTION 3.3 DETERMINATIONS UNDER SECTION 3.1. For purposes of determining compliance with the conditions specified in Section 3.1, each Initial Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Initial Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received written notice from such Initial Lender prior to the Initial Extension of Credit specifying its objection thereto and, if the Initial Extension of Credit consists of a Borrowing, such Initial Lender shall not have made available to the Administrative Agent such Initial Lender's ratable portion of such Borrowing.

     SECTION 3.4 CONDITIONS PRECEDENT TO THE TERM A BORROWING. The obligation of each Term A Lender to make a Term A Advance shall be subject to the satisfaction of each of the following conditions precedent before or concurrently with the extension of the Term A Advances:

          (a) The following statements shall be true and the Administrative Agent shall have received a certificate signed by a duly authorized Responsible Officer of the Borrower, on behalf of the Borrower, dated the date of the Term A Borrowing, stating that (and the giving of the applicable Notice of Borrowing in respect of the Term A Borrowing and the acceptance by the Borrower of the proceeds of the Term A Borrowing shall constitute a representation and warranty by the Borrower that both of the date of such notice and on the date of such Borrowing are true):

               (i) the representations and warranties contained in Sections 4.1, 4.3 (other than the last sentence thereof), 4.4, 4.5, 4.6(a), 4.7, 4.10,
4.18 (but not as to any Subsidiary whose insolvency could not reasonably be expected to have a Material Adverse Effect), and 4.29(a) are true and correct in all material respects on and as of such date before and after giving effect to such Term A Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, except for (A) representations or warranties which expressly relate to an earlier date in which case such representations and warranties shall be true and correct, in all material respects, as of such earlier date, or (B) representations or warranties which are no longer true as a result of a transaction expressly permitted hereunder;

               (ii) no event has occurred and is continuing, or would result from such Term A Borrowing or from the application of the proceeds therefrom that constitutes a Default or an Event of Default under Section 6.1 (but excluding any Default or Event of Default due to a non-material Lien), 6.2, 6.4, 6.5, 6.6, 6.7, 6.17, 6.19, 7.3, 7.4 or 7.19, Article 8, or Section 9.1
(except a Default (but not an Event of Default) with respect to any amount not consisting of principal or interest), 9.6, 9.10, 9.12 or 9.13(b); and

               (iii) Since the date of the Closing, there has been no change in the condition of the Vessels, taken as a whole, which materially and adversely affects the ability of the Borrower and its Subsidiaries to conduct their business (taken as a whole) in the ordinary course of business.

          (b) All of the Indenture Liens shall have been fully and completely released and terminated (simultaneously with the making of the Term A Advance), evidence of which shall be satisfactory to the Administrative Agent and the Lender Parties;

          (c) Each of the Old Moran Entities shall have executed and delivered Loan Documents similar to those described in clauses (ii) and (iv) of Section 3.1(a) and/or otherwise shall have amended and restated the Loan Documents to which it is currently a party, in each case in form and substance reasonably acceptable to the Administrative Agent and the Lender Parties (provided that, in the case of the Security Agreement under such clause (ii), there shall be excluded from the collateral thereunder, in addition to the other types of exclusions noted in such clause (ii), (A) any assets of the Garbage Subsidiary (or any Subsidiary of the Garbage Subsidiary or joint venture of the Garbage Subsidiary) and (B) the capital stock and assets of Moran Insurance); and

          (d) With respect to each Vessel set forth on Part II (Vessels owned by the Old Moran Entities) of Schedule 4.29 and any additional Vessel owned by any of the Old Moran Entities, the Borrower shall deliver, or shall cause to be delivered, to the Administrative Agent the documents described in clause (vii) of Section 3.1(a) (except that the condition set forth in Section 3.4(a)(iii) above shall replace the condition set forth in the parenthetical phrase in Section 3.1(a)(vii)(G) and (H)).

          (e) The proceeds from the Term A Borrowing shall be used solely for the purpose of redeeming in full the Senior Notes.

          (f) The Administrative Agent shall have received a Notice of Borrowing in respect of the Term A Advance in accordance with the terms of this Agreement.

          (g) In addition to the delivery of a Notice of Borrowing pursuant to clause (f) above, the Borrower shall give the Administrative Agent and the Lender Parties not less than fifteen (15) Business Days prior written notice of its intention to borrow under the Term A Facility so as to redeem in full the Senior Notes.

          (h) The Administrative Agent shall have received (1) opinions of counsel for the Borrower and the other Loan Parties (including maritime counsel) reasonably satisfactory to the Administrative Agent and (2) such corporate resolutions, corporate certificates, corporate documents and other similar documents as the Administrative Agent and the Lender Parties shall reasonably request.

                                      ARTICLE 4
                            REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants as follows:

     SECTION 4.1 ORGANIZATION. Each Loan Party (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not reasonably be expected to have a Material Adverse Effect and (c) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

     SECTION 4.2 SUBSIDIARIES. Set forth on SCHEDULE 4.2 hereto is a complete and accurate list of the Borrower and all Subsidiaries of each Loan Party, showing as of the date hereof (i) the jurisdiction of its incorporation or formation, (ii) the jurisdictions in which such Loan Party is duly qualified and in good standing as a foreign corporation or Person,
(iii) the number of shares of each class of capital stock or other equity interests authorized, and the number outstanding, and as to each of them that is a legal entity other than a corporation (but not a natural person), and the owners (other than shares of the Borrower publicly held other than by Affiliates) of such equity interests (including the identity of any partner thereof as a general or limited partner), in each case after giving effect to the Moran Acquisition any other acquisitions to the extent permitted under this Agreement and the percentage of the outstanding shares or other interests of each such class owned (directly or indirectly) by such Loan Party and the number of shares or other interests covered by all outstanding options, warrants, rights of conversion or purchase and similar rights after giving effect to the Moran Acquisition and any other acquisitions to the extent permitted under this Agreement. As of the date hereof, all of the outstanding capital stock or other equity interests of all of the Borrower and each of such Subsidiaries has been validly issued, is fully paid and non-assessable, and, in the case of the Subsidiaries, is owned by the Borrower or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents and except as set forth on Schedule 4.2.

     SECTION 4.3 CORPORATE POWER, AUTHORIZATION. The execution, delivery and performance by each Loan Party of this Agreement, the Notes, each other Loan Document and each Moran Acquisition Document to which it is or is to be a party, and the consummation of the Transaction, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (a) contravene such Loan Party's charter or bylaws, (b) violate any law (including, without limitation, (i) any Foreign, Cuban or Iranian Assets Control Regulations of the United States contained in Title 31, Code of Federal Regulations, Subchapter B, Chapter V, as amended,
(ii) the Securities Act of 1933, as amended, (iii) the Securities Exchange Act of 1934, as amended, and (vi) the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (c) except as set forth on
Schedule 4.3, conflict with or result in the breach of, or constitute a default under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other material instrument or agreement binding on or affecting any Loan Party, any of its Subsidiaries or any of their respective properties or (d) except for the Liens created under the Collateral Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument or agreement, the violation or breach of which could reasonably be expected to have a Material Adverse Effect.

     SECTION 4.4 GOVERNMENTAL AUTHORIZATIONS, APPROVALS. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is or was required for (a) the due execution, delivery, recordation, filing or performance by any Loan Party of this Agreement, the Notes, any other Loan Document or any Moran Acquisition Document to which it is or is to be a party, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created by the Collateral Documents (including the first and only priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on SCHEDULE 4.4, all of which have been duly obtained, taken, given or made and are in full force and effect, except to the extent set forth in Schedule 4.4. All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

     SECTION 4.5 DUE EXECUTION, VALIDITY, ENFORCEABILITY. This Agreement and each Moran Acquisition Document has been, and each of the Notes and each other Loan Document has been or when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement and each Moran Acquisition Document is, and each of the Notes and each other Loan Document has been or when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion.

     SECTION 4.6  FINANCIAL STATEMENTS.

          (a)  (i)   The consolidated balance sheets of Old Moran and its
Subsidiaries as at December 31, 1997 and the related consolidated statements of income and consolidated statements of cash flows of Old Moran and its Subsidiaries for the Fiscal Year then ended, accompanied by an opinion of Price Waterhouse Coopers, independent public accountants, and the consolidated balance sheet of Old Moran and its Subsidiaries as at June 30, 1998 and the related consolidated statement of income and Consolidated statement of cash flows of Old Moran and its Subsidiaries for the six (6) months then ended, duly certified, on behalf of the Borrower, by the Chief Financial Officer of Old Moran, copies of which have been furnished to each Lender Party, fairly present, in all material respects, subject, in the case of said balance sheet as at June 30, 1998 and said statements of income and cash flows for the six (6) months then ended, to normal year-end audit adjustments, the consolidated financial condition of Old Moran and its Subsidiaries as at such dates and the consolidated results of the operations of Old Moran and its Subsidiaries for the period ended on such date, all in accordance with GAAP applied on a consistent basis.

               (ii) The combined and combining balance sheets of the Turecamo Entities and certain of its Affiliates as at December 31, 1997 and the related combined statements of income and combined statements of cash flows of the Turecamo Entities for the Fiscal Year then ended, accompanied by an opinion of Urbach, Kahn & Werlin, P.C., independent public accountants, and the combined balance sheet of the Turecamo Entities as at June 30, 1998 and the related combined statement of income and combined statement of cash flows of the Turecamo Entities for the six (6) months then ended, duly certified by the Chief Financial Officer of the Turecamo Entities, copies of which have been furnished to each Lender Party, fairly present, in all material respects, subject, in the case of said balance sheet as at June 30, 1998 and said statements of income and cash flows for the six (6) months then ended, to normal year-end audit adjustments, the combined financial condition of the Turecamo Entities as at such dates and the combined results of the operations of the Turecamo Entities for the period ended on such date, all in accordance with GAAP applied on a consistent basis.

          (b) Since June 30, 1998, there has been no change with respect to the financial statements referred to in clause (a) above that could reasonably be expected to have a Material Adverse Effect.

     SECTION 4.7 PRO FORMA FINANCIAL STATEMENTS. The Consolidated pro forma balance sheet of the Borrower and its Subsidiaries as at June 30, 1998, and the related Consolidated pro forma statement of income and cash flows of the Borrower and its Subsidiaries for the period then ended, certified by the Chief Financial Officer of the Borrower, copies of which have been furnished to each Initial Lender, fairly present, in all material respects, the Consolidated pro forma financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated pro forma results of operations of the Borrower and its Subsidiaries for the period ended on such date, in each case after giving effect to the Transaction (assuming the Transactions were consummated on January 1, 1998), all in accordance with GAAP.

     SECTION 4.8 ACCURATE INFORMATION. No written information, exhibit or report furnished by any Loan Party to the Administrative Agent or any Lender Party in connection with the Loan Documents or pursuant to the terms of the Loan Documents, when taken with all other information furnished in connection with or pursuant to the Loan Documents, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

     SECTION 4.9  LITIGATION.  Other than the litigation disclosed on
Schedule 4.9 (the "DISCLOSED LITIGATION"), there is no action, suit, investigation, litigation or proceeding affecting the Borrower, any other Loan Party or any of their respective Subsidiaries, including, without limitation, any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that could reasonably be expected to have a Material Adverse Effect, and, as of the date hereof, there has been no change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on SCHEDULE 4.9 that could reasonably be expected to have a Material Adverse Effect.

     SECTION 4.10 REGULATION U. Neither the Borrower nor any other Loan Party nor any of their respective Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

     SECTION 4.11 ERISA.

          (a) Except as set forth on SCHEDULE 4.11 hereto, as of the date hereof, neither the Borrower nor any of its ERISA Affiliates maintains or has maintained within the past six (6) years any Plans or Multiemployer Plans. Set forth on SCHEDULE 4.11 is a complete and accurate list, as of the date hereof, of all Welfare Plans and all defined contribution plans in respect of which any Loan Party could have liability.

          (b) Except as set forth in the financial statements referred to in Section 4.6 and in Article 7, neither the Borrower, any of the other Loan Parties nor any of their respective Subsidiaries has any material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

     SECTION 4.12 CASUALTY. As of the Closing Date, neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect.

     SECTION 4.13 ENVIRONMENTAL MATTERS.

          (a) The operations and properties of each Loan Party and each of its Subsidiaries comply in all known material respects with all applicable Environmental Laws and Environmental Permits, all known past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, except where non-compliance could not reasonably be expected to have a Material Adverse Effect, and no circumstances exist that could reasonably be expected to (i) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could reasonably be expected to have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law which could reasonably be expected to have a Material Adverse Effect.

          (b)  (i)   None of the properties currently or formerly owned or
operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and, to the best of its knowledge, never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or, to the best of its knowledge, have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (iv) Hazardous Materials have not been released, discharged or disposed of on any property currently owned or operated by any Loan Party or any of its Subsidiaries, or any property formerly owned or operated by any Loan Party or any of its Subsidiaries, except, in the case of clauses (i) through (iv), items, matters or conditions which could not reasonably be expected to have a Material Adverse Effect.

          (c) Except as disclosed on SCHEDULE 4.13, no Loan Party nor any of its Subsidiaries, as of the date hereof, is undertaking either individually or together with other potentially responsible parties, any investigation or assessment or Remedial, Response or Removal action relating to any actual or threatened release, discharge or disposal of Hazardous

Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently owned or operated by any Loan Party or any of its Subsidiaries or any property formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in a Material Adverse Effect.

     SECTION 4.14  INTENTIONALLY OMITTED.

     SECTION 4.15 PRIORITY OF LIENS. The Collateral Documents create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a valid and perfected first priority security interest, subject to any applicable Permitted Lien, in the Collateral (including, without limitation, the Mortgaged Vessels), securing the payment of the Obligations, and all filings and other actions necessary or reasonably desirable to perfect and protect such security interest have been duly taken or shall be taken promptly after the Closing Date. The Loan Parties are the legal and beneficial owners of all material Collateral (including, without limitation, the Mortgaged Vessels) free and clear of any Lien, except for the liens and security interests created or expressly permitted under the Loan Documents.

     SECTION 4.16 TAXES.

          (a) As of the date hereof, each Loan Party and each of its Subsidiaries has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

          (b) Set forth on SCHEDULE 4.16 is a complete and accurate list of each taxable year of each Loan Party and each of its Subsidiaries for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "OPEN YEAR").

          (c) There is no unpaid amount of adjustments to the Federal income tax liability of each Loan Party and each of its Subsidiaries proposed by the Internal Revenue Service with respect to Open Years. No issues have been raised by the Internal Revenue Service (and communicated to the Borrower or any of its Subsidiaries) in respect of Open Years that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (d) As of the date hereof, there is no unpaid amount of adjustments to the state, local and foreign tax liability of each Loan Party and each of its Subsidiaries proposed by any state, local or foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns). As of the date hereof, no issues have been raised by such taxing authorities that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     SECTION 4.17 COMPLIANCE WITH SECURITIES LAWS. No Loan Party and no Loan Party's Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the Transaction, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder or any takeover, disclosure or other federal, state or foreign securities law or Regulations T, U or X of the Federal Reserve Board. The Borrower is not subject to regulation under any federal, state or foreign statute or regulation which limits its ability to incur Debt.

     SECTION 4.18 SOLVENCY. Each Loan Party is, individually and together with its Subsidiaries, Solvent.

     SECTION 4.19 DEBT.

          (a) Set forth on SCHEDULE 4.19(A) is a complete and accurate list of all Debt of the Borrower and its Subsidiaries the principal amount of each such Debt which is greater than $500,000 (the "EXISTING DEBT"), showing as of the date hereof immediately before giving effect to the Transactions the principal amount outstanding thereunder and the maturity date thereof.

          (b) Set forth on SCHEDULE 4.19(B) is a complete and accurate list, as of the date hereof, of all Debt of the Borrower and its Subsidiaries, other than Debt under the Loan Documents, which Debt shall remain outstanding after giving effect to the Transactions (the "SURVIVING DEBT"), showing as of the date hereof the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

     SECTION 4.20 NO DEFAULTS, COMPLIANCE WITH LAWS.

          (a) Except as set forth on SCHEDULE 4.20 hereto, no Loan Party is in default under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or any other agreement or other instrument by which any of the properties or assets owned by it or used in the conduct of its business is affected, which default could have a Material Adverse Effect.

          (b) Each Loan Party has complied and is in compliance in all respects with all applicable laws, rules, ordinances, regulations, resolutions, orders, writs, decrees and other similar documents and instruments of all courts and governmental authorities, bureaus and agencies, domestic and foreign, including, without limitation, any Regulatory Authority and all applicable provisions of the Americans with Disabilities Act (42 U.S.C. Section 12101-12213) and the regulations issued thereunder and all applicable Environmental Laws, non-compliance with which could reasonably be expected to have a Material Adverse Effect.

     SECTION 4.21 OWNED REAL PROPERTY. Set forth on SCHEDULE 4.21 is a complete and accurate list, as of the date hereof, of all real property owned by any Loan Party or any of its Subsidiaries or in which any Loan Party has an interest as a contract vendee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book value thereof. Such Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Permitted Real Property Encumbrances.

     SECTION 4.22 LEASED REAL PROPERTY. Set forth on SCHEDULE 4.22 is a complete and accurate list, as of the Closing Date, of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. To the best knowledge of each Loan Party, each such lease, as of the Closing Date, is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

     SECTION 4.23 MATERIAL CONTRACTS. Set forth on SCHEDULE 4.23 is a complete and accurate list of all Material Contracts of each Loan Party and its Subsidiaries, showing as of the date hereof the parties, subject matter and term thereof. Except as could not reasonably be expected to have a Material Adverse Effect, as of the Closing Date, each Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms. There exists, as of the Closing Date, no material default under any Material Contract by the Borrower or any of its Subsidiaries party thereto and, to the best knowledge of each Loan Party, there exists, as of the Closing Date, no material default under any Material Contract by any other party thereto.

     SECTION 4.24 INVESTMENTS. Set forth on SCHEDULE 4.24 is a complete and accurate list, as of the Closing Date, of all Investments, excluding Investments in the Subsidiaries, in excess of $250,000 held by any Loan Party or any of its Subsidiaries, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

     SECTION 4.25 INTELLECTUAL PROPERTY. Set forth on SCHEDULE 4.25 is a complete and accurate list, as of the Closing Date, of all material patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party or any of its Subsidiaries, showing as of the date hereof the jurisdiction in which registered, the registration number and the expiration date. Each Loan Party and each of their respective Subsidiaries owns or has rights to use all material patents, trademarks, trade names, service marks, copyrights and other intellectual property necessary to conduct its business as now or heretofore conducted by it or proposed to be conducted by it. Each Loan Party and each of their respective Subsidiaries conducts its business and affairs without, in any material respect, infringement of or interference with any patent, trademark, trade name, service mark, copyright or other intellectual property of any other Person. The Intellectual Property Security Agreement creates, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral purported to be covered thereby in favor of the Administrative Agent for the benefit of the Secured Parties, superior to and prior to the rights of all third Persons.

     SECTION 4.26 MORAN ACQUISITION DOCUMENTS.

          (a) Each Moran Acquisition Document to which any Loan Party or any of its respective Subsidiaries is a party has been duly executed and delivered by such Loan Party or such Subsidiary, as the case may be, and, to the best knowledge of the Borrower, each Moran Acquisition Document has been duly executed and delivered by the parties thereto other than the Borrower and its Subsidiaries, and is in full force and effect. The representations and warranties of any Loan Party and each of its respective Subsidiaries contained in each Moran Acquisition Document to which such Loan Party or such Subsidiary, as the case may be, is a party are true and correct in all material respects on the date hereof and will be true and correct in all material respects on the Closing Date and the Moran Acquisition Date, as if made on each of such dates, and the Administrative Agent and each Lender Party shall be entitled to rely upon such representations and warranties with the same force and effect as if they were incorporated in this Agreement and made to the Administrative Agent and each Lender Party directly as of the date hereof, the Closing Date, and the Moran Acquisition Date.

          (b) True and correct copies of each of the Moran Acquisition Documents have been delivered to the Administrative Agent, and as of the Closing Date, the Moran Acquisition shall have been consummated in accordance therewith, and no party thereto shall have waived any material term or condition contained therein.

     SECTION 4.27 FEES. Except as set forth in SCHEDULE 4.27, no broker's or finder's fees or commissions or any similar fees or commissions will be payable by any Loan Party or any of its Subsidiaries with respect to the incurrence and maintenance of the Obligations, any other transaction contemplated by the Loan Documents or any services rendered in connection with any such transactions. The Borrower hereby covenants and agree to indemnify the Administrative Agent and each Lender Party against and hold the Administrative Agent and each Lender Party harmless from any claim, demand or liability for broker's or finder's fees or similar fees or commissions.

     SECTION 4.28 GOVERNMENT CONSENTS FOR CONDUCT OF BUSINESS.

          (a) Except as set forth on SCHEDULE 4.4, each Loan Party has, and is in good standing with respect to, all approvals, permits, licenses, consents, authorizations, franchises, certificates, and inspections of all Regulatory Agencies, that are necessary for a Loan Party to continue to conduct business and own, use, operate, and maintain its property and assets as heretofore conducted, owned, used, operated, and maintained which, if not obtained (whether directly or by lawful and effective assignment) or not maintained in good standing, could reasonably be expected to have a Material Adverse Effect. No such approval, permit, license, consent, authorization, franchise, or certificate is conditioned or limited any more so than as is generally the case with respect to Persons engaged in the same or similar lines of business. Each such approval, permit, license, consent, authorization, franchise, or certificate was duly and validly granted or issued, is in full force and effect, and, as of the Closing Date, neither has been, nor has been threatened to be, amended, modified, suspended, rescinded, revoked, forfeited, or assigned. Further, as of the Closing Date, no condition(s) exist(s) or event(s) has (have) occurred that, with the giving of notice or lapse of time or both, could result in the amendment, modification, suspension, rescission, revocation, forfeiture, or non-renewal of any such approval, permit, license, consent, authorization, franchise, or certificate.

     SECTION 4.29 VESSELS.

          (a) Set forth on SCHEDULE 4.29 is a complete and accurate list, as of the date hereof, of all Vessels owned by the Loan Parties, showing as of the date hereof with respect to each such Vessels the following: (i) the name of the Vessel; (ii) the name of the Registered Owner of the Vessels;
(iii) to the extent applicable, the American Bureau of Shipping certification number; (iv) the date of the most recent United States Coast Guard inspection and/or ABS Survey; and (v) to the extent applicable, the next scheduled inspection date.

          (b) Each such Vessel identified on SCHEDULE 4.29 is: (i) to the extent required in order to operate in the service in which such Vessel is operating, classified in the highest classification for vessels of the same age and type in the American Bureau of Shipping required to be maintained in order to operate in such service and is in class without recommendation (except for recommendations which, when aggregated with recommendations for all Vessels, could not reasonably be expected to have a Material Adverse Effect); (ii) documented under the laws of the United States to permit such Vessel to operate in the coastwise trade; (iii) covered by hull and machinery, protection and indemnity and mortgagee's interest insurance in accordance with the requirements of the Preferred Ship Mortgage, if any, covering such Vessel, and otherwise reasonably satisfactory to the Administrative Agent; and (iv) to the extent applicable, subject to a valid certificate of inspection issued by the United States Coast Guard, each such certificate of inspection is in full force and effect without recommendation (except for recommendations which, when aggregated with recommendations for all Vessels, could not reasonably be expected to have a Material Adverse Effect).

                                      ARTICLE 5
                                AFFIRMATIVE COVENANTS

     While any of the Commitments is outstanding and, in the event any Advance remains outstanding, so long as the Borrower or any other Loan Party are indebted to any of the Lender Parties or the Administrative Agent under any of the Loan Documents, any Letter of Credit is outstanding and until payment in full of the Notes and full and complete performance of all of its other obligations arising hereunder, the Borrower shall:

     SECTION 5.1 COMPLIANCE WITH LAW. Comply, and cause each of its Subsidiaries to comply with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, except where non-compliance could not reasonably be expected to have a Material Adverse Effect

     SECTION 5.2 PAYMENT OF TAXES, ETC. Timely pay and discharge, and cause each of its Subsidiaries to timely pay and discharge, (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (b) all lawful claims that, if unpaid, might by law become a Lien upon its property; PROVIDED, HOWEVER, that the Borrower and its Subsidiaries shall not be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against the Borrower or any of its Subsidiaries.

     SECTION 5.3 COMPLIANCE WITH ENVIRONMENTAL LAWS. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits, except where non-compliance could not reasonably be expected to have a Material Adverse Effect; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits reasonably necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any Removal, Remedial or other Response action necessary to remove and clean up all Hazardous Materials from any of its properties, to the extent required by Environmental Laws; PROVIDED, HOWEVER, that the Borrower and its Subsidiaries shall not be required to undertake any such investigation, study, sampling, testing, cleanup, Removal, Remedial, Response or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and adequate reserves as determined by the Administrative Agent are being maintained with respect to such circumstances.

     SECTION 5.4  INTENTIONALLY OMITTED.

     SECTION 5.5  MAINTENANCE OF INSURANCE.

          (a) Maintain, and cause each of their Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including clubs) in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Borrower or such Subsidiary operates and, with respect to each Vessel owned by the applicable the Loan Party, hull and machinery, protection and indemnity and mortgagee's interest insurance in accordance with the requirements of the Preferred Ship Mortgage covering such Vessel; (b) file with the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby; and (c) deliver to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, endorsements to (A) with respect to assets other than the Vessels, all "all-risk" and casualty insurance policies naming the Administrative Agent, on behalf of itself and the Lenders, as loss payee if permitted thereunder insuring in the case of "all-risk" against loss or damage by fire, lightening, windstorm, explosion, hail, tornado, and (B) all general liability and other liability policies naming the Administrative Agent, on behalf of itself and the Lenders, as additional insured if permitted thereunder without material additional cost to the Borrower, and providing, in any event, that such insurance policies shall not be canceled without thirty (30) days' prior written notice thereof by the respective insurer to the Administrative Agent and shall contain standard non-contributory mortgagee clause endorsement in favor of the Administrative Agent with respect to hazard insurance coverage; PROVIDED, HOWEVER, that clause (c) of this Section 5.5 shall not be applicable with respect to the Old Moran Entities until the Term A Draw Date.

     SECTION 5.6 PRESERVATION OF CORPORATE EXISTENCE, ETC. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, except as permitted by Section 6.4, its existence, legal structure, legal name, and material rights (charter and statutory), permits, licenses, approvals, privileges and franchises.

     SECTION 5.7  VISITATION RIGHTS.

          (a) At any reasonable time and from time to time during normal business hours, upon reasonable notice, permit the Administrative Agent, or, upon the occurrence and during the continuance of a Default, the Lender Parties, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of and visit the properties of the Borrower and its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any such Subsidiaries with any of their officers or directors.

          (b) Permit the Administrative Agent, at the expense of the Borrower, and the Lender Parties, at their own expense, to conduct such commercial finance examinations and/or Collateral audits of the Borrower and its Subsidiaries during each calendar year as the Administrative Agent may reasonably request.

     SECTION 5.8 KEEPING OF BOOKS. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each Subsidiary in accordance with GAAP.

     SECTION 5.9 MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its material properties that are reasonably necessary in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

     SECTION 5.10 COMPLIANCE WITH TERMS OF LEASEHOLDS. Make all payments and otherwise perform all material obligations in respect of all material leases of real property to which the Borrower or any of its Subsidiaries is a party, notify the Administrative Agent of any material default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.11 INTENTIONALLY OMITTED.

     SECTION 5.12 TRANSACTIONS WITH AFFILIATES. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates (other than its Subsidiaries) on terms that are fair and reasonable, in all material respects, and no less favorable, in any material respect, to the Borrower or such Subsidiary than it would obtain in a comparable arms-length transaction with a Person not an Affiliate.

     SECTION 5.13 AGREEMENT TO GRANT ADDITIONAL SECURITY.

          (a) Promptly, and in any event within thirty (30) days after the acquisition of assets (including, without limitation, any Vessel) not consisting of Collateral but of the type that would have constituted Collateral at the date hereof and investments of the type that would have constituted Collateral on the date hereof (other than assets with a fair market value of less than $50,000), including the capital stock of any direct or indirect Subsidiary of the Borrower (but excluding Moran Insurance, the Garbage Subsidiary and any Subsidiary of the Garbage Subsidiary), notify the Administrative Agent of the acquisition of such assets or investments and such assets and investments will become additional Collateral hereunder to the extent the Administrative Agent deems the pledge of such assets practicable (the "ADDITIONAL COLLATERAL"), and the Borrower will, and will cause each of its direct and indirect Subsidiaries to, take all necessary action, including the filing of appropriate financing statements under the provisions of the UCC, applicable foreign, domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate to grant Administrative Agent a perfected Lien in such Collateral (or comparable interest under foreign law in the case of foreign Collateral) pursuant to and to the full extent required by the Collateral Documents and this Agreement.

          (b) Promptly, and in any event no later than thirty (30) days after a request with respect thereto, cause each of the Borrower's direct and indirect Subsidiaries (other than the Garbage Subsidiary or any Subsidiary of the Garbage Subsidiary, and Moran Insurance) as the Administrative Agent shall request to become party to, or to execute and deliver, a Subsidiary Guaranty, guarantying to the Administrative Agent and the Lenders the prompt payment, when and as due, of all Obligations of the Loan Parties under the Loan Documents, including all obligations under any Hedge Agreements or other hedging agreements.

          (c) Promptly, and in any event no later than thirty (30) days after a request with respect thereto, cause each Guarantor created or established after the date hereof to grant to the Administrative Agent, for the ratable benefit of the Lenders, a first priority Lien on all property (tangible and intangible) of such Guarantor, including, without limitation, all of the capital stock of any of its Domestic Subsidiaries and 65% of the stock of any of its Foreign Subsidiaries, upon terms similar to those set forth in the Collateral Documents and otherwise satisfactory in form and substance to Administrative Agent. The Borrower shall cause each Guarantor, at its own expense, to become a party to a Security Agreement, an Intellectual Property Security Agreement, a Preferred Ship Mortgage and any other Collateral Document and to execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by Administrative Agent to be necessary or desirable for the creation and perfection of the foregoing Liens (including legal opinion, consents, corporate documents and any additional or substitute security agreements or mortgages). The Borrower will cause each such Guarantor to take all actions requested by Administrative Agent (including, without limitation, the filing of UCC-1's) in connection with the granting of such security interests.

          (d) Promptly, and in any event not later than thirty (30) days after a request with respect thereto, (i) deliver to the Administrative Agent the original of all instruments, documents and chattel paper, and all other Collateral of which the Administrative Agent determines it should have physical possession in order to perfect and protect its security interest therein, duly pledged, endorsed or assigned to the Administrative Agent without restriction;
(ii) when an Event of Default exists, transfer Inventory to locations designated by the Administrative Agent; (iii) if an Event of Default has occurred and is continuing, if any Collateral is at any such time in the possession or control of any warehousemen, bailee or the Borrower's agents or processors, notify the Administrative Agent thereof and notify such person of the Administrative Agent's security interest in such Collateral and obtain a landlord waiver or bailee letter, in form and substance satisfactory to the Administrative Agent, from such person and instruct such person to hold all such Collateral for the Administrative Agent's account subject to the Administrative Agent's instructions; (iv) if an Event of Default has occurred and is continuing, if at any time any Inventory or other Collateral is located on any real property of the Borrower which is subject to a mortgage or other Lien, obtain a mortgagee waiver, in form and substance satisfactory to the Administrative Agent, from the holder of each mortgage or other Lien on such real property; and (v) take all such other actions and obtain all such other agreements as the Administrative Agent may reasonably deem necessary or desirable in respect of any Collateral.

          (e) The security interests required to be granted pursuant to this Section shall be granted pursuant to the Collateral Documents or, in the Administrative Agent's discretion, such other security documentation (which shall be substantially similar to the Collateral Documents already executed and delivered by the Borrower and the Guarantors) as is satisfactory in form and substance to Administrative Agent (the "Additional Collateral Documents") and shall constitute valid and enforceable perfected security interests prior to the rights of all third

Persons and subject to no other Liens except Liens permitted under Section
6.1. The Additional Collateral Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the Liens, in favor of Administrative Agent, for the benefit of the Lender Parties, granted pursuant to the Additional Collateral Documents and, all taxes, fees and other charges payable in connection therewith shall be paid in full by the Borrower. At the time of the execution and delivery of Additional Collateral Documents, the Borrower shall cause to be delivered to Administrative Agent such agreements, opinions of counsel, and other related documents as may be reasonably requested by the Administrative Agent or the Required Lenders to assure themselves that this Section has been complied with.

     SECTION 5.14 INTEREST RATE PROTECTION. On or prior to the Closing Date, the Borrower shall obtain and thereafter keep in effect one or more interest rate Bank Hedge Agreements (the terms and other provisions of all such Bank Hedge Agreements to be subject to the prior written consent of the Administrative Agent, not to be unreasonably withheld) covering at least seventy-five percent (75%) of the aggregate of Term A Advances and Term B Advances outstanding.

     SECTION 5.15 PERFORMANCE OF MORAN ACQUISITION DOCUMENTS. Perform and observe, or cause the relevant Subsidiary to perform and observe, in all material respects, all of the terms and provisions of each Moran Acquisition Document to be performed or observed by it or such Subsidiary, maintain each such Moran Acquisition Document in full force and effect, enforce, in all material respects, each such Moran Acquisition Document in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Moran Acquisition Document such demands and requests for action or for information and reports as the Borrower or any Subsidiary is entitled to make under such Moran Acquisition Document.

     SECTION 5.16 YEAR 2000 COMPATIBILITY. Take all action necessary to assure that its computer based systems, hardware and software used in each Loan Party's business and operations are able to operate and effectively receive, transmit, process, store, retrieve or retransmit data including dates on and after January 1, 2000, except where failure to so operate and/or so deal with data could not reasonably be expected to have a Material Adverse Effect, and, at the request of the Administrative Agent, the Loan Parties shall provide evidence to the reasonable satisfaction of the Administrative Agent of such year 2000 compatibility.

     SECTION 5.17 CERTAIN AFFIRMATIVE COVENANTS RELATING TO THE VESSELS.

          (a) Promptly after the date hereof, cause, and cause each of its Subsidiaries to cause, a certified copy of each of the Preferred Ship Mortgages, together with a notice thereof, to be placed aboard each of the Mortgaged Vessels owned by it, and with respect to each, furnish the Administrative Agent with copies of the masters' signed receipts therefor.

          (b) Maintain the Vessels (which are required to be classed in order to operate in the service in which they are operating) in the highest classification required to be maintained in order to operate in such service for vessels of like age and type by the American Bureau of Shipping or any other classification society reasonably satisfactory to the Administrative Agent.

          (c) Permit the Administrative Agent to have the Vessels owned by the Borrower or any of its Subsidiaries surveyed by marine engineers or other surveyors selected by the Administrative Agent, in its sole discretion, at such times and with such frequency as the Administrative Agent may reasonably request (but, except with respect to the Visual Survey required to be delivered prior to the initial Put Payment as provided in Section 6.7(e), not more frequently than three years after the most recently completed survey and inspection). The costs of such surveys and inspections shall be allocated as follows: (i) so long as no Event of Default has occurred and is continuing, the cost of one such survey and inspection every three years shall be borne by the Borrower, and (ii) whenever an Event of Default exists hereunder, the costs of all surveys (including, without limitation, Visual Surveys) and inspections shall be borne by the Borrower.


                                      ARTICLE 6
                                  NEGATIVE COVENANTS

     While any of the Commitments is outstanding and, in the event any Advance remains outstanding, so long as the Borrower or any other Loan Party is indebted to any of the Lender Parties or the Administrative Agent under any of the Loan Documents, any Letter of Credit is outstanding and until payment in full of the Notes and full and complete performance of all of its other obligations arising hereunder, the Borrower covenants that it will not, at any time, and will not permit any Loan Party to do, agree to do or permit to be done, any of the following without the prior written consent of the Required Lenders:

     SECTION 6.1 LIENS, ETC. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, Accounts, Inventory and other Collateral) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code or any other statute of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file any such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, EXCLUDING, HOWEVER, from the operation of the foregoing restrictions the following:

          (a)  Liens created and granted under the Loan Documents;

          (b)  Permitted Liens;

          (c)  Liens existing on the date hereof and described on SCHEDULE
6.1(C);

          (d) Purchase money Liens securing Debt permitted under Section 6.2(c)(i) upon real property, Equipment or Vessels acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such real property, Equipment or Vessels or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such real property, Equipment or Vessels to be subject to such Liens, or Liens existing on any such real property, Equipment or Vessels within 90 days from the time of acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; PROVIDED, HOWEVER, that no such Lien shall extend to or cover any property other than the real property, Equipment or Vessels being acquired, constructed or improved (and the proceeds thereof), and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced;

          (e) Liens arising in connection with Capitalized Leases permitted under Section 6.2(c)(i); PROVIDED, that no such Lien shall extend to or cover any Collateral or any assets other than the assets subject to such Capitalized Leases;

          (f) The replacement, extension or renewal of any Lien permitted by clauses (c) through (e) above upon or in the same property theretofore subject thereto in connection with the replacement, extension or renewal (without increase in the amount or any change in any direct or contingent obligor) of the Debt secured thereby;

          (g)  Liens securing obligations under the Bank Hedge Agreements;

          (h) Liens covering the assets of the Garbage Subsidiary or any Subsidiary of the Garbage Subsidiary;

          (i)  Liens securing judgments not otherwise prohibited by Section 9.7;

          (j)  Liens securing Debt permitted under Section 6.2(c)(i)(B); and

          (k) Liens of lessors and/or shipowners under operating leases and charters and Liens of consignors and bailors.

     SECTION 6.2 DEBT. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

          (a) In the case of the Borrower, Debt incurred pursuant to, or permitted or otherwise contemplated by or expressly disclosed in, the Loan Documents;

          (b) In the case of any of the Subsidiaries of the Borrower, Debt owed to the Borrower or to a Wholly-Owned Subsidiary of the Borrower, or Debt owed by the Borrower to any Guarantor;

          (c)  In the case of the Borrower and any of its Subsidiaries:

               (i) (A) Debt secured by (1) Liens permitted by Section 6.1(d), and (2) Capitalized Leases, collectively not to exceed in the aggregate $25,000,000 at any time outstanding, and (B) in addition to the other Debt permitted under this Section 6.2, Debt in an aggregate amount not to exceed $1,500,000 outstanding at any time;

               (ii) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

               (iii) the Surviving Debt (other than the Debt in respect of the Senior Notes), and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, such Surviving Debt; PROVIDED, that the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are consented to in writing by the Administrative Agent, with the approval of the Required Lenders, and otherwise permitted by this Agreement and the other Loan Documents; and, PROVIDED, FURTHER, that the principal amount of such Surviving Debt shall not be increased above the principal amount thereof permitted to be outstanding after the Initial Extension of Credit, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing; and

               (iv) Debt in respect of the Senior Notes, PROVIDED such Debt is redeemed or otherwise repaid in full on or prior to the Term A Facility Termination Date.

     SECTION 6.3  INTENTIONALLY OMITTED.

     SECTION 6.4  FUNDAMENTAL CHANGES.

          (a) Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that so long as no Default or Event of Default shall have occurred and be continuing and so long as no Default or Event of Default would result therefrom, any Subsidiary of the Borrower may merge with and into or consolidate with the Borrower (PROVIDED that the Borrower is the surviving entity) or any other Subsidiary of the Borrower (PROVIDED that a Wholly-Owned Subsidiary of the Borrower is the surviving entity);

          (b) Liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), convey, sell, assign, lease, transfer or otherwise dispose of (or agree to do any of the foregoing at any future time) all or substantially all of its property, business or assets, or permit any of its Subsidiaries to do any of the foregoing, except that a Subsidiary may transfer all or substantially all of its assets to any Guarantor or to the Borrower;

          (c) Acquire or permit any Subsidiary to acquire all or substantially all of the assets or capital stock of any other Person, except that (i) the Borrower may consummate the Moran Acquisition in accordance with the terms and conditions of the Moran Acquisition Documents; (ii) as provided in Sections 6.6(a) and 6.6(i); and (iii) as provided in Section 6.6(k) and the Borrower may form new Subsidiaries in connection therewith.

     SECTION 6.5 SALES, ETC. OF ASSETS. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets or grant any option or other right to purchase, lease or otherwise acquire any assets, except:

          (a) Sales of Inventory in the ordinary course of business and sales of obsolete, worn out or traded-in Equipment in the ordinary course of business;

          (b)  (i)   any investments permitted by Section 6.6, and (ii) any
transfer of assets from any Subsidiary to any Guarantor or to the Borrower.

          (c)  Sales of assets constituting Vessels, subject to compliance with
Section 2.6(b)(ii);

          (d) The sale of any asset that does not constitute a Vessel by the Borrower or any of its Subsidiaries so long as (i) the purchase price paid to the Borrower or such Subsidiary for such asset shall be no less than the fair market value of such asset at the time of such sale (as in good faith determined by the Borrower), (ii) the purchase price for such asset shall be paid to the Borrower or such Subsidiary solely in cash and (iii) the aggregate purchase price paid to the Borrower and all of its Subsidiaries for such asset and all other assets sold by the Borrower and its Subsidiaries (other than an asset included in Section 6.5(a), (b) or (c)) in any Fiscal Year pursuant to this clause (d) shall not exceed $250,000; and

          (e) Transfers of Vessels described in clause (iv) of the definition of Asset Disposition.

     SECTION 6.6 INVESTMENTS IN OTHER PERSONS. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person other than:

          (a) Investments by the Borrower and its Subsidiaries in their Subsidiaries outstanding on the date hereof and additional investments in Wholly-Owned Subsidiaries of the Borrower that are Guarantors; PROVIDED, HOWEVER, that, notwithstanding the foregoing, (x) during the period from the Closing Date to and including the Term A Draw Date the Borrower may make Investments in the Old Moran Entities in an aggregate amount not to exceed $15,000,000 and (y) the Borrower may make Investments in the Garbage Subsidiary but solely to the extent expressly permitted, and subject to the limitations set forth, in clause (i) of this Section 6.6; and, PROVIDED, FURTHER, that with respect to Investments in any newly acquired or created Wholly-Owned Domestic Subsidiary (other than the Garbage Subsidiary), any such Subsidiary shall become a Guarantor pursuant to the terms of the Subsidiary Guaranty and an additional grantor pursuant to the terms of the Security Agreement and Intellectual Property Security Agreement;

          (b) Loans and advances to officers and other employees in the ordinary course of the business of the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $500,000 at any time outstanding;

          (c) Investments by the Borrower and its Subsidiaries in Cash Equivalents;

          (d) Investments by the Borrower and its Subsidiaries in Bank Hedge Agreements expressly permitted under Section 5.14, Hedge Agreements with respect to purchase money Liens and Capitalized Lease Obligations permitted hereunder and with respect to fuel used in the business of the Borrower and its Subsidiaries;

          (e)  Investments consisting of intercompany Debt permitted under
Section 6.2(b) and other applicable Debt permitted under Section 6.2(b);

          (f) Investments existing on the date hereof and described on SCHEDULE 6.6(F) hereto;

          (g) Investments by the Borrower and its Subsidiaries in deposit accounts opened in the ordinary course of business;

          (h) Investments consisting of accounts receivable in the ordinary course of business;

          (i) At any time after the full redemption of the Senior Notes, Investment (in the form of a capital contribution (which may be from the proceeds of a Revolving Credit Advance) (the "GARBAGE INVESTMENT") by the Borrower in a to be newly created Wholly-Owned Subsidiary owned directly or indirectly by the Borrower (the "GARBAGE SUBSIDIARY") in an amount not to exceed $12,500,000 less the aggregate amount of all Investments theretofore made under subsection (k) of this Section 6.6 (the "GARBAGE INVESTMENT AMOUNT") for the sole purpose of financing vessels to be owned and operated by such Garbage Subsidiary (or a Subsidiary of the Garbage Subsidiary or a joint venture or other Person owned in whole or in part by the Garbage Subsidiary) so as to enable the Borrower and/or any such Subsidiary or other entity to fulfil its obligations as a subcontractor under a contract to be entered into between the City of New York, New York and a to be selected waste management firm, which waste management firm shall be acceptable to the Administrative Agent, for the transportation by water of garbage and other waste; PROVIDED, HOWEVER, that the Borrower shall not be permitted to make the Garbage Investment unless (A) the conditions precedent set forth in
Section 3.4 are satisfied or otherwise waived, (B) the Borrower is in compliance, on a pro-forma basis, with each of the financial covenants set forth in Section 6.17 and Article 8, and (C) the Unused Revolving
Availability is equal to or greater than $10,000,000, in each case with respect to clauses (A), (B) and (C) above, after giving effect to the Garbage Investment;

          (j)  The Borrower may make Investments as expressly permitted in
Section 6.7; and

          (k) In addition to the Investments permitted under subsections (a) through (j) of this Section 6.6, Investments of the Borrower and its Subsidiaries which do not in the aggregate exceed the lesser of $5,000,000 or $12,500,000 minus the Garbage Investment Amount outstanding at any time.

     SECTION 6.7 DIVIDENDS, ETC. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such, or permit any of its Subsidiaries to do any of the foregoing or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of the Borrower or any warrants, rights or options to acquire such capital stock, except:

          (a) At any time after the redemption in full of the Senior Notes, the Borrower may declare and pay dividends and distributions payable solely in capital stock of the Borrower;

          (b) A Subsidiary of the Borrower may declare and pay dividends and distributions to the Borrower or any other Loan Party;

          (c) The Borrower may consummate the Moran Acquisition in accordance with the terms and conditions of the Moran Acquisition Documents;

          (d)  Issuances of stock expressly permitted by Section 6.18;

          (e) The Borrower may make certain put and call payments (including any interest thereon) to the Initial Turecamo Stockholders and their permitted transferees in accordance with the terms of the Stockholders Agreement (as defined in the Moran Acquisition Agreement) (the "PUT PAYMENTS"); PROVIDED, HOWEVER, that (x) no such Put Payments shall be made to such Initial Turecamo Stockholders or their Permitted Transferees at any time prior to April 1, 2001 and (y) no such Put Payments shall be made to such Initial Turecamo Stockholders and their Permitted Transferees who are employees of the Borrower or any of its Subsidiaries at any time prior to April 1, 2003; PROVIDED, FURTHER, that the Borrower shall not be permitted to make such Put Payments unless (A) (x) in the case of the first Put Payment, a new Visual Survey is delivered to the Administrative Agent and the Lender Parties and (y) in the case of any subsequent Put Payments, a Desk Top Appraisal is delivered to the Administrative Agent and the Lender Parties; PROVIDED, HOWEVER, that, in the case of clause (y) above, if the most recent Visual Survey is more than three
(3) years old at the time any such Put Payments are to be made, then a new Visual Survey must be completed and delivered to the Administrative Agent and the Lender Parties prior to the making of such Put Payments; (B) the Borrower is in compliance, on a pro forma basis, with each of the financial covenants set forth in Section 6.17 and Article 8, after giving effect to the making of the Put Payments; and (C) the Unused Revolving Credit Commitment is an amount equal to or greater than $10,000,000, after giving effect to the making of the Put Payments. Notwithstanding the foregoing, in the case of the death or disability (as used or defined in the Stockholders Agreement) of an Initial Turecamo Stockholder, the restrictions set forth in the provisos in this clause (e) shall not be applicable with respect to any Put Payments to be made to such deceased or disabled (as used or defined in the Stockholders Agreement) Initial Turecamo Stockholder;

          (f) The Borrower may redeem or repurchase its capital stock held by any of the Moran Individuals and may make Compensation Payments to the Moran Individuals in respect of such redemption or purchase, but solely to the extent expressly permitted under, and subject to the limitations set forth in, Section 6.19; and

          (g) The Borrower or its Subsidiaries may make distributions or payments to the Initial Turecamo Stockholders in an amount equal to (i) the aggregate Tax Distributions (as defined in the Moran Acquisition Documents) in respect of the period from January 1, 1998 through the date of closing of the transactions as contemplated by the Moran Acquisition Agreement MINUS (ii) all Tax Distributions previously distributed by the Borrower or its Subsidiaries to the Initial Turecamo Stockholders in respect of the period from January 1, 1998 through the date of closing of the transactions as contemplated by the Moran Acquisition Agreement pursuant to the Moran Acquisition Documents.

     SECTION 6.8 CHANGE IN NATURE OF BUSINESS. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business, taken as a whole, as carried on at the date hereof.

     SECTION 6.9 CHARTER AMENDMENTS. Amend, or permit any of its Subsidiaries to amend, its certificate or articles of incorporation or bylaws if such amendment could reasonably be expected to impair the interests or rights of the Administrative Agent or any Lender Party.

     SECTION 6.10 ACCOUNTING CHANGES. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (a) accounting policies or reporting practices, except as mandated by GAAP or as provided in Section 1.3(b), or (b) its Fiscal Year.

     SECTION 6.11 PREPAYMENTS, ETC. OF DEBT. (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, other than (i) the prepayment the Advances in accordance with the terms of this Agreement, (ii) regularly scheduled or required repayments or redemptions of Surviving Debt (including the Senior Notes), (iii) redemption of the Senior Notes with the proceeds of the Term A Advances as contemplated herein and/or redemption of the Senior Notes by the Borrower and reimbursed with such proceeds, (iv) any prepayment of any Debt permitted by Section 6.2(b), and (v) the prepayment of any purchase money Debt or Capitalized Lease Obligations permitted hereunder (A) as a result of the application of casualty insurance or condemnation proceeds, or (B) for the purposes of refinancing such purchase money Debt or Capitalized Lease Obligations, PROVIDED that if such refinancing is consummated with the proceeds of a Resolving Credit Advance (x) the terms of any such refinancing, and of any agreement entered into and of any instrument issued in connection therewith are no more onerous, taken as a whole, than the purchase money Debt or Capitalized Lease being refinanced or are consented to in writing by the Administrative Agent, with the approval of the Required Lenders; and (y) the principal amount of such purchase money Debt or Capitalized Lease Obligation shall not be increased above the amount which, after giving effect to all other purchase money Debt or Capitalized Lease Obligations, as applicable, is permitted hereunder, and the direct and contingent obligors therefor would not be changed, as a result of or in connection with such refinancing; (b) amend, modify or change in any manner any term or condition of any Surviving Debt if such amendment, modification or change could reasonably be expected to have a Material Adverse Effect, or (c) permit any of its Subsidiaries to do any of the foregoing other than to repay any Debt payable to the Borrower or any other Subsidiary.

     SECTION 6.12 AMENDMENT, ETC. OF MORAN ACQUISITION DOCUMENTS. Cancel or terminate any Moran Acquisition Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Moran Acquisition Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Moran Acquisition Document or take any other action in connection with any Moran Acquisition Document that would, in any such case, impair the value of the interests or rights of the Borrower thereunder, or would impair the interests or rights of the Administrative Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing.

     SECTION 6.13 INTENTIONALLY OMITTED.

     SECTION 6.14 NEGATIVE PLEDGE. Enter into or suffer to exist, or permit any of the Subsidiaries of the Borrower to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its properties or assets, other than as provided in the Loan Documents or expressly permitted in this Agreement and except for prohibitions
(i) against assignment in customer contracts; (ii) restrictions under operating leases and/or charters (under which charters the Borrower or any Subsidiary charters a vessel from the shipowner) and which restrictions relate to the leased property or chartered vessel, and (iii) restrictions under agreements or instruments relating to Debt permitted under Section 6.2(c)(i) provided such restrictions relate only to the property purchased with the applicable purchase money Debt or to the property which is the subject of the Capitalized Lease, as the case may be.

   SECTION 6.15 PARTNERSHIPS, NEW SUBSIDIARIES.

          (a) Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so except with respect to the Garbage Investment and Investments permitted under Section 6.6(f) or 6.6(k), or

          (b) Create any new Subsidiary, unless such newly created Subsidiary shall become a Guarantor pursuant to the terms of the Subsidiary Guaranty and an additional grantor pursuant to the terms of the Security Agreement and Intellectual Property Security Agreement and all shares of the capital stock of such Subsidiary are pledged to the Administrative Agent pursuant to the Security Agreement; PROVIDED, HOWEVER, that the Garbage Subsidiary (or any Subsidiary thereof) and Moran Insurance shall not be required to be a Guarantor under the Subsidiary Guaranty or an additional grantor under the Security Agreement and Intellectual Property Security Agreement.

     SECTION 6.16 SPECULATIVE TRANSACTIONS. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or derivatives or any similar speculative transactions, except for (i) Bank Hedge Agreements expressly permitted under Section 5.14; (ii) Hedge Agreements with respect to permitted purchase money Debt and permitted Capitalized Lease Obligations, and (iii) Hedge Agreements with respect to fuel used in the business of the Borrower and its Subsidiaries;

     SECTION 6.17 INVESTMENT CAPITAL EXPENDITURES. Make, or permit any of its Subsidiaries to make, any Investment Capital Expenditures that would cause the aggregate of all such Investment Capital Expenditures made by the Borrower and its Subsidiaries in any period set forth below to exceed the amount set forth below for such period:

 PERIOD                                                   AMOUNT
 ------                                                   ------
 Fiscal Year 1998                                        $24,500,000
 Fiscal Year 1999 and each Fiscal Year thereafter        $15,000,000

;PROVIDED, HOWEVER, that amounts permitted to be expended in a Fiscal Year that are not expended in such Fiscal Year, but not in excess of $5,000,000 of such prior year's unused amount (not including any amount permitted to be carried forward from a prior year) shall be permitted to be expended in any subsequent Fiscal Year, PROVIDED that the aggregate of the Investment Capital Expenditures made in any Fiscal Year after Fiscal Year 1998 does not exceed $20,000,000.

     SECTION 6.18 ISSUANCE OF STOCK. The Borrower will not, and will not permit any of its

Subsidiaries to, directly or indirectly, issue, sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock of the Borrower or any Subsidiary of the Borrower, except (a) to the Borrower, and in the case of capital stock of a Subsidiary also to any Wholly-Owned Subsidiary, (b) to qualify directors if required by applicable law, (c) as set forth in SCHEDULE 6.18, (d) pursuant to the Moran Acquisition in accordance with the Moran Acquisition Documents, (e) other issuances of the stock of the Borrower so long as such issuances do not result in a Change of Control or other Default or Event of Default and the stock issued under this clause (e) is pledged as part of the Collateral, and (f) issuance of the capital stock of the Garbage Subsidiary or of a Subsidiary of a Garbage Subsidiary.

     SECTION 6.19 REDEMPTION AND RETIREMENT PAYMENTS. Make, or permit any of its Subsidiaries to make, any payments to redeem or repurchase its capital stock, except that the Borrower may (a) redeem or repurchase its capital stock held by any of the Moran Individuals and may make payments in respect of such redemption or repurchase; PROVIDED, HOWEVER, that (i) the aggregate amount of all such redemption and repurchase payments made by the Borrower shall not exceed $5,000,000 (collectively, the "COMPENSATION PAYMENTS") and (ii) after giving effect to any such Compensation Payments, no Default or Event of Default shall exist under Section 9.3 as a result of the Borrower's failure to comply with Article 8, and Unused Availability is not less than $10,000,000; and (b) make the Put Payments as provided herein.


                                      ARTICLE 7
                                REPORTING REQUIREMENTS

     While any of the Commitments is outstanding and, in the event any Advance remains outstanding, so long as the Borrower or any other Loan Party is indebted to any of the Lender Parties or the Administrative Agent under any of the Loan Documents, any Letter of Credit is outstanding and until payment in full of the Notes and full and complete performance of all of its other obligations arising hereunder, the Borrower shall furnish to the Administrative Agent and Lender
Parties:

     SECTION 7.1 DEFAULT NOTICE. As soon as possible and in any event within five (5) Business Days after a Responsible Officer of the Borrower obtains knowledge of the occurrence of any Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect, a statement of the chief financial officer of the Borrower setting forth details of such Default or event, development or occurrence and the action that the Borrower has taken and proposes to take with respect thereto.

     SECTION 7.2  INTENTIONALLY OMITTED.

     SECTION 7.3 QUARTERLY FINANCIALS. As soon as available and in any event within (x) with respect to the period commencing on the Closing Date and ending on the last day of the second full fiscal quarter thereafter, sixty (60) days after the end of such two fiscal quarters, and (y) thereafter, forty-five (45) days after the end of each fiscal quarter of each Fiscal Year:

          (a) a consolidated (or combined, as applicable) balance sheet of the Borrower and its Subsidiaries, as of the end of such quarter and a consolidated (or combined, as applicable) statement of income and a consolidated (or combined, as applicable) statement of cash flows of the Borrower and its Subsidiaries, for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter; and

          (b) a consolidated (or combined, as applicable) statement of income and a consolidated (or combined, as applicable) statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding Fiscal Year and the corresponding figures from the budgets for such period and for the Fiscal Year which includes such period, all of the foregoing in reasonable detail and duly certified, on behalf of the Borrower, by the chief financial officer of the Borrower as having been prepared in accordance with GAAP (subject to normal year-end audit adjustments), together with (i) a Compliance Certificate of said officer stating, INTER ALIA, on behalf of the Borrower, that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and
(ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the financial covenants contained in Article 8, PROVIDED, that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Article 8, a statement of reconciliation conforming such financial statements to GAAP.

     SECTION 7.4 ANNUAL FINANCIALS. As soon as available and in any event within (x) with respect to the Fiscal Year ending December 31, 1998, one hundred twenty (120) days after the end of such Fiscal Year, and (y) thereafter, ninety
(90) days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein a consolidated (or combined, as applicable) balance sheet of the Borrower and its Subsidiaries, as of the end of such Fiscal Year and a consolidated (or combined, as applicable) statement of income and a consolidated (or combined, as applicable) statement of cash flows of the Borrower and its Subsidiaries, for such Fiscal Year, in each case setting forth in comparative form (in accordance with GAAP) the corresponding figures for the prior Fiscal Year and in each case accompanied by an unqualified opinion of an independent certified public accountant of recognized national standing reasonably acceptable to the Administrative Agent, together (except for the fiscal year ending December 31, 1998) with (a) a letter of such accounting firm to the Administrative Agent and Lender Parties stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, nothing has come to the attention of such accounting firm that caused it to believe that the Borrower or its Subsidiaries was not in compliance with Article 8 or Section 6.17 of this Agreement, or if, in the opinion of such accounting firm, such a Default has occurred and is continuing, a statement as to the nature thereof; PROVIDED, that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Article 8, a statement of reconciliation conforming such financial statements to GAAP and
(b) a certificate of the Chief Financial Officer of the Borrower stating, on behalf of the Borrower, that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto. With respect to the financial statements covering the Fiscal Year ending December 31, 1998, such financial statements shall be accompanied by a Compliance Certificate and a schedule of the type provided in clauses
(i) and (ii), respectively, of Section 7.3 above.

     SECTION 7.5 ANNUAL FORECASTS. As soon as available and in any event no later than ninety (90) days after the end of each Fiscal Year, (i) an annual operating budget prepared by management of the Borrower, including projected consolidated and consolidating balance sheets, income statements and cash flow statements on a quarterly basis, and (ii) a business plan, in each case for the Fiscal Year following such Fiscal Year then ended and in form reasonably satisfactory to the Administrative Agent.

     SECTION 7.6 ERISA EVENTS AND ERISA REPORTS. (i) Promptly and in any event within twenty (20) days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (ii) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to
Section 4010 of ERISA, a copy of such records, documents and information.

     SECTION 7.7 PLAN TERMINATIONS. Promptly and in any event within five (5) Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan or correspondence from the PBGC indicating it is considering termination of any Plan.

     SECTION 7.8 ACTUARIAL REPORTS. Promptly after same is requested by the Administrative Agent, a copy of the annual actuarial valuation report for each Plan the funded current liability percentage (as defined in Section 302(d)(8)(B) of ERISA) of which is less than 90% or the unfunded current liability (as defined in Section 302(d)(8)(A) of ERISA) of which exceeds $500,000.

     SECTION 7.9 PLAN ANNUAL REPORTS. Upon the request, from time to time, of the Administrative Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

     SECTION 7.10 ANNUAL PLAN SUMMARIES. Promptly after same is requested by the Administrative Agent, an annual summary of actuarial valuation and other information with respect to each Plan in form, substance and detail reasonably satisfactory to the Administrative Agent.

     SECTION 7.11 MULTIEMPLOYER PLAN NOTICES. Promptly and in any event within five (5) Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning, or other correspondence with respect to, (i) the imposition of Withdrawal Liability by any such Multiemployer Plan, (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (iii) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (i) or (ii).

     SECTION 7.12 LITIGATION. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, Federal, state, local or foreign, affecting any Loan Party or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect and, promptly after the occurrence thereof, notice of any change in the status or the financial effect on any Loan Party or any of its Subsidiaries of the Disclosed Litigation from that described on SCHEDULE 4.9 that could reasonably be expected to have a Material Adverse Effect.

     SECTION 7.13 SECURITIES REPORTS. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any other governmental authority or with any national securities exchange.

     SECTION 7.14 CREDITOR REPORTS. Promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of the securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit agreement or similar agreement or instrument and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this Article 7.

     SECTION 7.15 INTENTIONALLY OMITTED.

     SECTION 7.16 REVENUE AGENT REPORTS. Promptly after same is requested by the Administrative Agent, copies of all Revenue Agent Reports (Internal Revenue Service Form 886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth any adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member aggregating $250,000 or more.

     SECTION 7.17 ENVIRONMENTAL CONDITIONS. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect.

     SECTION 7.18 INSURANCE. Upon the request, from time to time, of the Administrative Agent, promptly and in any event within thirty (30) days after any such request, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Administrative Agent may reasonably request.

     SECTION 7.19 BORROWING BASE CERTIFICATE. As soon as available and in any event within thirty (30) days after the end of each month, a Borrowing Base Certificate, as at the end of the previous month, certified by the chief financial officer of the Borrower.

     SECTION 7.20 MANAGEMENT LETTERS. As soon as available and in any event within ten (10) Business Days after the receipt thereof, copies of any "management letter" or similar letter received by the Borrower or its Board of Directors (or any Committee thereof) from its independent public accountants.

     SECTION 7.21 VISUAL SURVEYS AND DESK TOP APPRAISALS.

          (a) A Desk Top Appraisal, at the expense of the Borrower, but in no event no more than once per year per Vessel.

          (b) A new Visual Survey, at the expense of the Borrower, if the most recent Visual Survey is more than three (3) years old at the time any Put Payments are to be made.

     SECTION 7.22 VESSELS. Upon the request, from time to time, of the Administrative Agent, promptly and in any event within ten (10) Business Days after any such request, a report supplementing Schedule 4.29, including a list of all Vessels disposed of by the Loan Party that is the owner of such Vessel during such Fiscal Year and a description of such other changes in the information included in such Schedule as may be necessary for such Schedule to remain accurate and complete in all respects.

     SECTION 7.23 OTHER INFORMATION. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries or the Collateral as the Administrative Agent or any Lender Party (through the Administrative Agent) may from time to time reasonably request.


                                      ARTICLE 8
                                 FINANCIAL COVENANTS

     So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:

     SECTION 8.1 CONSOLIDATED FUNDED DEBT TO EBITDA RATIO. Maintain as of the end of each fiscal quarter of the Borrower a ratio of Consolidated Funded Debt to EBITDA for the most recently completed four fiscal quarters of the Borrower of not more than the ratio set forth below:

 FOUR FISCAL QUARTERS ENDING ON:                           RATIO
 -------------------------------                           ------
 December 31, 1998                                         4.00 to 1.00
 March 31, 1999                                            4.00 to 1.00
 June 30, 1999                                             4.00 to 1.00
 September 30, 1999                                        3.75 to 1.00
 December 31, 1999                                         3.75 to 1.00
 March 31, 2000                                            3.75 to 1.00
 June 30, 2000                                             3.50 to 1.00
 September 30, 2000                                        3.50 to 1.00
 December 31, 2000                                         3.50 to 1.00
 March 31, 2001                                            3.50 to 1.00
 June 30, 2001                                             3.25 to 1.00
 September 30, 2001                                        3.25 to 1.00
 December 31, 2001 and each March 31, June 30,             3.00 to 1.00
 September 30 and December 31 thereafter

     SECTION 8.2 INTEREST COVERAGE RATIO. Maintain as of each date set forth below, a ratio of (i) EBITDA for the most recently completed four fiscal quarters of the Borrower to (ii) Consolidated cash Interest Expense for such period of not less than the ratio set forth below for such period:

 FOUR FISCAL QUARTERS ENDING ON:                           RATIO
 -------------------------------                           ------
 December 31, 1998                                         2.50 to 1.00
 March 31, 1999                                            2.50 to 1.00
 June 30, 1999                                             2.50 to 1.00
 September 30, 1999                                        2.50 to 1.00
 December 31, 1999                                         2.50 to 1.00
 March 31, 2000                                            2.75 to 1.00
 June 30, 2000                                             2.75 to 1.00
 September 30, 2000                                        2.75 to 1.00
 December 31, 2000                                         2.75 to 1.00
 March 31, 2001 and each June 30, September 30, December   3.00 to 1.00
 31 and March 31 thereafter

     SECTION 8.3 FIXED CHARGE COVERAGE RATIO. Maintain as of the end of each fiscal quarter of the Borrower a Fixed Charge Coverage Ratio for the most recently completed four fiscal quarters of the Borrower of not less than the ratio set forth below for such period:

 FOUR FISCAL QUARTERS ENDING ON:                           RATIO
 -------------------------------                           ------
 December 31, 1998                                         1.25 to 1.00
 March 31, 1999                                            1.25 to 1.00
 June 30, 1999                                             1.25 to 1.00
 September 30, 1999                                        1.25 to 1.00
 December 31, 1999                                         1.25 to 1.00
 March 31, 2000                                            1.25 to 1.00
 June 30, 2000                                             1.25 to 1.00
 September 30, 2000                                        1.25 to 1.00
 December 31, 2000                                         1.25 to 1.00
 March 31, 2001                                            1.25 to 1.00
 June 30, 2001                                             1.25 to 1.00
 September 30, 2001                                        1.25 to 1.00
 December 31, 2001                                         1.25 to 1.00
 March 31, 2002 and each June 30, September 30, December   1.15 to 1.00
 31 and March 31 thereafter

     SECTION 8.4 MINIMUM NET WORTH. Maintain, as of the last day of each fiscal quarter, an excess of Consolidated total assets over Consolidated total liabilities in accordance with GAAP, of the Borrower and its Subsidiaries of not less than (i) eighty-five percent (85%) of the excess of Consolidated total assets over Consolidated total liabilities of the Borrower and its Subsidiaries at the Closing Date PLUS (ii) 100% of Consolidated positive net income of the Borrower and its Subsidiaries as at March 31, and each June 30, September 30, December 31 and March 31 thereafter computed on a cumulative basis for said entire period.

     For purposes of determining net worth in this Section 8.4, (i) the following shall be excluded from the determination of such net income: (A) 100% of Consolidated net gain or loss on the sale or other disposition of any Vessel owned by the Borrower or any of its Subsidiaries; PROVIDED, HOWEVER, that, with respect to any loss of such Vessels owned by the Borrower or any of its Subsidiaries, such loss shall be net of any insurance payments received in connection with such loss, (B) any redemption premiums or charges for deferred costs incurred in connection with the Senior Notes and/or the redemption thereof, (C) the Compensation Payments and (D) any Put Payments to the extent expressly permitted to be made under clause (e) of Section 6.7; and (ii) the liquidation value, determined as of the date of determination of net worth, of the non-redeemable preferred stock of the Borrower held by the holders of such preferred stock as of the Closing Date, together with any such preferred stock acquired by employees upon the exercise of stock options or acquired by the Turecamo Stockholders pursuant to the indemnity provisions of the Moran Acquisition Agreement (the "NON-REDEEMABLE PREFERRED STOCK") and the capital stock subject to redemption in connection with the Put Payments and/or the Compensation Payments shall be included in such determination as shareholders equity.

                                      ARTICLE 9
                                  EVENTS OF DEFAULT

     If any of the following ("EVENTS OF DEFAULT") shall occur and be continuing:

     SECTION 9.1 PAYMENT. (a) The Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (b) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (b) within five (5) Business Days after the same becomes due and payable; or

     SECTION 9.2 REPRESENTATIONS AND WARRANTIES. Any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or confirmed; or

     SECTION 9.3 CERTAIN COVENANTS. The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.5 or 5.13,
Article 6 or Article 8; or

     SECTION 9.4 OTHER COVENANTS. Any Loan Party shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for thirty (30) days after the earlier of the date on which (a) a Responsible Officer of any Loan Party becomes aware of such failure or (b) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender Party; or

     SECTION 9.5 OTHER DEFAULTS. Any Loan Party or any of its Subsidiaries shall fail after any applicable grace period to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal or notional amount of at least $1,000,000 either individually or in the aggregate (but excluding Debt outstanding hereunder) of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist (after any applicable grace period) under any agreement or instrument relating to any such Debt, in each case if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature, in each case prior to the stated maturity thereof; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption or as otherwise permitted under Section 6.11), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

     SECTION 9.6 BANKRUPTCY, ETC.. Any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur, or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this Section 9.6; or

     SECTION 9.7 JUDGMENTS. Any judgment or order for the payment of money in excess of $1,000,000 (excluding that portion of such a judgment or order which is fully covered by insurance for which the appropriate insurer has acknowledged responsibility in writing) shall be rendered against any Loan Party or any of its Subsidiaries and such judgments or orders shall not have been vacated or discharged within 30 days from entry thereof and the Borrower shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed pending such appeal; or

     SECTION 9.8 LOAN DOCUMENTS. Any material provision of any Loan Document after delivery thereof shall for any reason cease to be valid and binding on or enforceable against any Loan Party which is party to it, or any such Loan Party shall so state in writing; or

     SECTION 9.9 LIENS. Any Collateral Document after delivery thereof shall for any reason (other than failure to file continuation statements or other circumstances not the fault of the Borrower) cease to or otherwise not create a valid and perfected first and only priority lien, subject to any Lien permitted hereunder, on and security interest in all material Collateral purported to be covered thereby; or

     SECTION 9.10 CHANGE OF CONTROL.  Any Change of Control shall occur; or

     SECTION 9.11 ERISA EVENTS.

          (a) Any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of the last such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Events) which could reasonably be expected to have a Material Adverse Effect; or

          (b) Any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), could reasonably be expected to have a Material Adverse Effect; or

          (c) Any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount which could reasonably be expected to have a Material Adverse Effect; or

     SECTION 9.12 BORROWING BASE DEFICIENCY. Any Borrowing Base Deficiency shall occur and be continuing which is not eliminated by the Borrower's prepayment within seven (7) Business Days of then outstanding Revolving Credit Advances in an amount sufficient to eliminate such Borrowing Base Deficiency; or

     SECTION 9.13 THE VESSELS.

          (a) A proceeding shall have been commenced on behalf of the United States to effect the forfeiture of any of the Vessels or any notice shall have been issued on behalf of the United States of the seizure of any of the Vessels or to the effect that the certificate of documentation of any of the Vessels is subject to cancellation or revocation, for any reason whatsoever and such forfeiture could reasonably be expected to have a Material Adverse Effect; or

          (b) Any Loan Party which owns a Vessel shall lose its status as a citizen of the United States for the purpose of operating vessels in the coastwise trade in accordance with Section 2 of the Shipping Act of 1916, as amended;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare all of the Commitments of each appropriate Lender (other than the Commitment in respect of Letter of Credit Advances by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.3(c)) and of the Issuing

Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate (PROVIDED, HOWEVER, that with respect to the Term A Commitment only, such termination may occur only in the event of an Event of Default arising out of any Section enumerated in Section 3.4(a)(ii)), and
(ii) shall at the request, or may with the consent, of the Required Lenders,
(A) by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and (B) by notice to each party required under the terms of any agreement in support of which a Standby Letter of Credit is issued, request that all Obligations under such agreement be declared to be due and payable; PROVIDED, HOWEVER, that in the event of an actual entry of an order for relief with respect to any Loan Party or any of its Subsidiaries under the Federal Bankruptcy Code, (x) the obligation of each Lender to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.3(c)) and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Article 9 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent on behalf of the Lender Parties in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any prior right or claim of any Person other than the Administrative Agent and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim.


                                      ARTICLE 10
                               THE ADMINISTRATIVE AGENT

     SECTION 10.1  AUTHORIZATION AND ACTION.

          (a) Each Lender Party (in its capacities as a Lender, the Issuing Bank and/or any Hedge Bank) hereby appoints the Administrative Agent as such and as "Trustee" under the

Preferred Ship Mortgages and authorizes it to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents (including the Preferred Ship Mortgages) as are delegated to it by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents and shall not be a fiduciary for any Lender Party or Hedge Bank.

          (b) As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes and any action taken or failure to act pursuant thereto shall be binding on all the Lender Parties; PROVIDED, HOWEVER, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement, any other Loan Document or applicable law and except for action expressly required by the Administrative Agent hereunder or under the Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or thereunder unless it shall be indemnified to its satisfaction by the Lender Parties and Hedge Banks against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

     SECTION 10.2 AGENT'S RELIANCE, ETC. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 11.7; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for recitals, any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by or on behalf of the proper party or parties;
and (g) may employ agents and attorneys-in-fact and shall not be answerable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

     SECTION 10.3 FLEET AND AFFILIATES. With respect to its Commitments, the Advances made by it and the Notes issued to it, Fleet shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not the Administrative Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include Fleet in its individual capacity. Fleet and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary and may accept fees and other consideration from the Borrower or its Affiliates, for services in connection with this Agreement, the other Loan Documents or otherwise, all as if Fleet were not the Administrative Agent and without any duty to account therefor to the Lender Parties.

     SECTION 10.4 LENDER PARTY CREDIT DECISION. Each Lender Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender Party and based on the financial statements referred to in
Section 4.6 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     SECTION 10.5  INDEMNIFICATION.

          (a) Each Lender Party severally agrees to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of any of the Loan Documents or any transaction contemplated hereby and thereby or any action taken or omitted by the Administrative Agent under any of the Loan Documents; PROVIDED, HOWEVER, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under
Section 11.4, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower.

          (b) Each Lender Party severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of any of the Loan Documents or any action taken or omitted by the Issuing Bank under any of the Loan Documents; PROVIDED, HOWEVER, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 11.4, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

          (c) For purposes of Sections 10.5(a) and 10.5(b), the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, (iii) the aggregate unused portions of their respective Term A Commitments and Term B Commitments at such time and (iv) their respective Unused Revolving Credit Commitments at such time; PROVIDED, that the aggregate principal amount of Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender Party's Commitment with respect to the Facility under which such Defaulted Advance was required to have been made shall be considered to be unused for purposes of this Section 10.5 to the extent of the amount of such Defaulted Advance. The failure of any Lender Party to reimburse the Administrative Agent or the Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to the Administrative Agent or the Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse the Administrative Agent or the Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse the Administrative Agent or the Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreements of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 10.5 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

     SECTION 10.6 SUCCESSOR ADMINISTRATIVE AGENTS. The Administrative Agent may resign as to any or all of the Facilities at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed as to all of the Facilities at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right (subject to the approval of the Borrower, such approval not to be unreasonably withheld or delayed; provided that the Borrower shall have no right of approval if at the applicable time of the proposed appointment any Event of Default shall have occurred and be continuing) to appoint a successor Administrative Agent as to such of the Facilities as to which the Administrative Agent has resigned or been removed. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lender Parties, appoint a successor Administrative Agent, which shall be a Lender which is a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent as to all of the Facilities and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations under this Agreement and the other Loan Documents. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent as to less than all of the Facilities and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent as to such Facilities, other than with respect to funds transfers and other similar aspects of the administration of Borrowings under such Facilities, issuances of Letters of Credit (notwithstanding any resignation as Administrative Agent with respect to the Letter of Credit Facility) and payments by the Borrower in respect of such Facilities, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement as to such Facilities, other than as aforesaid. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent as to all of the Facilities, the provisions of this
Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent as to any Facilities under this Agreement.

     Anything contained in this Section 10.6 to the contrary notwithstanding, no Person may become a successor Administrative Agent or Mortgagee under the Preferred Ship Mortgages unless it is a Coastwise Citizen.

     The Administrative Agent (and each successor Administrative Agent) hereby represents and warrants that it is a Coastwise Citizen and covenants that it will maintain its status as a Coastwise Citizen.

     SECTION 10.7 EVENTS OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans) unless the Administrative Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give notice thereof to the Lenders (and shall give each Lender notice of each such non-payment). The Administrative Agent shall (subject to Section 10.1(b) hereof) take such action with respect to such Default as shall be directed by the Required Lenders.

                                      ARTICLE 11
                                    MISCELLANEOUS


     SECTION 11.1 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time: (i) change the percentage of (A) the Commitments, (B) the aggregate unpaid principal amount of the Advances or (C) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder; (ii) release all or substantially all of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on a substantial portion of the Collateral in any transaction or series of related transactions to secure any liabilities or obligations other than Obligations owing to the Secured Parties under the Loan Documents; (iii) release any of the Guarantors from their Guaranty; or (iv) amend this Section 11.1 or the definition of Required Lenders; and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender that has a Commitment under the Term A Facility, Term B Facility or Revolving Credit Facility if affected by such amendment, waiver or consent, (i) increase the Commitments of such Lender (it being agreed that waiver of a condition(s) to lend shall not be construed as increasing the Commitments), (ii) reduce the principal of, or interest on (except for waivers of default interest rates), the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, (iii) change any date fixed for any payment of principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender or (iv) change the order of application of any prepayment set forth in

Section 2.6 in any manner that materially affects such Lender; PROVIDED, FURTHER, that no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Issuing Bank, as the case may be, under this Agreement or any other Loan Document; and PROVIDED, FURTHER, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document.

     SECTION 11.2 NOTICES ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, by overnight courier services or personally served,

          (a)  if to the Borrower:

               c/o Moran Transportation Company
               Greenwich Plaza
               Greenwich, Connecticut  06830
               Attention:  Chief Financial Officer
               Telephone No.: (203) 625-7800
               Facsimile No.:  (203) 625-7857

               with a copy to:

               Finn Dixon & Herling LLP
               One Landmark Square
               Stamford, Connecticut  06901
               Attention: Michael J. Herling, Esq.
               Telephone No.: (203) 325-5000
               Facsimile No.:  (203) 348-5777

          (b)  if to the Administrative Agent:

               Fleet Bank, N.A.
               1185 Avenue of the Americas
               New York, New York 10036
               Attention: Robert A. Isaksen
               Telephone No.: (212) 819-5754
               Facsimile No.:  (212) 819-4110

               with a copy to:

               Winston & Strawn

               200 Park Avenue
               New York, New York 10166
               Attention: Richard S. Talesnick, Esq.
               Telephone No.: (212) 294-6729
               Facsimile No.:  (212) 294-4700

          (c) if to any Initial Lender or the Initial Issuing Bank, at its Domestic Lending Office specified opposite its name on SCHEDULE I attached hereto.

          (d) if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party;

or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, (i) when mailed by certified mail, return receipt requested, be effective three (3) days after mailing, (ii) when telegraphed, telecopied or telexed be effective upon delivery to the telegraph company, upon transmission by telecopier or upon confirmation by telex answerback, (iii) when delivered in person, be effective when delivered, and
(iv) when delivered by overnight courier, be effective two (2) Business Days after delivery to the courier properly addressed, except that notices and communications to the Administrative Agent pursuant to Article 2, 3 or 10 shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of this Agreement, the Notes or any other Loan Document or of any Exhibit hereto or thereto or of any amendment or waiver of any provision thereof shall be as effective as delivery of a manually executed counterpart thereof.

     SECTION 11.3 NO WAIVER; REMEDIES; COUNTERCLAIMS. No failure on the part of any Lender Party or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The due payment and performance of the Obligations shall be without regard to any counterclaim, right of offset or any other claim whatsoever that the Borrower or other Loan Party may have against any Lender Party, Hedge Bank or the Administrative Agent and, subject to Section 2.15, without regard to any other obligation of any nature whatsoever that any Lender Party, Hedge Bank or the Administrative Agent may have to the Borrower or Loan Party, and no such counterclaim or offset shall be asserted by the Borrower (unless such counterclaim or offset would, under applicable law, be permanently and irrevocably lost if not brought in such action) in any action, suit or proceeding instituted by any Lender Party, Hedge Bank or the Administrative Agent for payment or performance of the Obligations.

     SECTION 11.4  COSTS AND EXPENSES.

          (a) The Borrower agrees to pay on demand (i) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, modification and amendment of the Loan Documents (including, without limitation, (A) all reasonable due diligence, collateral review, syndication (including printing, distribution and bank meetings), transportation, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses, and (B) the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto, including advising the Administrative Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests under the Loan Documents, negotiating with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default, and presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all reasonable costs and expenses of the Administrative Agent and the Lender Parties in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender Party with respect thereto).

          (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent, each Lender Party and each of their respective Affiliates and their respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities and reasonable expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any commenced or threatened investigation, litigation or proceeding arising out of, related to or in connection with any federal securities law or any other statute of any jurisdiction or any regulation or at common law or otherwise against any Indemnified Party, (i) the Transaction or any other transaction of Borrower or any of its Subsidiaries or other Affiliates and any of the other transactions contemplated by the Loan Documents, (ii) the Moran Acquisition or any other acquisition or proposed acquisition or similar business combination or proposed business combination by the Borrower or any of its Subsidiaries or other Affiliates of all or any portion of the shares of capital stock or substantially all of the property and assets of any other Person or any acts, practices or omissions of the Borrower, any of its Subsidiaries or its agents related thereto, or any withdrawals, termination or cancellation of any such proposed transaction for any reason, (iii) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit by the Borrower or any of its Subsidiaries or other Affiliates and any of the other transactions contemplated by the Loan Documents, or (iv) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, officers, employees, stockholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the Transaction or any other transaction contemplated hereby is consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower also agrees not to assert any claim against the Administrative Agent, any Lender Party or any of their respective Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for punitive damages arising out of or otherwise relating to the Moran Acquisition, the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the Transaction or other transactions contemplated thereby.

          (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.9(b)(i) or 2.10(d) or a prepayment pursuant to Section 2.6(a) or (b), acceleration of the maturity of the Notes pursuant to Article 9 or for any other reason, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds required by any Lender Party to fund or maintain such Advance.

          (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent, in its sole discretion.

          (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section
11.4 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

     SECTION 11.5 RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, each Lender Party and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of the Borrower or any of its Subsidiaries against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes (if any) held by such Lender Party, irrespective of whether such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender Party agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender Party and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender Party and its respective Affiliates may have at law, in equity or otherwise.

     SECTION 11.6 BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Initial Lender and the Initial Issuing Bank that each such Initial Lender and the Initial Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign any of its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

     SECTION 11.7  ASSIGNMENTS AND PARTICIPATIONS.

          (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); PROVIDED, HOWEVER, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of each of the Facilities on a pro rata basis with respect to each Facility, and no Facility may be assigned in full or in part without a contemporaneous assignment to the same assignee of each of the other Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, (iii) no such assignments shall be permitted without the prior consent of the Administrative Agent (which may be withheld for any reason) until the Administrative Agent shall have notified the Lender Parties that syndication of the Commitments hereunder has been completed, but in any event not later than 90 days following the Closing Date, (iv) no such assignment shall be permitted if, immediately after giving effect thereto, the Borrower would be required to make payments to or on behalf of the assignee Lender Party pursuant to Section 2.10(a) or (b) and the assignor Lender Party was not, at the time of such assignment, entitled to receive any payment pursuant to Section 2.10(a) or (b), and (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500.

          (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (y) the Lender or Issuing
Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

          (c) By executing and delivering an Assignment and Acceptance, the Lender Party assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.6 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

          (d) The Administrative Agent shall maintain at its address referred to in Section 11.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment and the appropriate processing and reconciliation fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. In the case of any assignment by a Lender, within five (5) Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under a Facility pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit C, D or E hereto, as the case may be.

          (f) The Issuing Bank may assign to an Eligible Assignee which is a financial institution domiciled in the United States all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; PROVIDED, HOWEVER, that (i) each such assignment shall be to an Eligible Assignee and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500.

          (g) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes, if any, held by it) at any time and from time to time and without the consent of or notice to the Borrower or any Guarantor; PROVIDED, HOWEVER, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment, waiver or other modification of any provision of this Agreement or any other

Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver, modification or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

          (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.7, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; PROVIDED, HOWEVER, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

          (i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          (j) Fleet may syndicate the Facilities to other lenders. Any such syndication will be managed by Fleet and will be treated as Confidential Information. The Borrower shall assist Fleet in forming such syndication and shall provide Fleet and any potential lender, assignee or participant, promptly upon request, with all information deemed reasonably necessary by them to complete successfully such syndication, including, without limitation, all information and projections prepared by the Borrower or their officers or advisers relating to the transactions contemplated herein. The Borrower shall make appropriate officers and representatives of the Borrower and their Subsidiaries available to participate in information meetings for potential syndicate members and participants at such times and places as Fleet may reasonably request. In connection with such syndication, Fleet may, in its sole discretion, allocate to other Lenders portions of any fees payable to Fleet in connection with the Facilities.

     SECTION 11.8 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 11.9 NO LIABILITY OF THE ISSUING BANK. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers, directors, employees or agents shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     SECTION 11.10 CONFIDENTIALITY. Neither the Administrative Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to the Administrative Agent or to the Administrative Agent's or such Lender Party's Affiliates and their officers, directors, employees and agents and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

     SECTION 11.11 SURVIVAL OF AGREEMENTS AND REPRESENTATIONS; CONSTRUCTION. All agreements, representations and warranties made herein shall survive the delivery of this Agreement and the Notes. The headings used in this Agreement and the table of contents are for convenience only and shall not be deemed to constitute a part hereof

     SECTION 11.12 ASSURANCES.

          (a) At any time and from time to time, upon the request of the Administrative Agent, the Borrower and each other Loan Party shall execute, deliver and acknowledge or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as the Administrative Agent may reasonably request (and consistent with the other terms and provisions hereof) in order to fully effect the purposes of this Agreement, the other Loan Documents and any other agreements, instruments and documents delivered pursuant hereto or in connection with the Loans or to correct any error in any Loan Document.

          (b) Upon receipt of an affidavit of an officer of the Administrative Agent or any Lender as to the loss, theft, destruction or mutilation of any Note or Collateral Document which is not of public record, and, in the case of any such mutilation, upon the surrender and cancellation of such Note or Collateral Document, and, in the case of any Note (other than a mutilated
Note), upon receipt of an indemnification in form and substance reasonably satisfactory to the Borrower, the Borrower will issue, in lieu thereof, a replacement Note or other Collateral Document in the same principal amount thereof (in the case of any Note) and otherwise of like tenor.

     SECTION 11.13 SEVERABILITY. The provisions of this Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction. Each of the covenants, agreements and conditions contained in this Agreement is independent and compliance by the Borrower with any of them shall not excuse non-compliance by the Borrower with any other. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any of such covenants, the fact that it would be permitted within the limitations of another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

     SECTION 11.14 JURISDICTION, ETC.

          (a) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY LENDER PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY JURISDICTION.

          (b)  EACH OF THE PARTIES HERETO IRREVOCABLY AND

UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY IN ANY NEW YORK STATE OR SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

     SECTION 11.15 GOVERNING LAW. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS (OTHER THAN THE PREFERRED SHIP MORTGAGES WHICH SHALL BE GOVERNED BY FEDERAL LAW TO THE EXTENT APPLICABLE AND OTHER THAN THE PERFECTION OF THE COLLATERAL CONSISTING OF PERSONAL PROPERTY OR FIXTURES WHICH (UNLESS EXCLUDED FROM THE SCOPE OF ARTICLE 9 OF THE UNIFORM COMMERCIAL
CODE) THE GOVERNING LAW OF WHICH SHALL BE DETERMINED BY THE CONFLICTS OF LAWS PROVISIONS OF THE UNIFORM COMMERCIAL CODE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAWS OTHER THAN GENERAL OBLIGATIONS LAW Section 5-1401.

     SECTION 11.16 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE LOAN PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDER PARTIES VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDER PARTIES AND THE ADMINISTRATIVE AGENT TO ENTER INTO THIS AGREEMENT AND TO MAKE ADVANCES HEREUNDER.

     SECTION 11.17 FINAL AGREEMENT. THIS WRITTEN AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THE PARTIES HERETO ACKNOWLEDGE AND AFFIRM THE STATEMENT MADE IN THE PRECEDING SENTENCE.

                               [Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              MORAN ENTERPRISES
                               CORPORATION


                              By: /S/ Jeffrey J. McAulay
                                 ---------------------------
                              Name: Jeffrey J. McAulay
                              Title:  Vice President



                              FLEET BANK, N.A.
                               AS ADMINISTRATIVE AGENT AND
                               AS INITIAL ISSUING BANK



                              By: /S/ Robert A. Isaksen
                                 ---------------------------
                              Name: Robert A. Isaksen
                              Title:  Senior Vice President






                         [Signature Page to Credit Agreement]

                              INITIAL LENDERS


                              FLEET BANK, N.A.


                              By: /s/ Robert A Isaksen
                                 --------------------------------
                              Name: Robert A. Isaksen
                                   ------------------------------
                              Title: Senior Vice President
                                    -----------------------------


                              NATIONSBANK, N.A.


                              By: /s/ Salvador W. Antonetti
                                 --------------------------------
                              Name: Salvador W. Antonetti
                                   ------------------------------
                              Title: Vice President
                                    -----------------------------


                              THE INDUSTRIAL BANK OF JAPAN,
                               LIMITED


                              By: /s/ John V. Veltri
                                 --------------------------------
                              Name: John V. Veltri
                                   ------------------------------
                              Title: Joint General Manager
                                    -----------------------------






                         [Signature Page to Credit Agreement]

                              INITIAL LENDERS


                              BANKBOSTON, N.A.


                              By: /s/ Alicia Szendivch
                                 -------------------------------
                              Name: Alicia Szendivch
                                   -----------------------------
                              Title: Director
                                    ----------------------------







                         [Signature Page to Credit Agreement]